AGREEMENT
          This AGREEMENT, made this                      day of November 2005, is among Arlington Tankers Ltd., a company organized under the laws of Bermuda (“Arlington”), Stena Bulk AB, a company organized under the laws of the Kingdom of Sweden (“Stena Bulk”), Northern Marine Management Ltd., a company organized under the laws of Scotland (“Northern Marine”), Stena Maritime AG, a company organized under the laws of Switzerland (“Stena Maritime” and, collectively with Stena Bulk and Northern Marine, the “Stena Parties”). Arlington and the Stena Parties are collectively referred to as the Parties.
R E C I T A L S
          WHEREAS, Stena Maritime, through its subsidiary Ocean Symphony Ltd. (“Ocean Symphony”), owns a Product tanker, the Stena Concept, and, through its subsidiary Ocean Swift Ltd. (“Ocean Swift” and, together with Ocean Symphony, the “Vessel Selling Subsidiaries”) owns a Product tanker, the Stena Contest (the Stena Concept and the Stena Contest, together, the “Vessels”);
          WHEREAS, Arlington desires to purchase, through its subsidiaries, Concept Ltd. and Contest Ltd., (the “Vessel Buying Subsidiaries”) the Vessels from the Vessel Selling Subsidiaries on the terms set forth in the Memoranda of Agreement attached as Exhibits A-1 and A-2 to this Agreement and the Vessel Selling Subsidiaries desire to sell the Vessels to Arlington and the Vessel Buying Subsidiaries on such terms;
          WHEREAS, pursuant to the Memoranda of Agreement, the purchase price for each of the Vessels is US$46,000,000.00 in cash (the “Purchase Price”);

          WHEREAS, Arlington and Stena Bulk have agreed that upon the closing of the sale of each of the Vessels, Stena Bulk will time charter the Vessels on the terms set forth in the Time Charter Parties attached as Exhibits B-1 and B-2 to this Agreement;
          WHEREAS, Arlington and Northern Marine have agreed that upon the closing of the sale of each of the Vessels, Northern Marine will provide management services for the Vessels on the terms set forth in the Ship Management Agreements attached as Exhibits C-1 and C-2 to this Agreement;
          WHEREAS, Stena Bulk (or parties related to Stena Bulk) and subsidiaries of Arlington have previously entered into Time Charter Parties (the “October 2004 Time Charters”) for Arlington’s vessels known as Stena Companion, Stena Compatriot, Stena Concord, Stena Consul, Stena Victory and Stena Vision (collectively, the “Current Arlington Vessels”);
          WHEREAS, Northern Marine and subsidiaries of Arlington have previously entered into Ship Management Agreements (the “October 2004 Ship Management Agreements”) for the Current Arlington Vessels;
          WHEREAS, concurrently with the Closing (as defined herein), Stena Bulk and Arlington have agreed to enter into the amendments to the October 2004 Time Charters on the terms set forth in Exhibits D-1 through D-4 to this Agreement;
          WHEREAS, concurrently with the Closing, Northern Marine and Arlington have agreed to enter into the amendments to the October 2004 Ship Management Agreements on the terms set forth in Exhibits E-1 through E-6 to this Agreement;
          WHEREAS, concurrently with the Closing, Arlington has agreed to enter into the Guarantees of the Time Charters for each Vessel attached as Exhibits F-1 and F-2 and the

Guarantees of the Management Agreements for each Vessel attached as Exhibits G-1 and G-2; and
          WHEREAS, it is a condition to the Closing that Stena AB enter into the Guarantees of the Time Charters for each Vessel attached as Exhibits H-1 and H-2 and the Agreements related to the Ship Management Agreements for each Vessel attached as Exhibits I-1 and I-2.
          NOW, THEREFORE, the parties intending to be legally bound, hereby agree as follows:
          1. Purchase and Sale of Vessels; Execution of Agreements
          Upon the terms and subject to the conditions set forth in this Agreement and in the Memoranda of Agreement attached as Exhibits A-1 and A-2, Arlington hereby agrees to purchase from the Vessel Selling Subsidiaries through the Vessel Buying Subsidiaries, and Stena Maritime hereby agrees to cause the Vessel Selling Subsidiaries to sell to such Vessel Buying Subsidiaries, the Vessels for the Purchase Price. At the Closing: (i) Arlington will cause Concept Ltd. to enter into, and Stena Maritime will cause Ocean Symphony to enter into, the Memorandum of Agreement attached as Exhibit A-1 and Arlington will cause Contest Ltd. to enter into, and Stena Maritime will cause Ocean Swift to enter into, the Memorandum of Agreement attached as Exhibit A-2; (ii) Arlington will cause Concept Ltd. to enter into, and Stena Bulk will enter into, the Time Charter Party attached as Exhibit B-1 and Arlington will cause Contest Ltd. to enter into, and Stena Bulk will enter into, the Time Charter Party attached as Exhibit B-2; (iii) Arlington will cause Concept Ltd. to enter into, and Northern Marine will enter into, the Ship Management Agreement attached as Exhibit C-1 and Arlington will cause Contest Ltd. to enter into, and Northern Marine will enter into, the Ship Management Agreement attached as Exhibit C-2; and (iv) the purchase and sale of the Vessels shall occur in accordance with the terms of the Memoranda of Agreement.
          2. Amendments to October 2004 Agreements
          Upon the terms and subject to the conditions set forth in this Agreement, at the Closing: (i) Arlington will cause each of its subsidiaries that is a party to an October 2004 Time Charter to enter into the applicable amendment to the October 2004 Time Charter attached as Exhibits D-1 through D-4 and Stena Bulk will enter into all such amendments; and (ii) Arlington will cause each of its subsidiaries that is a party to an October 2004 Management Agreement to enter into the applicable amendment to the October 2004 Management Agreement attached as Exhibits E-1 through E-6 and Northern Marine will enter into all such amendments.
          3. Guarantees
          Upon the terms and subject to the conditions set forth in this Agreement, at the Closing: (i) Arlington will enter into (a) the Guarantees of the Time Charters for each Vessel attached as Exhibits F-1 and F-2 and (b) the Guarantees of the Management Agreements for each Vessel attached as Exhibits G-1 and G-2; and (ii) Stena Bulk will procure the execution by Stena AB of (a) the Guarantees of the Time Charter for each Vessel attached as Exhibits H-1 and H-2 and (b) the Agreements related to the Management Agreements for each Vessel attached as Exhibits I-1 and I-2.
          4. Representations and Warranties
          Arlington represents and warrants to the Stena Parties, and each of the Stena Parties represents and warrants to Arlington, that each such party has all necessary power and authority to make, execute and deliver this Agreement and the agreements contemplated hereby to which it is a party and to perform all of the obligations to be performed by it hereunder and thereunder, the making, execution, delivery and performance by such party of this Agreement and the agreements contemplated hereby and the consummation by each of them of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of each such party and this Agreement has been and, at the time the agreements contemplated hereby have been executed, such agreements will be, duly and validly executed and delivered by each such party which is a party thereto and assuming the due authorization, execution and delivery by the other parties, each of this Agreement and the agreements contemplated hereby will constitute the valid, legal and binding obligations of each such party that is a party thereto, enforceable against it in accordance with its terms, except as may be subject to applicable bankruptcy, insolvency, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the rights of creditors generally and by legal and equitable limitations on the enforceability of specific remedies.
          5. Closing
          The closing (the “Closing”) of the purchase and sale of the Vessels and the other transactions contemplated by this Agreement shall take place on a date during January 2006 specified in writing by Stena Maritime to Arlington on at least ten (10) days’ notice; provided, however, that such date is expected to be in the first week of January 2006. At the Closing: (i) the parties to this Agreement and the other entities contemplated hereby shall enter into the documents referred to in Sections 1, 2 and 3 hereof; and (ii) the relevant parties shall enter into such documents (including those referred to in the Memoranda of Agreement) as are reasonably necessary to effect the purchase and sale of the Vessels; provided, however, that Stena Maritime shall provide Arlington with draft copies of any such documentation no later than ten days prior to the expected time of the Closing.

          6. Conditions
          (a) The obligation of the Stena Parties to complete the transactions contemplated by this Agreement is subject to the satisfaction or waiver by the Stena Parties of the condition that Arlington and its subsidiaries shall have executed all the documents to be executed by such entities pursuant to this Agreement at or prior to the Closing.
          (b) The obligation of Arlington to complete the transactions contemplated by this Agreement is subject to the satisfaction or waiver by Arlington of the following conditions:
               (i) The Stena Parties, their respective subsidiaries and Stena AB shall have executed all the documents to be executed by such entities pursuant to this Agreement at or prior to the Closing;
               (ii) Arlington shall have received an amount in cash sufficient to pay the aggregate Purchase Price for the Vessels from the proceeds of the financing contemplated by the bank financing commitment letter, dated 1 November 2005, between The Royal Bank of Scotland plc and Arlington (the “Commitment Letter”), a copy of which letter the Stena Parties acknowledge receiving, or from the proceeds of alternative financing arrangements reasonably satisfactory to Arlington; and
               (iii) At least one of the Vessels shall be available for delivery; provided, however, that if neither Vessel has become an actual, constructive or compromised total loss before delivery, both parties shall have the right to cause the Closing to be delayed until both Vessels are available for delivery.
          7. Financing
          Arlington agrees to use its commercially reasonable efforts to satisfy the condition set forth in Section 6(b)(ii). If by December 15, 2005, Arlington has not (i) notified the Stena Parties that it has entered into the definitive loan agreement contemplated by the Commitment Letter or (ii) entered into alternative financing arrangements reasonably satisfactory to Arlington, Stena shall have the right at any time prior to the Closing to terminate this Agreement upon written notice to Arlington. Within two (2) business days of the execution thereof, Arlington shall provide Stena with a copy of such definitive loan agreement.
          8. Press Release
          Within two (2) business days of the execution of this Agreement, Arlington shall issue a press release announcing the transactions contemplated hereby in form and substance satisfactory to Arlington’s United States securities counsel.
          9. Termination
          This Agreement may be terminated at any time prior to the Closing (a) by mutual written consent of Arlington and the Stena Maritime Parties, (b) by either Arlington or the Stena Maritime Parties by written notice to the other if the Closing shall not have occurred prior to January 31, 2006 or (c) by the Stena Parties in accordance with the provisions of Section 7 above; provided, however, that the right to terminate this Agreement under this Section 9(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Closing to occur on or before such date. If this Agreement is terminated pursuant to this Section 9, no party or any of its affiliates will have any liability or further obligation to the other under this Agreement except for any liability arising out of any willful breach of this Agreement prior to such termination and except that Sections 10 and 17 shall survive any such termination.

          10. Fees and Expenses
          Except as set forth herein or in any of the Exhibits hereto, each party will pay its own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby whether or not the Closing occurs, except that if this Agreement is terminated because both vessels become an actual, constructive or compromised total loss, Stena Bulk shall reimburse Arlington for the expenses of Arlington actually incurred and supported by written documentation reasonably satisfactory to Stena Bulk relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of Arlington’s counsel, accountants and lender), but excluding any internal or similar charge or expense for work performed by employees or directors of Arlington in connection with the transactions contemplated by this Agreement.
          11. Notices
           All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied (notice deemed given upon confirmation of receipt) or sent by an internationally recognized overnight courier service (notice deemed given upon receipt of proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
          (a) if to Arlington Tankers Ltd. to:
Arlington Tankers Ltd.
First Floor
22 Bermudian Road
Hamilton HM 11
Bermuda
Attention: Art Regan, President and Chief Executive Officer
Telephone No.: (441) 292-4456
Facsimile No.: (441) 292-4258

with a copy to:
Wilmer Cutler Pickering Hale and Dorr LLP
399 Park Avenue
New York, New York 10021
U.S.A.
Attention: Stuart R. Nayman
Telephone: +1 (212) 230-8800
Facsimile: +1 (212) 230-8888
          (b) if to Stena Bulk AB to:
Stena Terminal
S-405 19 Gothenburg
Sweden
Attention: Kim Ullman
Telephone No.: 011-46-31-85-5000
Facsimile No.: 011-46-31-42-8853
with a copy to:
Mannheimer Swartling Advokatbyra
Box 2235, 403 14 Gothenburg, Sweden
Lilla Torget 1
Attention: Jerker Sellen
Telephone: +46 31 3551604
Facsimile: +46 31 3551601
          (c) if to Stena Maritime AG to:
Bahnhofplatz
CH-6300 Zug
Switzerland
Attention: Jan Larsson
Telephone No.: 41-41 728-8121
Facsimile No.: 41-41-728-8139
with a copy to:
Mannheimer Swartling Advokatbyra
Box 2235, 403 14 Gothenburg, Sweden
Lilla Target 1
Attention: Jerker Sellen
Telephone: +46 31 3551604
Facsimile: +46 31 3551601

          (d) if to Northern Marine Management Ltd. to:
Alba House
2 Central Avenue
Clydebank G81 2QR2
Scotland
Attention: Kenneth MacLeod
Telephone No.: 011-44-141-952-6844
Facsimile No.: 011-44-141-941-2791
with a copy to:
Mannheimer Swartling Advokatbyra
Box 2235, 403 14 Gothenburg, Sweden
Lilla Torget 1
Attention: Jerker Sellen
Telephone: +46 31 3551604
Facsimile: +46 31 3551601
          12. Interpretation
          When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” Section headings are inserted for convenience and shall not be used in construing this Agreement. Arlington and the Stena Parties have chosen the language in this Agreement to express their mutual intent and no rule of construction to the effect that any ambiguities are to be resolved against any party shall be employed in the interpretation of this Agreement or any amendment thereto.
          13. Counterparts
          This Agreement may be executed manually or by facsimile by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.
          14. Entire Agreement; No Third-Party Beneficiaries
          This Agreement and the attached Exhibits:
          (a) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof; and
          (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
          15. Severability
          If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions are fulfilled to the extent possible.
          16. Governing Law; Jurisdiction
          This Agreement shall be governed by and construed in accordance with the laws of England, without giving effect to the principles of conflicts of law thereof.

          17. Arbitration
          Any dispute arising under this Agreement shall be referred to arbitration in London in accordance with the provisions of the Arbitration Act 1996, or any statutory modification or re-enactment thereof for the time being in force save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitration Association (LMAA) terms current at the time when the arbitration proceedings are commenced.
          The reference shall be to three arbitrators; one to be appointed by each of the parties hereto, and the third to be appointed by the two so chosen; their decision or that of any two of them shall be final. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.
          Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.
          In case where neither the claim nor any counterclaim exceeds the sum of USD$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claim Procedure current at the time when the arbitration proceedings are commenced.
          18. Assignment; Amendment
          This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement may only be amended by an instrument in writing signed on behalf of each of the parties.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized on the date first written above.

ARLINGTON TANKERS LTD.

By
Name:
Title:

STENA BULK AB

By
Name:
Title:

STENA MARITIME AG

By
Name:
Title:

NORTHERN MARINE MANAGEMENT LTD.

By
Name:
Title:

Exhibit A-1
Memorandum of Agreement – Stena Concept

MEMORANDUM OF AGREEMENT Dated:[ ] January, 2006	Norwegian Shipbrokers’ Association’s Memorandum of Agreement for sale and purchase of ships. Adopted by The Baltic and International Maritime Council (BIMCO) in 1956.
                    Code-name
          SALEFORM 1993
Revised 1966, 1983 and 1986/87.

Ocean Symphony Ltd., Bermuda hereinafter called the Sellers, have agreed to sell, and Concept Ltd., Bermuda, a wholly owned subsidiary of Arlington Tankers Ltd., Bermuda hereinafter called the Buyers, have agreed to buy
Name: “STENA CONCEPT”
Classification Society/Class: DNV/+1A1 Tanker for Oil and Chemicals, IMO Type 2, ESP, E0, NAUTICUS (Newbuilding), TMON, LCS(SI), SPM, VCS-2, hI, (1,53)a2, b3, c2, f2, Str.0,1

Built: 2005	By: Uljanik Shipyard, Croatia

Flag: Bermuda	Place of Registration: Bermuda

Call Sign: ZCDL8	Grt/Nrt: 27,357 / 13,866

Register Number: IMO 9272204
hereinafter called the Vessel, on the following terms and conditions:
Definitions
“Banking days” are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.
“In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, telex, telefax or other modern form of written communication.
“Classification Society” or “Class” means the Society referred to in line 4.
1.	Purchase Price See Clause 19.
2.	Intentionally omitted.
3.	Payment
The said Purchase Price shall be paid in full free of bank charges to [          ] on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect physically ready for delivery in accordance with the terms and conditions of this Agreement and Notice of Readiness has been given in accordance with Clause 5.
4.	Inspections
a)	The Buyers have inspected and accepted the Vessel’s classification records. The Buyers have also inspected the Vessel on October 30, 2005 and have accepted the Vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement.

5.	Notices, time and place of delivery
a)	When the Vessel is at the place of delivery and in every respect physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.

b)	The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage or at sea in the Sellers’ option.

Expected time of delivery: First week of January 2006

Date of cancelling (see 14): 31 January 2006
c)	Intentionally omitted.
d)	Should the Vessel become an actual, constructive or compromised total loss before delivery this Agreement shall be null and void.
6.	Intentionally omitted.

7.	Spares/bunkers, etc. See Clause 20.
The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board or not shall become the Buyers’ property, but spares on order are to be excluded. Forwarding charges, if any, shall be for the Buyers’ account. The Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. The radio installation and navigational equipment shall be included in the sale without extra payment if they are the property of the Sellers. Unused stores and provisions including lubricating oil shall be included in the sale and be taken over by the Buyers without extra payment.
The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the Sellers’ flag or name, provided they replace same with similar unmarked items. Library, forms, etc., exclusively for use in the Sellers’ vessel(s), shall be excluded without compensation. Captain’s, Officers’ and Crew’s personal belongings including the slop chest are to be excluded from the sale, as well as the following additional items (including items on hire):
8.	Documentation See Clause 21.
The place of closing: Bermuda.
In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery documents, namely:
a)	Legal Bill of Sale in a form recordable in Bermuda (the country in which the Buyers are to register the Vessel), warranting that the Vessel is free from all encumbrances, mortgages and maritime liens or any other debts or claims whatsoever, duly notarially attested and legalized by the consul of such country or other competent authority.

b)	Current Certificate of Ownership issued by the competent authorities of the flag state of the Vessel.

c)	Confirmation of Class issued within 72 hours prior to delivery.

d)	Current Certificate issued by the competent authorities stating that the Vessel is free from registered encumbrances.

e)	Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of deletion appropriate to the Vessel’s registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel’s registry forthwith and furnish a Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Vessel has been delivered.

f)	Bermuda Certificate of Permission to transfer.
g)	Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement.
At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.
At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all plans etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies. Other technical documentation which may be in the Sellers’ possession shall be promptly forwarded to the Buyers at their expense, if they so request. The Sellers may keep the Vessel’s log books but the Buyers to have the right to take copies of same.
9.	Encumbrances
The Sellers warrant that the Vessel, at the time of delivery, is free from all charters, encumbrances, mortgages and maritime liens or any other debts whatsoever. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery.
10.	Taxes, etc.
Any taxes, fees and expenses in connection with the purchase and registration under the Buyers’ flag shall be for the Buyers’ account, whereas similar charges in connection with the closing of the Sellers’ register shall be for the Sellers’ account.
11.	Condition on delivery See Clause 22.
The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of inspection, fair wear and tear excepted. However, the Vessel shall be delivered operationally seaworthy and in every way fit for intended service under the Time Charter Party and with her class maintained without condition/recommendation*, free of average damage affecting the Vessel’s class, and with her classification certificates and National certificates, as well as all other certificates the Vessel had at the time of inspection, valid and unextended without condition/recommendation* by Class or the relevant authorities at the time of Delivery.
“Inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4 a) or 4 b), if applicable, or the Buyers’ inspection prior to the signing of this Agreement. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.
*	Notes, if any, in the surveyor’s report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.

12.	Name/markings See Clause 23.
13.	Buyers’ default
Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement and shall be be entitled to claim compensation for their losses and for all expenses incurred together with interest.
14.	Sellers’ default
Should the Sellers fail to be ready to complete a valid legal transfer by the date stipulated in line 61 the Buyers shall have the option of cancelling this Agreement.
Should the Sellers fail to be ready

to complete a valid legal transfer as aforesaid they shall make due compensation to the Buyers for their loss and for all expenses together with interest if their failure is due to proven negligence and whether or not the Buyers cancel this Agreement.
15.	Intentionally omitted.
16.	Arbitration See Clause 25.

The laws of England shall govern this Agreement.

The attached Rider with clauses 17 — 25 forms part of this Agreement.

OCEAN SYMPHONY LTD.	CONCEPT LTD.

RIDER TO MEMORANDUM OF AGREEMENT BETWEEN OCEAN SWIFT LTD AND CONCEPT LTD. FOR THE SALE AND PURCHASE OF M/T “STENA CONCEPT”
17.	Particulars of the Vessel
See the attached Questionnaire 88, Exhibit 1.
18.	Sale and Charter Back
Upon delivery of the Vessel to the Buyers under this Agreement, the Vessel shall be delivered under a Time Charter Party, attached as Exhibit 2, entered into between the Buyers and a company affiliated with the Sellers (the “Time Charterers”).
19.	Purchase Price
The Purchase Price for the Vessel shall be United States Dollars forty-six million (USD 46,000,000) (the “Purchase Price”).
20.	Spares/bunkers, etc.
The Sellers may leave onboard for use by the Time Charterer under the Time Charter Party items which Sellers are entitled to take ashore and other items excluded from the sale. Such items shall be taken ashore by the Time Charterers at the expiry of the Time Charter Party. Bunkers remaining on board after the time of delivery will be the property of the Time Charterers.
21.	Documentation

2(3)
Sellers shall provide the Buyers with draft copies of documentation no later than ten days prior to the expected time of delivery of the Vessel.
22.	Representations and Warranties
The Buyers shall be required to make demand upon and to exhaust all actions or claims against Northern Marine Management Ltd. in respect of Northern Marine’s obligations under Clause 31 of the Ship Management Agreement between the Buyers and Northern Marine prior to making any claims against the Sellers relating to the Sellers’ representations and warranties in Clause 11.
23.	Name/markings
The Vessel’s name and Funnel markings shall be maintained for the duration of the Time Charter Party.
24.	Commission
In addition to payment of the Purchase Price, the Buyers shall pay at closing commission, upon presentation of brokerage invoice, in the amount of USD 100,000 to Mallory, Jones, Lynch & Flynn Associates for division.
25.	Governing law and Arbitration
Any dispute arising under this Agreement shall be referred to arbitration in London in accordance with the provisions of the Arbitration Act 1996, or any statutory modification or re-enactment thereof for the time being in force save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitration Association (LMAA) terms current at the time when the arbitration proceedings are commenced.

3(3)
The reference shall be to three arbitrators; one to be appointed by each of the parties hereto, and the third to be appointed by the two so chosen; their decision or that of any two of them shall be final. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.
Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.
In case where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claim Procedure current at the time when the arbitration proceedings are commenced.

OCEAN SWIFT LTD.	CONCEPT LTD.

Exhibit A-2
Memorandum of Agreement – Stena Contest

MEMORANDUM OF AGREEMENT Dated:[ ] January, 2006	Norwegian Shipbrokers’ Association’s Memo-
randum of Agreement for sale and purchase of ships.
Adopted by The Baltic and International Maritime
Council (BIMCO) in 1956.
                    Code-name
          SALEFORM 1993
Revised 1966, 1983 and 1986/87.

Ocean Swift Ltd., Bermuda hereinafter called the Sellers, have agreed to sell, and Contest Ltd., Bermuda, a wholly owned subsidiary of Arlington Tankers Ltd., Bermuda hereinafter called the Buyers, have agreed to buy
Name: “STENA CONTEST”
Classification Society/Class: DNV/+1A1 Tanker for Oil and Chemicals, IMOType 2, ESP, EO, NAUTICUS
(Newbuilding), TMON, LCS(SI), SPM, VCS-2, hl, (1,53)a2, b3, c2, f2, Str.0,1

Built: 2005	By: Uljanik Shipyard, Croatia

Flag: Bermuda	Place of Registration: Bermuda

Call Sign: ZCDL7	Grt/Nrt: 27,357 / 13,866

Register Number: IMO 9272199
hereinafter called the Vessel, on the following terms and conditions:
Definitions
“Banking days” are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.
“In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, telex, telefax or other modern form of written communication.
“Classification Society” or “Class” means the Society referred to in line 4.
1.	Purchase Price See Clause 19.
2.	Intentionally omitted.
3.	Payment
The said Purchase Price shall be paid in full free of bank charges to a bank account to be notified by the Sellers on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect physically ready for delivery in accordance with the terms and conditions of this Agreement and Notice of Readiness has been given in accordance with Clause 5. See also Clause 19.
4.	Inspections

a)	The Buyers have inspected and accepted the Vessel’s classification records. The Buyers have also inspected the Vessel on November 1, 2005 and have accepted the Vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement.

5.	Notices, time and place of delivery

a)	When the Vessel is at the place of delivery and in every respect physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.

b)	The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage or at sea in the Sellers’ option.

Expected time of delivery: First week of January 2006

Date of cancelling (see Clause 14): 31 January 2006

c)	Intentionally omitted.

d)	Should the Vessel become an actual, constructive or compromised total loss before delivery this Agreement shall be null and void.

6.	Intentionally omitted.

7.	Spares/bunkers, etc. See Clause 20.
The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board or not shall become the Buyers’ property, but spares on order are to be excluded. Forwarding charges, if any, shall be for the Buyers’ account. The Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. The radio installation and navigational equipment shall be included in the sale without extra payment if they are the property of the Sellers. Unused stores and provisions including lubricating oil shall be included in the sale and be taken over by the Buyers without extra payment.
The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the Sellers’ flag or name, provided they replace same with similar unmarked items. Library, forms, etc., exclusively for use in the Sellers’ vessel(s), shall be excluded without compensation. Captain’s, Officers’ and Crew’s personal belongings including the slop chest are to be excluded from the sale, as well as the following additional items (including items on hire):
8.	Documentation See Clause 21.
The place of closing: Bermuda
In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery documents, namely:

a)	Legal Bill of Sale in a form recordable in Bermuda (the country in which the Buyers are to register the Vessel), warranting that the Vessel is free from all encumbrances, mortgages and maritime liens or any other debts or claims whatsoever, duly notarially attested and legalized by the consul of such country or other competent authority.

b)	Current Certificate of Ownership issued by the competent authorities of the flag state of the Vessel.

c)	Confirmation of Class issued within 72 hours prior to delivery.

d)	Current Certificate issued by the competent authorities stating that the Vessel is free from registered encumbrances.

e)	Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of deletion appropriate to the Vessel’s registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel’s registry forthwith and furnish a Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Vessel has been delivered.

f)	Bermuda Certificate of Permission to transfer.

g)	Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement.
At the time of delivery the Buyers and the Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.
At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all plans etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies. Other technical documentation which may be in the Sellers’ possession shall be promptly forwarded to the Buyers at their expense, if they so request. The Sellers may keep the Vessel’s log books but the Buyers to have the right to take copies of same.
9. Encumbrances
The Sellers warrant that the Vessel, at the time of delivery, is free from all charters, encumbrances, mortgages and maritime liens or any other debts whatsoever. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery.
10. Taxes, etc.
Any taxes, fees and expenses in connection with the purchase and registration under the Buyers’ flag shall be for the Buyers’ account, whereas similar charges in connection with the closing of the Sellers’ register shall be for the Sellers’ account.
11. Condition on delivery See Clause 22.
The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of inspection, fair wear and tear excepted. However, the Vessel shall be delivered operationally seaworthy and in every way fit for intended service under the Time Charter Party and with her class maintained without condition/recommendation*, free of average damage affecting the Vessel’s class, and with her classification certificates and national certificates, as well as all other certificates the Vessel had at the time of inspection, valid and unextended without condition/recommendation* by Class or the relevant authorities at the time of delivery.
“Inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4 a) or 4 b), if applicable, or the Buyers’ inspection prior to the signing of this Agreement. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

*	Notes, if any, in the surveyor’s report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.
12. Name/markings See Clause 23.
13. Buyers’ default
Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement and shall be entitled to claim further compensation for their losses and for all expenses incurred together with interest.
14. Sellers’ default
Should the Sellers fail to be ready to validly complete a valid legal transfer by the date stipulated in line 61 the Buyers shall have the option of cancelling this Agreement.
Should the Sellers fail to be ready

to complete a valid legal transfer as aforesaid they shall make due compensation to the Buyers for their loss and for all expenses together with interest if their failure is due to proven negligence and whether or not the Buyers cancel this Agreement.
15. Intentionally omitted.
16. Arbitration See Clause 25.

The laws of England shall govern this Agreement.

The attached Rider with clauses 17-25 forms part of this Agreement.

OCEAN SWIFT LTD.	CONTEST LTD.

RIDER TO MEMORANDUM OF AGREEMENT BETWEEN OCEAN SWIFT LTD AND CONTEST LTD. FOR THE SALE AND PURCHASE OF M/T “STENA CONTEST”
17.	Particulars of the Vessel
See the attached Questionnaire 88, Exhibit 1.
18.	Sale and Charter Back
Upon delivery of the Vessel to the Buyers under this Agreement, the Vessel shall be delivered under a Time Charter Party, attached as Exhibit 2, entered into between the Buyers and a company affiliated with the Sellers (the “Time Charterers”).
19.	Purchase Price
The Purchase Price for the Vessel shall be United States Dollars forty-six million (USD 46,000,000) (the “Purchase Price”).
20.	Spares/bunkers, etc.
The Sellers may leave onboard for use by the Time Charterer under the Time Charter Party items which Sellers are entitled to take ashore and other items excluded from the sale. Such items shall be taken ashore by the Time Charterers at the expiry of the Time Charter Party. Bunkers remaining on board after the time of delivery will be the property of the Time Charterers.
21.	Documentation

Sellers shall provide the Buyers with draft copies of documentation no later than ten days prior to the expected time of delivery of the Vessel.
22.	Representations and Warranties
The Buyers shall be required to make demand upon and to exhaust all actions or claims against Northern Marine Management Ltd. in respect of Northern Marine’s obligations under Clause 31 of the Ship Management Agreement between the Buyers and Northern Marine prior to making any claims against the Sellers relating to the Sellers’ representations and warranties in Clause 11.
23.	Name/markings
The Vessel’s name and Funnel markings shall be maintained for the duration of the Time Charter Party.
24.	Commission
In addition to payment of the Purchase Price, the Buyers shall pay at closing commission, upon presentation of brokerage invoice, in the amount of USD 100,000 to Mallory, Jones, Lynch & Flynn Associates for division.
25.	Governing law and Arbitration
Any dispute arising under this Agreement shall be referred to arbitration in London in accordance with the provisions of the Arbitration Act 1996, or any statutory modification or re-enactment thereof for the time being in force save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitration Association (LMAA) terms current at the time when the arbitration proceedings are commenced.
The reference shall be to three arbitrators; one to be appointed by each of the parties hereto, and the third to be appointed by the two so chosen; their decision or that of any two of them shall be final. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.
Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.
In case where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claim Procedure current at the time when the arbitration proceedings are commenced.

OCEAN SWIFT LTD.	CONTEST LTD.

Exhibit B-1
Time Charter Party – Stena Concept

           Code word for this Charter Party
           “SHELLTIME 4”
Issued December 1984
Time Charter Party
IT IS THIS DAY ... of January 2006, AGREED between Concept Ltd. of Hamilton, Bermuda (hereinafter referred to as “Owners”), being owners of the good motor tanker vessel called M/T “STENA CONCEPT” (hereinafter referred to as “the vessel”) described as per Clause 1 hereof and Stena Bulk AB of Gothenburg, Sweden (hereinafter referred to as “Charterers”):
Description and Condition of Vessel
     1. At the date of delivery of the vessel under this charter
          (a) she shall be classed:
          (b) she shall be in every way fit to carry crude petroleum and/or its products;
          (c) she shall be tight, staunch, strong. in good order and condition, and in every way fit for the service. with her machinery, boilers. hull and other equipment (including but not limited to hull stress calculator and radar). in a good and efficient state:
          (d) her tanks. valves and pipelines shall be oil-tight:
          (e) she shall be in every way fitted for burning at sea – fueloil with a maximum viscosity of 380 as per ISO 8217:1996 RMH 35 Centistokes at 50 degrees Centigrade for main propulsion. marine diesel oil as per ISO 8217:1996 DMC for auxiliaries in port – marine diesel oil for auxiliaries;
          (f) she shall comply with the regulations in force so as to enable her to pass through the Suez and Panama Canals by day and night without delay:
          (g) she shall have on board all certificates, documents and equipment required from time to time by any applicable law to enable her to perform the charter service without delay;
          (h) she shall comply with the description in Questionnaire 88 appended hereto, provided however that if there is any conflict between the provisions of Questionnaire 88 and any other provision, including this Clause 1, of this charter such other provision shall govern.
Shipboard Personnel and their Duties
     2. (a) At the date of delivery of the vessel under this charter and throughout the duration of this Charter
               (i) she shall have a full and efficient complement of master, officers and crew for a vessel of her tonnage. who shall in any event be not less than the number required by the laws of the flag state and who shall be trained to operate the vessel and her equipment competently and safely;
               (ii) all shipboard personnel shall hold valid certificates of competence in accordance with the requirements of the law of the flag state;
               (iii) all shipboard personnel shall be trained in accordance with the relevant provisions of the International Convention on Standards of Training. Certification and Watchkeeping for Seafarers. 1978;
               (iv) there shall be on board sufficient personnel with a good working knowledge of the English language to enable cargo operations at loading and discharging places to be carried out efficiently and safely and to enable communications between the vessel and chose loading the vessel or accepting discharge therefrom to be carried out quickly and efficiently.
          (b) Owners guarantee that throughout the charter service the master shall with the vessel’s officers and crew, unless otherwise ordered by Charterers,
               (i) prosecute all voyages with the utmost despatch:
               (ii) render all customary assistance; and
               (iii) load and discharge cargo as rapidly as possible when required by Charterers or their agents to do so, by night or by day, but always in accordance with the laws of the place of loading or discharging (as the case may be) and in each case in accordance with any applicable laws of the flag state.
Duty to Maintain
     3. (i) Subject to Clause 94 throughout the charter service Owners shall, whenever the passage of time, wear and tear or any event (whether or not coming within Clause 27 hereof) requires steps to be taken to maintain or restore the conditions stipulated in Clauses 1 and 2(a), exercise due diligence so to maintain or restore the vessel.
          (ii) If at any time whilst the vessel is on hire under this charter the vessel fails to comply with the requirements of Clauses 1, 2(a) or 10 then hire shall be reduced to the extent necessary to indemnify Charterers for such failure. If and to the extent that such failure affects the time taken by the vessel to perform any services under this charter, hire shall be reduced by an amount equal to the value, calculated at the rate of hire, of the time so lost.
          (iii) If Owners are in breach of their obligation under Clause 3(i) Charterers may so notify Owners in writing; and if, after the expiry of 30 days following the receipt by Owners of any such notice, Owners have failed to demonstrate to Charterers’ reasonable satisfaction the exercise of due diligence as required in Clause 3(i). the vessel shall be off-hire, and no further hire payments shall be due, until Owners have so demonstrated that they are exercising such due diligence.

Period Trading date of Limits
4. Owners agree to let and Charterers agree to hire the vessel for a period of three years commencing on the delivery under the Memorandum of Agreement for the vessel dated as the date hereof, between Owners and Ocean Symphony Ltd., Bermuda (the MOA) appended hereto as Exhibit 1 unless extended under Clause 49. for the purpose of carrying all lawful merchandise (subject always to Clause 28) within the trading limits agreed in Clause 45. Notwithstanding the foregoing, but subject to Clause 35. Charterers may order the vessel to ice-bound waters or to any part of the world outside such limits provided that Owners consent thereto (such consent not to be unreasonably withheld) and that Charterers pay for any insurance premium acquired by the vessels underwriters as a consequence of such order. premium required by the vessel’s underwriters as a consequence of such order.
          Charterers shall use due diligence to ensure that the vessel is only employed between and at safe places (which expression when used in this charter shall include ports, berths, wharves. docks. anchorages. submarine lines, alongside vessels or lighters, and other locations including locations at sea) where she can safely lie always afloat. Notwithstanding anything contained in this or any other clause of this charter, Charterers do not warrant the safety of any place to which they order the vessel and shall be under no liability in respect thereof except for loss or damage caused by their failure to exercise due diligence as aforesaid. Subject as above, the vessel shall be loaded and discharged at any places as Charterers may direct, provided that Charterers shall exercise due diligence to ensure that any ship-to-ship transfer operations shall conform to standards not less than those set out in the latest published edition of the ICS/OCIMF Ship-to-Ship Transfer Guide.
          The vessel shall be delivered by Owners at a port or at sea at Charterer’s option and redelivered to Owners at a major oil port world wide at Charterers’ option.
Laydays/ Cancelling
     5. The delivery of the vessel under this Charter shall be deemed to have occurred and this Charter shall be effective as of delivery of the Vessel to the Owners under the MOA. See Clause 99.
Owners to Provide
     6. Owners undertake to provide and to pay for all provisions, wages, and shipping and discharging fees and all other expenses of the master, officers and crew; also, except as provided in Clauses 4 and 34 hereof, for all insurance on the vessel, for all deck, cabin and engine-room stores, and for water; for all drydocking, overhaul, maintenance and repairs to the vessel; and for all fumigation expenses and de-rat certificates. Owners’ obligations under this Clause 6 extend to all liabilities for customs or import duties arising at any time during the performance of this charter in relation to the personal effects of the master, officers and crew, and in relation to the stores, provisions and other matters aforesaid which Owners are to provide and pay for and Owners shall refund to Charterers any sums Charterers or their agents may have paid or been compelled to pay in respect of any such liability. Any amounts allowable in general average for wages and provisions and stores shall be credited to Charterers insofar as such amounts are in respect of a period when the vessel is on-hire.
Charterers to Provide
     7. Charterers shall provide and pay for all fuel towage and pilotage and shall pay agency fees, port charges, commissions, expenses of loading and unloading cargoes, canal dues and all charges other than those payable by Owners in accordance with Clause 6 hereof, provided that all charges for the said items shall be for Owners’ account when such items are consumed, employed or incurred for Owners’ purposes or while the vessel is off-hire (unless such items reasonably relate to any service given or distance made good and taken into account under Clause 21 or 22); and provided further that any fuel used in connection with a general average sacrifice or expenditure shall be paid for by Owners.
Rate of Hire
     8. Subject as herein provided, Charterers shall pay for the use and hire of the vessel at the rate agreed in Clause 47 and Clause 48 per day, and pro rata for any part of a day, from the time and date of her delivery UTC until the time and date of her redelivery (UTC) to Owners.
Payment of Hire
9. payment of hire shall be made in immediately available funds to: a bank and bank account nominated by the Owners per calendar month in advance, less:
               any hire paid which Charterers reasonably estimate to relate to off-hire periods, and
               Charterers shall not be responsible for any delay or error by Owners’ bank in crediting Owners’ account provided that Charterers have made proper and timely payment.
          In default of such proper and timely payment,
          (a) Owners shall notify Charterers of such default and Charterers shall within seven days of receipt of such notice pay to Owners the amount due including interest, failing which Owners may withdraw the vessel from the service of Charterers without prejudice to any other rights Owners may have under this charter or otherwise; and
          (b) Interest on any amount due but not paid on the due date shall accrue from the day after that date up to and including the day when payment is made, at a rate per annum which shall be 1% above the U.S. Prime Interest Rate as published by the JP Morgan Chase in New York at 12.00 New York time on the due date, or, if no such interest rate is published on that day, the interest rate published on the next preceding day on which such a rate was so published, computed on the basis of a 360 day year of twelve 30-day months, compounded semi-annually.
Space Available to Charterers
     10. The whole reach, burthen and decks of the vessel and any passenger accommodation (including Owners’ suite) shall be at Charterers’ disposal, reserving only proper and sufficient space for the vessel’s master. officers, crew, tackle, apparel , furniture, provisions and stores, provided that the weight of stores on board shall not, unless specially agreed, exceed 350 tonnes at any time during the charter period.
Overtime
     11. Overtime pay of the master, officers and crew in accordance with ship’s articles shall be for Charterers account when incurred, as a result of complying with the request of Charterers or their agents, for loading. discharging, heating of cargo, bunkering or tank cleaning.
Instructions and Logs
     12. Charterers shall from time to time give the master all requisite instructions and sailing directions, and he shall keep a full and correct log of the voyage or voyages, which Charterers or their agents may inspect as required. The master shall when required furnish Charterers or their agents with a true copy of such log and with properly completed loading and discharging port sheets and voyage reports for each voyage and other returns as Charterers may require. Charterers shall be entitled to take copies at their expense of any such documents which are not provided by the master. All reports are to be made in English.
Bills of Lading
     13. (a) The master (although appointed by Owners) shall be under the orders and direction of Charterers as regards employment of the vessel, agency and other arrangements, and shall sign bills of lading as Charterers or their agents may direct (subject always to Clauses 35(a) and 40) without prejudice to this charter. Charterers hereby indemnify Owners against all consequences or liabilities that may arise
          (i) from signing bills of lading in accordance with the directions of Charterers or their agents, to the extent that the terms of such bills of lading fall to conform to the requirements of this charter. or (except as provided in Clause 13(b)) from the master otherwise complying with Charterers’ or their agents’ orders:
          (ii) from any irregularities in papers supplied by Charterers or their agents.
          (b) Notwithstanding the foregoing, Owners shall not be obliged to comply with any orders from Charterers to discharge all or part of the cargo
          (i) at any place other than that shown on the bill of lading and/or
          (ii) without presentation of an original bill of lading unless they have received from Charterers both written confirmation of such orders and an indemnity in a form acceptable to Owners. See also Clause 55.

Conduct of Vessel’s Personnel
     14. If Charterers complain of the conduct of the master or any of the officers or crew, Owners shall immediately investigate the complaint. If the complaint proves to be well founded, Owners shall. without delay. make a change in the appointments and Owners shall in any event communicate the result of their investigations to Charterers as soon as possible.

Bunkers at Delivery and Redelivery
     15. Owners acknowledge that bunkers on board at delivery are the property of Charterers. Owners shall on redelivery (whether it occurs at the end of the charter period or on the earlier termination of this charter) accept and pay for all bunkers remaining on board at the price paid at the vessel’s last port of bunkering before redelivery.
Stevedores, Pilots, Tugs
      16. Stevedores when required shall be employed and paid by Charterers, but this shall not relieve Owners from responsibility at all times for proper stowage, which must be controlled by the master who shall keep a strict account of all cargo loaded and discharged. Owners hereby indemnify Charterers, their servants and agents against all losses, claims, responsibilities and liabilities arising in any way whatsoever from the employment of pilots, tugboats or stevedores, who although employed by Charterers shall be deemed to be the servants of and in the service of Owners and under their instructions (even if such pilots, tugboat personnel or stevedores are in (act the servants of Charterers their agents or any affiliated company): provided. however, that
          (i) the foregoing indemnity shall not exceed the amount to which Owners would have been entitled to limit their liability if they had themselves employed such pilots. tugboats or stevedores, and
          (ii) Charterers shall be liable for any damage to the vessel caused by or arising out of the use of stevedores, fair wear and tear excepted, to the extent that Owners are unable by the exercise of due diligence to obtain redress therefor from stevedores.
Supernumeraries
     17. Charterers may send representatives in the vessel’s available accommodation upon any voyage made under this charter.

Sub-letting
     18. Charterers may sub-let the vessel, but shall always remain responsible to Owners for due fulfilment of this charter.
Final Voyage
     19. If when a payment of hire is due hereunder Charterers reasonably expect to redeliver the vessel before the next payment of hire would fall due, the hire to be paid shall be assessed on Charterers’ reasonable estimate of the time necessary to complete Charterers’ programme up to redelivery, and from which estimate Charterers may deduct amounts due or reasonably expected to become due for bunkers on board at redelivery pursuant to Clause 15. Promptly after redelivery any overpayment shall be refunded by Owners or any underpayment made good by Charterers.
If at the time this charter would otherwise terminate in accordance with Clause 4 the vessel is on a ballast voyage to a port of redelivery or is upon a laden voyage, Charterers shall continue to have the use of the vessel at the same rate and conditions as stand herein for as long as necessary to complete such ballast voyage. or to complete such laden voyage and return to a port of redelivery as provided by this charter. as the case may be.
Loss of Vessel
     20. Should the vessel be lost, this charter shall terminate and hire shall cease at noon on the day of loss; should the vessel be a constructive total loss, this charter shall terminate and hire shall cease at noon on the day on which the vessel’s underwriters agree that the vessel is a constructive total loss; should the vessel be missing, this charter shall terminate and hire shall cease at noon on the day on which she was last heard of. Any hire paid in advance and not earned shall be returned to Charterers and Owners shall reimburse Charterers for the value of theestimated quantity of bunkers on board at the time of termination, at the price paid by Charterers at the last bunkering port.
Off Hire
     21. (a) On each and every occasion that there is loss of time (whether by way of interruption in the vessel’s service from reduction in the vessel’s performance, or in any other manner)
     (i) due to deficiency of personnel or stores; repairs; gas-freeing for repairs; time in and waiting to enter dry dock for repairs; breakdown (whether partial or total) of machinery, boilers or other parts of the vessel or her equipment (including without limitation tank coatings); overhaul, maintenance or survey; collision, stranding, accident or damage to the vessel or anyother similar cause preventing the efficient working of the vessel; and such loss continues for more than three consecutive hours (if resulting from interruption in the vessel’s service) or cumulates to more than three hours (if resulting from partial loss of service); or
     (ii) due to industrial action, refusal to sail, breach of orders or neglect of duty on the part of the master, officers or crew; or
     (iii) for the purpose of obtaining medical advice or treatment for or landing any sick or injured person (other than a Charterers’ representative carried under Clause 17 hereof) or for the purpose of landing the body of any person (other than a Charterers’ representative), and such loss continues for more than three consecutive hours: or
     (iv) due to any delay in quarantine arising from the master, officers or crew having had communication with the shore at any infected area without the written consent or instructions of Charterers or their agents. or to any detention by customs or other authorities caused by smuggling or other infraction of local law on the part of the master, officers, or crew; or
     (v) due to detention of the vessel by authorities at home or abroad attributable to legal action against or breach of regulations by the vessel, the vessel’s owners, or Owners (unless brought about by the act or neglect of Charterers); then without prejudice to Charterers’ rights under Clause 3 or to any other rights of Charterers hereunder or otherwise the vessel shall be off-hire from the commencement of such loss of time until she is again ready and in an efficient state to resume her service from a position not less favourable to Charterers than that at which such loss of time commenced; provided, however, that any service given pr distance made good by the vessel whilst off-hire shall be taken into account in assessing the amount to be deducted from hire.
             (b) If the vessel fails to proceed at any guaranteed speed pursuant to Clause 24, and such failure arises wholly or partlyfrom any of the causes set out in Clause 21(a) above, then the period for which the vessel shall be off-hire under this Clause 21 shall be the difference between
     (i) the time the vessel would have required to perform the relevant service at such guaranteed speed, and
     (ii) the time actually taken to perform such service (including any loss of time arising from interruption in the performance of such service). For the avoidance of doubt, all time included under (ii) above shall be excluded from any computation under Clause 24.
             (c) Further and without prejudice to the foregoing, in the event of the vessel deviating (which expression includes without limitation putting back, or putting into any port other than that to which she is bound under the instructions of Charterers) for any cause or purpose mentioned in Clause 21(a), the vessel shall be off-hire from the commencement of such deviation until the time when she is again ready and in an efficient state to resume her service from a position not less favourable to Charterers than that at which the deviation commenced. provided, however. that any service given or distance made good by the vessel whilst so off-hire shall be taken into account in assessing the amount to be deducted from hire. If the vessel, for any cause or purpose mentioned in Clause 21 (a), puts into any port other than the port to which she is bound on the instructions of Charterers, the port charges, pilotage and other expenses at such port shall be borne by the Owners. Should the vessel be driven into any port or anchorage by stress of weather hire shall continue to be due and payable during any time lost thereby.
             (d) If the vessel’s flag state becomes engaged in hostilities, and Charterers in consequence of such hostilities find it commercially impracticable to employ the vessel and have given Owners written notice thereof then from the date of receipt by Owners of such notice until the termination of such commercial impracticability the vessel shall be off-hire and Owners shall have the right to employ the vessel on their own account.
             (e) Time during which the vessel is off-hire under this charter shall count as part of the charter period.
Periodical Drydocking
      22. (a) Owners have the obligation to drydock the vessel at regular intervals as agreed by Charterers. On each occasion Owners shall propose to Charterers a date on which they wish to drydock the vessel, not less than two months before such date, and Charterers shall offer a port for such periodical drydocking and shall take all reasonable steps to make the vessel available as near to such date as practicable.
          Owners shall put the vessel in drydock at their expense as soon as practicable after Charterers place the vessel at Owners’ disposal clear of cargo sediments and gas free. Charterers shall be responsible for and pay for the disposal into reception facilities of tank washings and residues and shall have the right to retain any monies received therefor, without prejudice to any claim for loss of cargo under any bill of lading or this charter.

          The expenses of gas-freeing. including without limitation the cost of bunkers, shall be for Owners account.
Ship Inspection
     23. Charterers shall have the right at any time during the charter period to make such inspection of the vessel as they may consider necessary. This right may be exercised as often and at such intervall as Charterers in their absolute discretion may determine and whether the vessel is in port or on passage-,-Owners affording all necessary co-operation and accommodation on board provided, however,
(i) that neither the exercise nor the non-exercise, nor anything done or not done in the exercise or non-exercise, by Charterers of such right shall in any way reduce the master’s or Owners’ authority over. or responsibility to Charterers or third parties for, the vessel and every aspect of her operation, nor increase Charterers’ responsbilities to Owners or third parties for the same; and
See also Clause 84.
Detailed Description and Performance
     24. (a) Owners guarantee that the speed and consumption of the vessel shall be as follows:-

Average speed	Maximum average bunker consumption
in knots	main propulsion	—	auxiliaries
fuel oil/diesel oil			fuel oil/diesel
Laden	tonnes		tonnes
     See Clause 71
Ballast
          The foregoing bunker consumptions are for all purposes except cargo heating and tank cleaning and shall be pro-rated between the speeds shown.
          The service speed of the vessel is knots laden and knots in ballast and in the absence of Charterers’ orders to the contrary the vessel shall proceed at the service speed. However if more than one laden and one ballast speed are shown in the table above Charterers shall have the right to order the vessel to steam at any speed within the range set out in the table (the “ordered speed”).
          If the vessel is ordered to proceed at any speed other than the highest speed shown in the table. and the average speed actually attained by the vessel during the currency of such order exceeds such ordered speed plus 0.5 knots (the “maximum recognised speed”). then for the purpose of calculating any increase or decrease of hire under this Clause 24 the maximum recognised speed shall be used in place of the average speed actually attained.
          For the purposes of this charter the “guaranteed speed” at any time shall be the then—current ordered speed or the service speed, as the case may be
          The average speeds and bunker consumptions shall for the purposes of this Clause 24 be calculated by reference to the observed distance from pilot station to pilot station on all sea passages during each period stipulated in Clause 24 (c), but excluding any time during which the vessel is (or but for Clause 22 (b) (i) would be) off-hire and also excluding “Adverse Weather Periods”, being (i) any periods during which reduction of speed is necessary for safety in congested waters or in poor visibility (ii) any days, noon to noon. when winds exceed force [5] on the Beaufort Scale for more than 12 hours.

               (b) If during any year from the date on which the vessel enters service (anniversary to anniversary) the vessel falls below the performance guaranteed in Clause 24(a) then if such shortfall or excess results
          (i) from a reduction in the average speed of the vessel. compared to the speed guaranteed in Clause 24(a), then an amount equal to the value at the hire rate of the time so lost, as the case may be, shall be deducted from the hire paid:
          (ii) from an increase in the total bunkers consumed, compared to the total bunkers which would have been consumed had the vessel performed as guaranteed in Clause 24(a), an amount equivalent to the value of the additional bunkers consumed, based on the average price paid by Charterers for the vessel’s bunkers in such period, shall be deducted from or added to the hire paid.
          The deduction from hire so calculated for laden and ballast mileage shall be adjusted to take into account the mileage steamed in each such condition during Adverse Weather Periods, by dividing such deduction by the number of miles over which the performance has been calculated and multiplying by the same number of miles plus the miles steamed during the Adverse Weather Periods, in order to establish the total deduction from hire to be made for such period.
          Reduction of hire under the foregoing sub-Clause (b) shall be without prejudice to any other remedy available to Charterers.
          (c) Calculations under this Clause 24 shall be made for the yearly periods terminating on each successive anniversary of the date on which the vessel enters service, and for the period between the last such anniversary and the date of termination of this charter if less than a year. Claims in respect of reduction of hire arising under this Clause during the final year or part year of the charter period shall in the first instance be settled in accordance with Charterers’ estimate made two months before the end of the charter period. Any necessary adjustment after this charter terminates shall be made by payment by Owners to Charterers or by Charterers to Owners as the case may require.
Salvage
          25. Subject to the provisions of Clause 21 hereof, all loss of time and all expenses (excluding any damage to or loss of the vessel or tortious liabilities to third parties) incurred in saving or attempting to save life or in successful or unsuccessful attempts at salvage shall be borne equally by Owners and Charterers provided that Charterers shall not be liable to contribute towards any salvage payable by Owners arising in any way out of services rendered under this Clause 25.
          All salvage and all proceeds from derelicts shall be divided equally between Owners and Charterers after deducting the masters, officers’ and crew’s share.
Lien
     26. Owners shall have a lien upon all cargoes and all freights. sub-freights and demurrage for any amounts due under this charter: and Charterers shall have a lien on the vessel for all monies paid in advance and not earned, and for all claims for damages arising from any breach by Owners of this charter.
Exceptions
     27.(a) The vessel, her master and Owners shall not, unless otherwise in this charter expressly provided, be liable for any loss or damage or delay or failure arising or resulting from any act, neglect or default of the master, pilots, mariners or other servants of Owners in the navigation or management of the vessel; fire, unless caused by the actual fault or privity of Owners; collision or stranding; dangers and accidents of the sea; explosion. bursting of boilers, breakage of shafts or any latent defect in hull, equipment or machinery; provided. however that Clauses 1, 2. 3 and 24 hereof shall be unaffected by the foregoing. Further, neither the vessel, her master or Owners, nor Charterers shall, unless otherwise in this charter expressly provided, be liable for any loss or damage or delay or failure in performance hereunder arising or resulting from act of God, act of war, seizure under legal process, quarantine restrictions, strikes, lock-outs. riots, restraints of labour, civil arrest or restraint of princes, rulers or people.
          (b) The vessel shall have liberty to sail with or without pilots, to tow or go to the assistance of vessels in distress and to deviate for the purpose of saving life or property.
          (c) Clause 27(a) shall not apply to or affect any liability of Owners or the vessel or any other relevant person in respect of
          (i) loss or damage caused to any berth. jetty, dock. dolphin, buoy. mooring line. pipe or crane or other works or equipment whatsoever at or near any place to which the vessel may proceed under this charter, whether or not such works or equipment belong to Charterers, or ’
          (ii) any claim (whether brought by Charterers or any other person) arising out of any loss of or damage to or in connection with cargo. All such claims shall be subject to the Hague-Visby Rules or the Hague Rules. as the case may be, which ought pursuant to Clause 38 hereof to have been incorporated in the relevant bill of lading (whether or not such Rules were so incorporated) or, if no such bill of lading is issued. to the Hague-Visby Rules.
          (d) In particular and without limitation. the foregoing subsections (a) and (b) of this Clause shall not apply to or in any way affect any provision in this charter relating to off-hire or to reduction of hire.
Injurious Cargoes
          28. No acids, explosives or cargoes injurious to the vessel shall be shipped and without prejudice to the regoing any damage to the vessel caused by the shipment of any such cargo. and the time taken to repair such damage, shall be for Charterers’ account. No voyage shall be undertaken. nor any goods or cargoes loaded. that would expose the vessel to capture or seizure by rulers or governments:
Grade of Bunkers
          29. Charterers shall supply marine diesel oil/fuel oil with a maximum viscosity of 380 Centistokes at 50 degrees Centigrade for main propulsion and diesel oil for the auxiliaries. If Owners require the vessel to be supplied with more expensive bunkers they shall be liable for the extra cost thereof.
Disbursements
          30. Should the master require advances for ordinary disbursements at any port, Charterers or their agents shall make such advances to him.

Laying-up
     31. Charterers shall have the option, after consultation with Owners, of requiring Owners to lay up the vessel at a safe place nominated by Charterers. in which case the hire provided for under this charter shall he adjusted to reflect any net increases in expenditure reasonably incurred or any net saving which should reasonably be made by Owners as a result of such lay-up. Charterers may exercise the said option any number of times during the charter period. See also Clause 82.
Requisition
     32. Should the vessel be requisitioned by any government. de facto or de jure. during the period of this charter. the vessel shall be off-hire during the period of suck requisition, and any hire paid by such government in respect of such requisition period shall be for Owners’ account. Any such requisition period shall count as part of the charter period.
Additional War Expense
     33. Intentionally omitted.
     34. If the vessel is ordered to trade in areas where there is war (de facto or de jure) or threat of war. Charterers shall reimburse Owners for any additional insurance premia, crew bonuses and other expenses which are reasonably incurred by Owners as a consequence of such orders, provided that Charterers are given notice of such expenses as soon as practicable and in any event before such expenses are incurred, and provided further that Owners obtain from their insurers a waiver of any subrogated rights against Charterers in respect of am claims by Owners under their war risk insurance arising out of compliance with such orders.
War Risks
     35. (a) The master shall not be required or bound to sign bills of lading for any place which in his or Owners’ reasonable opinion is dangerous or impossible for the vessel to enter or reach owing to any blockade. war, hostilities, warlike operations, civil war, civil commotions or revolutions.
          (b) If in the reasonable opinion of the master or Owners it becomes, for any of the reasons set out in Clause 35(a) or by the operation of international law. dangerous, impossible or prohibited for the vessel to reach or enter, or to load or discharge cargo at, any place to which the vessel has been ordered pursuant to this charter (a “place of peril”).,then Charterers or their agents shall be immediately notified by telex or radio messages, and Charterers shall thereupon have the right to order the cargo. or such part of it as may be affected, to be loaded or discharged, as the case may be. at any other place within the trading limits of this charter (provided such other place is not itself a place of peril). If any place of discharge is or becomes a place of peril, and no orders have been received from Charterers or their agents within 48 hours after dispatch of such messages, then Owners shall be at liberty to discharge the cargo or such part of it as may be affected at any place which they or the master may in their or his discretion select within the trading limits of this charter and such discharge shall be deemed to be due fulfilment of Owners’ obligations under this charter so far as cargo so discharged is concerned.
          (c) The vessel shall have liberty to comply with am’ directions or recommendations as to departure. arrival, routes, ports of cal], stoppages, destinations, zones, waters, delivery or in any other wise whatsoever given by the government of the state under whose flag the vessel sails or any other government or local authority or by any person or body acting or purporting to act as or with the authority of any such government or local authority including any de facto government or local authority or by any person or body acting or purporting to act as or with the authority of any such government or local authority or by any committee or person having under the terms of the war risks insurance on- the vessel the right to give any such directions or recommendations. If by reason of or in compliance with any such directions or recommendations anything is done or is not done. such shall not be deemed a deviation.
          If by reason of or in compliance with any such direction or recommendation the vessel does not proceed to any place of discharge to which she has been ordered pursuant to this charter, the vessel may proceed to any place which the master or Owners in his or their discretion select and there discharge the cargo or such part of it as may be affected. Such discharge shall be deemed to be due fulfilment of Owners’ obligations under this charter so far as cargo so discharged is concerned.
          Charterers shall procure that all bills of lading issued under this charter shall contain the Chamber of Shipping War Risks Clause 1952.
Both to Blame Collision Clause
     36. If the liability for any collision in which the vessel is involved while performing this charter falls to be determined in accordance with the laws of the United States of America, the following provision shall apply:
          “If the ship comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the master, mariner, pilot or the servants of the carrier in the navigation or in the management of the ship, the owners of the cargo carried hereunder will indemnify the carrier against all loss. or liability to the other or non-carrying ship or her owners in so far as such loss or liability represents loss of. or damage to, or any claim whatsoever of the owners of the said cargo, paid or payable by the other or non-carrying ship or her owners to the owners of the said cargo and set off, recovered or recovered by the other or non-carrying ship or her owners as part of their claim against the carrying ship or carrier.”
          “The foregoing provisions shall also apply where the owners, operators or those in charge of am’ ship or ships or objects other than, or in addition to, the colliding ships or objects are at fault in respect of a collision or contact.”
          Charterers shall procure that all bills of lading issued under this charter shall contain a provision in the foregoing terms to be applicable where the liability for any collision in which the vessel is involved falls to be determined in accordance with the laws of the United States of America.
New Jason Clause
          37. General average contributions shall be payable according to the York/Antwerp Rules. 1974 as amended in 1994, and shall be adjusted in London in accordance with English law and practice but should adjustment be made in accordance with the law and practice of the United States of America, the following provision shall apply:
          “In the event of accidents, danger, damage or disaster before or after the commencement of the voyage, resulting from any cause whatsoever, whether due to negligence or not. for which, or for the consequence of which, the carrier is not responsible by statute, contract or otherwise, the cargo, shippers. consignees or owners of the cargo shall contribute with the carrier in general average to the payment of any sacrifices, losses or expenses of a general average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the cargo.”

          “If a salving ship is owned or operated by the carrier. salvage shall be paid for as fully as if the said salving ship or ships belonged to strangers. Such deposit as the carrier or his agents may deem sufficient to cover the estimated contribution of the cargo and any salvage and special charges thereon shall, if required, be made by the cargo, shippers. consignees or owners of the cargo to the carrier before delivery.”

          Charterers shall procure that all bills of lading issued under this charter shall contain a provision in the foregoing terms, to be applicable where adjustment of general average is made in accordance with the laws and practice of the United States of America.
         38. See Clause 96.
         39. See Clause 53
          (i) See Clause 52
          (ii) Group of P& I Clubs
Export Restrictions
          40. The master shall not be required or bound to sign bills of lading for the carriage of cargo to any place to which export of such cargo is prohibited under the laws, rules or regulations of the country in which the cargo was produced and/or shipped.
          Charterers shall procure that all bills of lading issued under this charter shall contain the following clause:
          “If any laws rules or regulations applied by the government of the country in which the cargo was produced and: or shipped, or any relevant agency thereof. impose a prohibition on export of the cargo to the place of discharge designated in or ordered under this bill of lading. carriers shall be entitled to require cargo owners forthwith to nominate an alternative discharge place for the discharge of the cargo. or such part of it as may be affected, which alternative place shall not be subject to the prohibition. and carriers shall be entitled to accept orders from cargo owners to proceed to and discharge at such alternative place. If cargo owners fait to nominate an alternative place within 72 hours after they or their agents have received from carriers notice of such prohibition, carriers shall be at liberty to discharge the cargo or such part of it as may be affected by the prohibition at any safe place on which they or the master may in their or his absolute discretion decide and which is not subject to the prohibition. and such discharge shall constitute due performance of the contract contained in this bill of lading so far as the cargo so discharged is concerned”.
The foregoing provision shall apply mutatis mutandis to this charter. the references to a bill of lading being deemed to be references to this charter.
Law and Litigation
     41. (a) This charter shall be construed and the relations between the parties determined in accordance with the laws of England.
See Clause 97.
Construction
     42. The side headings have been included in this charter for convenience of reference and shall in no way affect the construction hereof. Rider Clauses 43 – 98 as attached and Questionnaire 88 to form an integral part of this Charter Party.

Owners	Charterers

Rider Clauses 43 – 98 to Shelltime 4
Time Charter Party for M/T “Stena Concept”
43.	PRIVATE AND CONFIDENTIAL

All negotiations and fixture to be kept strictly private and confidential by all parties and shall not be reported except for certain mandatory reporting required.

44.	CARGOES

Clean petroleum products and chemicals.

45	TRADING RANGE

World-wide trading always afloat, always within British Institute Warranty Limits, as may be revised from time to time, or within the limits applying in Owners’ insurances in effect from time to time, however excluding any war zones, embargoed countries and any other areas to which restrictions may be imposed by the United Nations or the flag state. The Charterers may be allowed to breach the trading limits as described above subject to the Charterers paying any extra insurance premium supported by vouchers from Owners’ underwriters.

46.	REDELIVERY

Charterers to provide 15 and 10 days notice of redelivery area, and 5/3/2/1 day(s) definite notice of redelivery and place.

47.	BASIC HIRE

The Charterers shall pay for the use of the vessel in accordance with the terms of this charter party a daily rate in US Dollars ($) (the “Basic Hire”), which shall be payable monthly in advance, as per the following schedule:

Period		Basic Hire
1	January [__] 2006 – January [__], 2007	$19,765
2	January [__] 2007 –January [__], 2008	$20,043
3	January [__] 2008 –January [__], 2009	$20,335
Option 1	January [__] 2009 –January [__], 2010	$17,942
Option 2	January [__] 2010 –January [__], 2011	$18,264
Option 3	January [__] 2011 –July [__], 2011	$18,603
Option 4	July [__] 2011 – July [__], 2012	$21,158
Option 5	July [__] 2012 – July [__], 2013	$21,531

48	ADDITIONAL HIRE

Additional Hire, as hereinafter defined, shall only be payable for Option Years 1-3, as defined in Clause 47 and only if such extension of the Charter is the result of the Charterer’s exercising of their option for such extension in accordance with Clause 49.
(A)	Payment of Additional Hire

In addition to payment of Basic Hire hereunder, the Charterers shall pay to the Owners Additional Hire (as defined below), if any, quarterly in arrears, on each Additional Hire Payment Date as hereinafter provided. As used herein “Additional Hire Payment Date” means the 25th day of the first month of each calendar quarter commencing on the first full calendar quarter after the Delivery Date (as described in Clause 5), except that the last Additional Hire Payment Date shall be the 25th day following the Expiry Date (as described in clauses 4 and 49), provided that if such date is not a Business Day (as defined below), the Additional Hire Payment Date shall be the next succeeding Business Day. As used herein, a “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in New York City, Gothenburg and London.

No Additional Hire shall be payable in respect of any periods during which the vessel is off-hire pursuant to Clause 21, except that in the event of any class condition or recommendation determined by the vessel’s classification society during the inspection of the vessel undertaken by the Owners in connection with the purchase of the vessel (so long as such inspection shall be completed no later than 90 days following the delivery of the vessels), Additional Hire shall be payable for any off-hire periods resulting from the repair of such condition or recommendation unless such repairs can be completed during a regularly scheduled drydocking without increasing the time required to complete such drydocking.

(B)	Calculation of Additional Hire

The Additional Hire payable for any calendar quarter shall be equal to an amount calculated as fifty percent (50%) of the Weighted Average Hire for the quarter after deduction of the Basic Hire in effect for the quarter, subject to adjustment as provided in paragraph (C) below. As used herein the “Weighted Average Hire” for any calendar quarter shall be an amount equal to the Average Daily Rate for such calendar quarter multiplied by the number of days in such calendar quarter (excluding any days in such calendar quarter during which Additional Hire is not payable as provided in paragraph (A) above). As used herein, the “Average Daily Rate” shall be a daily rate equal to the weighted average of the following amounts:
(1)	A weighted average of the time charter hire per day received by the Charterers for any periods during the Calculation Period (as defined below) that the vessel is subchartered by the Charterers under a time charter after deduction of (i) ship broker commissions payable by the Charterers in an amount not to exceed 2.5 percent of the time charter hire received by the Charterers during the Calculation Period and (ii) commercial management fees payable by the Charterers in an amount not to exceed 1.25 percent of the time charter hire received by the Charterers during the Calculation Period; and

(2)	The Time Charter Equivalent Hire (as described below) for any period during the Calculation Period that the vessel is not subchartererd by the Charterer under a time charter.
For purposes of calculating the Average Daily Rate, the amounts set forth in (1) and (2) above shall be weighted based on the number of days the vessel was subchartererd by the Charterers under a time charter during the Calculation Period and the number of days the vessel was not subchartererd by the Charterers under a time charter during the Calculation Period.

If at any time the Weighted Average Hire calculated for any calendar quarter (or portion thereof), is equal to or less than the Basic Hire in effect for the quarter, the Additional Hire will be zero.

As used herein, the “Calculation Period” shall be the twelve month period ending on the last day of each calendar quarter.

As used herein, “Time Charter Equivalent Hire” shall mean (i) the weighted average of the Daily Value (as defined below) for the following notional round voyage routes applying the weight set forth opposite each route:

Rotterdam to New York – 40% Curacao to New York – 60%

or (ii) the weighted average of the Alternative Daily Values for the Alternative Routes applying the Alternative Weights (each as defined below), as applicable.

On the last day of each calendar quarter (or on the next Business Day if such day is not a Business Day) and on the Expiry Date, the Owners

and the Charterers shall instruct the Association of Shipbrokers and Agents Tanker Broker Panel or, exceptionally, another panel of brokers mutually acceptable to the Owners and the Charterers (the “Brokers Panel”) to determine the average spot rates (the “Average Spot Rates”) in Worldscale points over any periods during the Calculation Period that the vessel is not subchartered by the Charterers under a time charter. The Owners shall instruct the Brokers Panel to determine the Average Spot Rates on the following standard notional round voyage routes and cargo sizes for vessels of the same type as the vessel and to deliver its determination in writing to the Owners and the Charterers by not later than the fifth Business Day following the date of the request by the Owners and the Charterers to make such determination:

Rotterdam to New York with 37,000 tonnes clean Curacao to New York with 38,000 tonnes clean

In the exceptional case that the scheduled Brokers Panel meeting is unexpectedly cancelled the assessment will be provided at the earliest opportunity. The determination by the Brokers Panel of these Average Spot Rates shall be binding upon both the Owners and the Charterers.

The Brokers Panel shall invoice the Owners and the Charterers for the cost of the Brokers Panel assessment and of any experts engaged by the Brokers Panel. The amounts invoiced by the Brokers Panel shall be shared equally between the Owners and the Charterers.

On receipt of the Brokers Panel assessment, the Charterers will calculate the Time Charter Equivalent Hire in accordance with the following components and complete a calculation of the Weighted Average Hire and the amount of Additional Hire, if any, which will be forwarded to the Owners not later than the fifth Business Day following the date on which the Charterers receive the Average Spot Rates from the Brokers Panel. The calculation shall indicate whether there is Additional Hire due to the Owners or whether the calculation results in a negative number.

To calculate the “Daily Value” the Average Spot Rates for:

Rotterdam to New York with 37,000 tonnes clean
Curacao to New York with 38,000 tonnes clean
will be applied to the notional round voyage for the same route with cargo and then back in ballast using the following parameters:

a.	The Average Spot Rate, as supplied by the Brokers Panel, shall be multiplied by the Worldscale Flat rate for each notional round voyage route listed above as set forth in the New Worldwide Tanker Nominal Freight Scale as issued by the Worldscale Association and current for the period in question;

b.	To calculate the freight income, the product of the calculation set forth in (a) above shall be multiplied by the cargo size for each notional round voyage route listed above;

c.	To calculate the voyage income, bunker costs (equal to the bunkers used multiplied by the bunkers prices), port charges, ship broker commissions and commercial management fees, all as determined below, shall be deducted from the freight income calculated in (b) above;

d.	Bunkers used shall be determined by speed, distance and consumption of bunkers at sea and in port;

e.	Distance shall be as set forth in the “World-Wide Marine Distance Tables” published by Veson Nautical Distance Tables;

f.	Speed and consumption at sea shall be 14 knots at 36 tonnes per day in laden condition and 14 knots at 35 tonnes per day in ballast condition less a steaming allowance of 7.5 percent applied to the speeds to allow for weather and navigation;

g.	Bunkers in port – all inclusive – 40 tonnes per cargo;

h.	Time in port shall be 5.5 days, which shall be split 2 days loading, 2 days discharging and the balance of the time idling;

i.	Voyage duration for each notional round voyage route listed above shall be calculated using distance as set forth in (e) above, speed as set forth in (f) above and time in port as set forth in (h) above;

j.	Bunker prices shall be the mean of the average prices prevailing at Houston, New York and Curacao during the quarter for Marine Fuel Oil grade IFO 380 CST as published by Platts Bunkerwire, or another publication mutually acceptable to the Owners and the Charterers should Platts Bunkerwire become no longer available, plus applicable barge delivery charges (equal to the average barge delivery charges over the prior twelve-month period);

k.	Port charges for loading and discharging ports shall be equal to the published tariffs and exchange rates in effect on the last calendar day of the quarter, and include all vessel costs for port calls;

l.	Ship brokers commissions and a commercial management fee totalling 3.75 percent of the freight income shall be deducted from the voyage income; and

m.	The Daily Value for each notional round voyage route listed above shall be calculated by dividing the voyage income by the voyage duration.
If in the Charterers’ reasonable opinion it becomes impractical or dangerous, due to war, hostilities, warlike operations, civil war, civil commotion, revolution or terrorism for MR vessels to operate on the notional voyages for which the Average Spot Rates shall be determined, the Charterers may request the Owners’ agreement for the Daily Value to be substituted by an Alternative Daily Value (an “Alternative Daily Value”) for the period of such danger or restriction of trading. Such request shall not be unreasonably refused by the Owners. In such event, the Alternative Daily Value shall be calculated by the Charterers using the parameters set forth above on the basis of the Average Spot Rates using alternative notional round voyage routes (the “Alternative Routes”) and applying weights (the “Alternative Weights”) to the Alternative Routes that reasonably reflect realistic alternative round voyages trade for MR vessels during the period of such danger or restriction of trading.

The notional round voyage routes are intended to represent routes on which MR vessels are typically used. If during the term of this Charter, in the Charterers’ reasonable opinion, these routes cease to be used by MR vessels, or assumptions regarding bunkering ports contained herein cease to be applicable, the Charterers may, with the Owners’ consent, which shall not be unreasonably withheld, instruct the Brokers Panel to substitute alternative routes and bunkering ports (for purposes of determining bunker prices) that most closely match the routes and bunkering ports typically used by MR vessels and to apply appropriate weights to such routes.
If “Worldscale” ceases to be published, the Brokers Panel shall use its best judgment in determining the nearest alternative method of assessing the market rates on the specified voyages.
           Calculation Illustrations
Rotterdam to New York

Data used:
1)	Average Spot Rate (determined by Brokers Panel) = W300
2)	Worldscale Flat = $7.48
3)	Cargo size = 37,000
4)	Voyage duration = 27.16 days
5)	Bunker price = $180 per tonne
6)	Bunkers used = 808.93 tonnes
7)	Port charges = $88,000
8)	Calculation of freight income:

	1) multiplied by 2) = $3.00 x 7.48 = 22.44
	$22.44 x 3) 37,000 = $830,280

9)	Calculation of voyage income:
	Freight income	$830,280
	less:
	2.50% broker commissions	(20,757)
	1.25% commercial management fees	(10,379)
	Bunker costs 5) x 6)	(145,607)
	Port charges 7)	(88,000)

		(264,743)

	Voyage income $565,537

10)	Calculation of Daily Value
	9) / 4) = $565,537 / 27.16 = $20,822
Curacao to New York

	Data used:
1)	Average Spot Rate (determined by Brokers Panel) = W300
2)	Worldscale Flat = $4.61
3)	Cargo size = 38,000
4)	Voyage duration = 16.84 days
5)	Bunker price = $180 per tonne
6)	Bunkers used = 442.57 tonnes
7)	Port charges = $60,000
8)	Calculation of freight income:
	1) multiplied by 2) = 3.00 x 4.61 = 13.83
	$13.83 x 3) 38,000 = $525,540
9)	Calculation of voyage income:
	Freight income	$525,540
	less:
	2.50% broker commissions	(13,139)
	1.25% commercial management fees	(6,569)
	Bunker costs 5) x 6)	(79,663)
	Port charges 7)	(60,000)

		(159,371)

	Voyage income $366,169

10)	Calculation of Daily Value
	9) / 4) = $366,169 / 16.84 = $21,744

Calculation of Time Charter Equivalent Hire

Daily Value Rotterdam to New York x 40%	$8,329
Daily Value Curacao to New York x 60%	$13,046
Time Charter Equivalent Hire	$21,375

	(C)	Adjustment of Additional Hire

If, pursuant to Clause 48 of the Time Charter Party for M/T Stena Concept, entered into between the Charterers and Concept Ltd., a negative number results as the end of a calendar quarter from the deduction of the Basic Hire for such calendar quarter from the Weighted Average Hire for such calendar quarter, then 50% of such negative amount may be deducted from the total amount of Additional Hire, if any, payable by the Charterers in respect of the Stena Concept for such calendar quarter.

49		OPTION

Upon expiry of the initial three-year charter period, Charterers shall have the option, such option, to be declared by the Charterers in writing no less than seven months prior to the expiry of the initial charter period, to extend this Charter for two and one/half additional years at the Basic Hire specified for Option Years 1-3 in Clause 47, together with Additional Hire calculated in accordance with Clause 48. If the Charterers do not exercise such option, the Owners shall have the option, to be declared by the Owners no less than six months prior to the expiry of the initial charter period, to extend this Charter for two and one-half additional years at the Basic Hire specified for Option Years 1-3 in Clause 47, but without any Additional Hire.

If the Charter has been extended for Option Years 1-3 as aforementioned, by the Charterers or the Owners, as the case may be, the Charterers shall have two options, each to be declared by the Charterers not less than six months prior to the expiry of the charter period in effect at that time, to extend this Charter for one year at the Basic Hire specified in Clause 47 for Option Years 4 and 5 respectively, but without any Additional Hire.

50		IGS-COW-PUMPING

Charterers shall have the option to crude oil wash all parts of the vessel’s cargo tanks. Owners warrant that vessel is equipped with an Inert Gas System and Crude Oil Washing System in good working order and the Master, Officers and Crew are competent to operate said systems. If requested by Charterers or as required by international or local regulations, Owners agree to conduct crude oil washing of all cargo tanks at discharge port(s) simultaneously with cargo discharge operations and to Charterers’ satisfaction. International or local regulations shall prevail over Charterers’ orders if conflict exists. Owners warrant that the vessel can discharge her entire cargo in maximum 24 hours or maintain 100 p.s.i. at ship’s manifold provided shore facilities permit, excluding crude oil washing time and stripping.

The vessel shall be equipped with pressure gauges at each discharge manifold, which will be maintained in a proper working condition, and each gauge shall have a valid test certificate.

51	ELIGIBILITY CLAUSE

Owners warrant that the vessel is in all respects eligible under applicable laws and regulations for trading to the ports and places specified in under this charter party and that at all times she shall have on board all certificates, records and other documents required for such service. Furthermore, it is incumbent upon the Owners, unless the Charterers determine otherwise, to make every effort to obtain the following vetting approvals/acceptance: ChevronTexaco, Shell, Navion, BP, ExxonMobil, TotalFinaElf, Repsol.

In addition Owners will make best efforts to obtain, at Charterers’ cost, other approvals/ acceptances that may be required by Charterers during the duration of this time charter contract. Once the above approvals/acceptances have been obtained, Owners will ensure that such approvals/acceptances will be maintained throughout the duration of the time charter.

52	P & I INSURANCE COST LIABILITY
(A)	Owners warrant that, throughout the entire period of this Charter Party, Owners shall have full and valid protection and indemnity insurance (“P & I Insurance”) for the vessel, as described in sub-paragraph (B) of this Clause, with P & I Insurance placed with a P & I Club which is a member of the International Group of P & I Clubs. The P & I Insurance and excess insurance shall be at no cost to Charterers; except that Charterers shall reimburse Owners for one hundred (100) per cent of any documented net surcharges properly due and paid by Owners under the P & I Insurance and/or under the additional insurance for U.S. voyages or is employed in any trade area deemed by the Owners’ P & I Club to be within the Federal or State jurisdiction of the United States of America, and/or its executive economic zone as defined under the United States Oil Pollution Act of 1990 directed under the Charter Party by Charterers, (“U.S. voyages”) provided, however, that any reimbursement obligation of Charterers shall be conditioned upon Owners fully meeting the requirements of Clause 3. Any request for reimbursement by Owners under this Clause shall mean the surcharges, as described above, paid by Owners after taking into consideration any and all discounts and/or rebates received or receivable by the Owners or to the Owners’ credit under the P & I Insurance and/or additional insurance.

(B)	The P & I Insurance must include coverage against liability for cargo loss/damage per incident and coverage against liability for pollution, including ITOPF obligations, (“Pollution Liability”) for an amount not less than USD 1 billion per incident.

(C)	If requested by Charterers, Owners shall promptly furnish to the Charterers proper evidence of such P & I Insurance and excess insurance immediately upon signing the Charter Party term. A breach by the Owners of the above warranty shall entitle Charterers to obtain such P&I Insurance and excess insurance at its own costs; provided, however, that in such event Charterers shall be entitled to deduct the costs of such insurances from the payment of hire pursuant to this Charter.
(D)	In any event Owners undertake to have always in place throughout the entire period of this Charter Party the oil pollution coverage required by the industry available through P & I Club, which is a member of The International Group of P & I Clubs and/or first class insurance company.

(E)	To the extent possible the Charterers shall be co-insured under the P&I Insurance

53	FINANCIAL RESPONSIBILITY IN RESPECT OF POLLUTION

If Charterers advise Owners that the vessel is to call at any port where environmental legislation has been enacted that requires the procurement of financial guarantees, special certificates or special permits, all related costs payable per call related to compliance with such legislation (including obtaining a Certificate of Financial Responsibility and other requirements of the Oil Pollution Act of 1990, as amended from time to time, with respect to any U.S. port) shall be paid by Charterers. Owners shall supply any relevant documents to Charterers, and Charterers shall have the benefit of any eventual discount on the above.

54	VESSEL’S CASUALTIES

The Owners shall cause the Master to inform Charterers immediately by telefax or telex if any situation occurs which results, or is likely to result in either delays, or damages to the vessel or machine systems, including but not limited to, failure of inert gas system, cargo systems, or delays from proceeding to assistance of other vessels, or in damages to cargo, or in pollution, oil spill, and/or oil discharge.

55	LETTER OF INDEMNITY

If Bill of Lading is not available at any discharge port or place to which the vessel may be ordered by Charterers under this Charter or if Charterers require Owners to deliver cargo to a party and/or at a port or place other than set out in the Bills of Lading, then Owners shall nevertheless discharge the cargo carried by the vessel in compliance with Charterers’ instructions, upon a consignee nominated by Charterers (hereinafter called “the Receiver”) presenting reasonable identification to the Master, in consideration of the following undertakings by the Charterers:-

Then in each case, the vessel shall discharge the cargo as directed by the Charterers in consideration of the following indemnity, which shall be deemed to be given in each and every occasion:

(A)	Charterers shall indemnify Owners and their servants or agents and hold all of them harmless in respect of:
1.	All liability loss or damage of whatsoever nature (including legal costs as between attorney and solicitor and clients and associated expenses) which Owners and their servants and agents may sustain by reason of delivering cargo in accordance with Charterers’ request, or

2.	Any liability in respect of loss or damage to cargo which Owners and their servants and agents may incur by reason of a change in destination to the extent that such liability exceeds the liability that would have been incurred if the new destination had been named as the original discharge port in the Bill of Lading.
(B)	In the event of any proceeding being commenced against Owners and their servants and agents, in connection with the delivery of the goods as aforesaid, Charterers shall provide them from time to time with sufficient funds to defend the said proceedings.

(C)	If the vessel or any other vessel or property belonging to Owners should be arrested or detained by reason of Owners complying with Charterers’ aforesaid request, Charterers shall provide such bail or other security as may be required to secure the release of such vessel or property and to indemnify Owners in respect of any loss, damage, or expense caused by such arrest or detention whether or not the same is justified.

(D)	Owners shall promptly notify the Charterers:
1.	If any person, other than a person to whom the Charterers ordered the Owners to deliver or produce delivery of the cargo, claims to be entitled to such cargo, or

2.	If the vessel or any other property is arrested as a result of any such discharge of cargo as aforesaid
(E)	As soon as all original Bills of Lading shall have arrived and/or come into the Charterers’ possession, the Charterers shall deliver them to the Owners or Owners’ nominees duly endorsed whereupon the present Charterers’ liability shall cease.

(F)	Charterers warrant that they are authorised by the party or parties entitled to the cargo to direct the vessel to discharge the cargo as aforesaid.

(G)	This indemnity shall be governed by and construed in accordance with United States Law, and all disputes, controversies or claims arising out or in relation to this indemnity or the breach, termination or invalidation thereof shall be decided by the United States District Court for the Southern District of New York, and the Charterers undertake to instruct New York solicitors to accept service of any proceedings in respect of any dispute arising out of or in connection with this indemnity when called upon to do so.

56	EXXON DRUG AND ALCOHOL POLICY CLAUSE
Owners warrant that they have a policy on Drug and Alcohol Abuse (“Policy”) applicable to the vessel, which meets or exceeds the standards in the Oil Companies International Marine Forum Guidelines for the Control of Drugs and Alcohol Onboard Ships. Under the Policy, alcohol impairment shall be defined as a blood alcohol content of 40-mg/100 ml or grater; the appropriate seafarers to be tested shall be all vessel Officers and the drug/alcohol testing and screening shall include random or unannounced testing in addition to routine medical examinations. An object of the Policy should be that the frequency of the random/unannounced testing to be adequate to act as an effective abuse deterrent, and that all Officers be tested at least once a year through a combined program of random/unannounced testing and routine medical examinations.
Owners further warrant that the Policy will remain in effect during the term of this Charter and that Owners shall exercise due diligence to ensure that the Policy is complied with. It is understood that an actual impairment or any test finding of impairment shall not in and of itself mean the Owners have failed to exercise due diligence.
57	SOLAS CLAUSE
The vessel has a valid SOLAS Safety Equipment and SOLAS Construction Certificates.
58	TELEFAX/TELEX CLAUSE
The vessel has a telefax and a telex machine on board, which Owners shall maintain in good working order throughout the entire period of this Charter Party.
59	ISPS CLAUSE
(a)

(i)	From the date of coming into force of the International Code for the Security of Ships and of Port Facilities and the relevant amendments to chapter XI of SOLAS (ISPS Code) in relation to the vessel and thereafter during the currency of this Charter, the Owners shall procure that both the vessel and “the Company” (as defined by the ISPS Code) shall comply with the requirements of the ISPS Code relating to the vessel and “the Company”. Upon request the Owners shall provide a copy of the relevant International Ship Security Certificate (or the Interim International Ship Security Certificate) to the Charterers. The Owners shall provide the Charterers with the full style contact details of the Company Security Officer (CSO).

(ii)	Except as otherwise provided in this Charter, loss, damage, expense or delay, excluding consequential loss, caused by failure on the part of the Owners or “the Company” to comply with the requirements of the ISPS Code or this Clause shall be for the Owners’ account.

(b)

(i)	The Charterers shall provide the CSO and the Ship Security Officer (SSO)/Master with their full style contact details and, where sub-letting is permitted under the terms of this Charter, shall ensure that the contact details of all sub-charterers are likewise provided to the CSO and the SSO/Master. Furthermore, the Charterers shall ensure that all sub-charter parties they enter into during the period of this Charter Party contain the following Provision:
“The Charterers shall provide the Owners with their full style contact details and, where sub-letting is permitted under the terms of the charter party, shall ensure that the contact details of all sub-charterers are likewise provided to the Owners”.
(ii)	Except otherwise provided in this Charter, loss damage, expense or delay, excluding consequential loss, caused by failure on the part of the Charterers to comply with this Clause shall be for the Charterers’ account.

(c)	Notwithstanding anything else contained in this Charter all delay costs or expenses whatsoever arising out of or related to security regulations or measures required by the port facility or any relevant authority in accordance with the ISPS Code including, but not limited to, security guards, launch services, tug escorts, port security fees or taxes or expenses, shall be for the Charterers’ account unless such costs or expenses result solely from the Owners’ negligence. All measures required by the Owners to comply with the Ship Security Plan shall be for the Owners’ account.

(d)	If either party makes any payment which is for the other party’s account according to this Clause, the other party shall immediately indemnify the paying party.
60	AUTOMATED MANIFEST SYSTEM (AMS) CLAUSE
U.S. customs clearance – if cargo is to be discharged in a U.S. port or territory subject to control by the U.S. Customs and Border Protection (“CBP”), Charterers warrant that all necessary details required by CBP for clearance of the cargo, inclusive of but not limited to, shipper consignee and notify party full name, address and phone number or telex number, will be included on each Bill of Lading or alternatively supplied to Owners in writing a minimum of 24 hours prior to vessel’s arrival at the first designated U.S. port of discharge. For voyages less than 24 hours in duration this information must be included on the Bill of Lading or advised to Owners prior to vessel departure from the loading place or port. Any delays, fines or penalties incurred due to Charterers’ failure to comply with the above will be for Charterers’ account.
Effective 4 March 2004, all imported cargoes into the U.S. must be electronically reported via the Bureau of U.S. customs and border protection AMS system. This requires the carrier to have a type 3 international carriers bond as well as a Standard Carriers Alpha Code (“SCAC”). It is the responsibility of the carrier to ensure that this reporting requirement occurs 24 hours prior to vessel’s arrival at the first U.S. port. Should the international voyage be less than 24 hours in duration, the carrier shall electronically file the manifest via the automated manifest system at the time of loading in the foreign port. Owners and/or vessel master or their designated agent will provide a copy of the electronically filed manifest to the Charterers or their designated agent at the time of filing with CBP.
Owners warrant that it is aware of the requirements of the U.S. customs and border protection regulation issued on 5 December 2003 under federal register Part II Department of Homeland security 19 CFR Parts 4, 103 et al. and will comply fully with these requirements for entering U.S. ports. Any delays, fines or penalties incurred due to Owners’ failure to comply with the above will be for Owners’ account.
61	DERRICKS
The vessel shall be equipped, throughout the entire period of this Charter Party with minimum of 1x15 ton derricks.
62	I T O P F
Owners warrant that vessel is a member of the International Tanker Owners Pollution Federation (ITOPF), and that Owners will retain such membership during the entire period of this contract. Owners further warrant that the vessel shall, during the period under this contract, be in full compliance with 1969 Civil Liability Convention (CLC) and the 1971 Fund Convention.
63	OIL SPILL PREVENTION AND RESPONSE
Should Charterers determine that Owners do not have a suitable or adequate Oil Spill Response Contingency Plan that provides directly or through membership or contract with an oil spill response contractor or organisation all necessary equipment or personnel to prevent, abate, contain and remove pollution, Charterers shall notify Owners concerning any such deficiencies. Owners shall promptly rectify such deficiencies at Owners’ cost and expense.

64	INSURANCE PROVISION
Upon request by Charterers, Owners will provide documentary evidence of insurance. Further, Owners shall give a minimum of ten (10) days notice to Charterers in the event that liability cover is to be lowered or withdrawn.
65	SPILL RESPONSE CONTINGENCY PLAN
Owners warrant they have an “Oil Spill Response Contingency Plan” and that they will provide Charterers a copy prior to commencement of this Charter including phone numbers of key Owners contacts. Owners further warrant that during this Charter Party and any extension thereof that this plan will comply with all U.S. Federal and U.S. Coast Guard Requirements.
66	COMPLIANCE CLAUSE
Owners warrant that the vessel shall, during the period of this Charter, comply with all applicable international conventions, all applicable Laws, regulations and/or other requirements of the country of the vessel registry and of the countries of the port(s) and/or place(s) to which the vessel may be ordered hereunder and all applicable regulations and/or requirements of any terminals or facilities in such port(s) or place(s) where the vessel shall load or discharge. Owners further warrant that the vessel shall have on board, during subject period, all certificates, records or other documents required by the aforesaid conventions, laws, regulations and/or requirements. The conventions, laws, regulations and requirements referred to in this paragraph include the conventions, laws, regulations and requirements concerning ship size, ship design, safety, operation of ship equipment (including inert gas and crude oil wash system if the vessel is so equipped), navigation, pollution and other like matters.
67	U.S. COAST GUARD REGULATION CLAUSE
Owners certify that the vessel will be in full compliance with all known and future applicable United States Coast Guard Regulations including Pollution Prevention Regulations as specifically described as 33 CFA parts 154, 155 and 156 or will hold necessary waivers if not in compliance. Any delay as a result of non-compliance will count as time off hire. If and for as long as the vessel will not be traded to the U.S., Charterers may relieve the Owners from any obligation under this clause.
68	ARCO CAST IRON CLAUSE
Owners warrant that all riser valves and fittings, outboard of the last fixed rigid support to the vessel’s deck, that are used in the transfer of cargo or ballast, will be made of steel or nodular iron and that only one steel reducer or spacer will be used between the vessel’s valve and the loading arm. The fixed rigid support must be designed to prevent both lateral and vertical movement of the transfer manifold.
69	SHIP-TO SHIP LIGHTERAGE CLAUSE
Charterers have the option to load and/or discharge and/or lighten the vessel via ship-to-ship transfer in accordance with the procedure set out in “OCIMF’S Ship-to-Ship Transfer Guide”, always to the Master’s satisfaction.
If ship-to-ship transfer is required this is subject to the Master’s approval. In this event Charterers shall provide a sheltered area for conduct of ship-to-ship transfer operation. Any extra insurance costs, which may be placed on the vessel and/or cargo as a result of such ship-to-ship transfer operation, shall be for Charterers’ account. Charterers are to provide and pay for adequate fenders, moorings, hoses and equipment necessary to perform the ship-to-ship transfer operations, all of which shall be to the Master’s satisfaction.
Such ship-to-ship transfer operation shall always be carried out in conformity, with the provisions of the “OCIMF Ship-to-Ship Transfer Guide”, but ship-to-ship transfer operations shall always be at the Master’s discretion and if the Master at any time considers that ship-to-ship transfer operations are or should become unsafe and have to be interrupted, the vessel shall not be considered as off hire.
Charterers shall notify Owners of such ship-to-ship transfer operations and give Owners sufficient notice to arrange additional insurance cover for ship-to-ship transfer purpose.
Full or partial discharge into lighters/barges shall not be considered to be ship-to-ship transfer.
70	MOORING AND HOSE CLAUSE
Owners shall, unless otherwise notified by Charterers or their agent, supply at Owners’ expense all hands, equipment and facilities required on board the mooring and unmooring and connecting and disconnecting hoses for loading and discharging.
71	SPEED AND CONSUMPTION FIGURES
In addition to Clause 24 (a) speed and consumption:
Laden/Ballast Fuel Oil 380 CST:

Speed	Consumption laden	Consumption ballast
14.0 knots	36 tons per day	—
14.0 knots	—	35 tons per day

From the above mentioned speeds there shall be deducted a steaming allowance of 7.5 per cent to allow for weather and navigation.

Idle in port or stand by:	5 tons per day
Loading:	7.5 tons per day
Pumping at full capacity:	25 tons per cargo
72	CLEANING CLAUSE
Cleaning of cargo tanks to be performed by the vessel’s crew in accordance with Charterers’ cleaning instructions, which always to be compatible with coating type/resistance list and the vessel’s tanks, lines, gaskets, pumps and coils.
Charterers supply cleaning chemicals if required due to cargoes carried.
73	DETENTION CLAUSE
Should the vessel be seized or detained by any authority or arrested at the suit of any party having or purporting to have a claim against any interest in the vessel incurred by the actual Owners, hire shall not be payable in respect of any period during which the vessel is not at Charterers’ use and all extra expenses shall be for Owners’ account, unless such seizure or detention is occasioned by any personal act or omission or default of Charterers or their agents, or by reason of the cargo carried.
74	SMUGGLING CLAUSE
Any delays, expenses and/or fines incurred on the account of smuggling to be for Owners’ account if caused by the Master, Officers, Crew or Owners’ servants.
75	HOUSE FLAG/CHARTERERS’ MARKINGS
Charterers have the privilege of flying their house flag, to paint funnel, bow crest in their house colours and to paint their marks on ship’s sides and put/change name of vessel. On or prior to vessel’s redelivery Charterers shall remove their marks on ships sides and repaint ship’s name and funnel in accordance with Owners’ request. Cost of such paintings and/or repainting and/or changing name for Charterers’ account unless otherwise agreed with Master/Owners. Upon Charterers’ request crew to perform the work and payment to be settled direct between Charterers and Master.

76	ENGLISH LANGUAGE CLAUSE
The vessel will be manned with Master and Officers able to communicate both verbally and in written English ensuring smooth communication with Charterers, their agents and shore personnel of suppliers and receivers.
77	ITF CLAUSE
The Owners guarantee that the officers and crew on board are employed under terms and conditions approved by ITF head office competent for the country of the vessel’s flag during the whole Charter period.
In the event the vessel being subject to boycott by ITF or any other body, being delayed or rendered in-operative by strikes, labour stoppages or any other difficulties arising from the vessel’s flag, ownership, crew or terms of employment of other crew of the same ownership, operation or control, such time lost is to be considered as off-hire and all expenses incurred thereby, including fuel consumed during such period; to be for Owners’ account.
78	HEATING CLAUSE
The vessel to be able throughout the terms of this Charter to maintain the cargo temperature up to a maximum of 57.5 degrees Celsius (135 degrees Fahrenheit) and if loaded below to increase it by 4 degrees Celsius per day.
79	VACCINATION CERTIFICATES
The Owners/Managers to arrange at their time and expense that the Master, Officers and Crew of the vessel hold valid vaccination certificates.
80	REMEASURE CLAUSE
Charterers have the option to re-measure the vessel for the purpose of satisfying certain port/terminal regulations. All cost and time to be for Charterers’ account. The vessel to be redelivered non-measured at Owners’ option if Charterers exercised their option to re-measure in first place.
81	EXXON MOORING
Owners warrant that vessel’s mooring lines and wires shall comply fully with any one of three of Exxon Mooring Criteria during the Charter Party period. Charterers, subject to Owners’ prior consent, to supplement lines and mooring wires, load/or discharge pipes/equipment if required at Owners’ expense.

82	STORAGE CLAUSE
Charterers shall have the option of requesting the vessel to remain idle, at a safe place, at anchor/or drifting.
83	BREACH OF WARRANTY CLAUSE
If Owners are in breach of any of their representations and warranties, Charterers may so notify Owners in writing, and following the receipt by Owners of any such notice that Owners failed to exercise due diligence as required by their representations and warranties, the vessel shall be off-hire and no further payments shall be due until Owners have so demonstrated that they are exercising such due diligence.
84	INSPECTION CLAUSE
Owners agree to allow Charterers or their designated representative access to the vessel on demand at any time during the term of the Charter Party, for the purposes of carrying out a full and detailed inspection into every aspect of the vessel’s operation and maintenance. If as a result of such inspection the vessel is determined to be operating or maintained to a lesser standard than that existing at the time of delivery of the vessel to Charterers at the commencement of this Charter (the ‘’Delivery Standard’’) then Charterers may place the vessel off-hire until such time as the Owners return the vessel to the Delivery Standard as determined by Charterers. The vessel shall remain on-hire for 48 (forty-eight) hours after notice placing the vessel off-hire is given to allow Owners to review all deficiencies and to provide Charterers with an action plan.
For the purpose of this Clause the Delivery Standard is established by the report of Survey of the vessel dated ______________.
In enforcing this clause Charterers is to make allowances for fair wear and tear of the vessel.
85	ON-HIRE SURVEY
Owners/Charterers agree to hold a joint on-hire survey (physical conditions) at last discharge port prior delivery or first load port after delivery. Cost of said survey to be shared equally between Owners/Charterers. Same applies for redelivery.
86	ISM
Owners warrant that at all time during the performance of this charter the vessel shall strictly adhere to and conform to the requirements of the ISM Code and shall be in possession of a valid Safety Management Certificate (SMC).

Owners further warrant that at all times during the performance of this charter the Owners or the Managers shall comply with the provisions of the ISM Code and be in possession of a Document of Compliance (DOC).
87	CHANGE OF OWNERSHIP CLAUSE
Owners warrant that for the duration of this Charter (i) the Owners shall remain the sole owners of the vessel and Arlington Tankers Ltd. shall remain the direct legal and beneficial owner of the Owners, (ii) there will be no change in the technical management of the vessel other than changes pursuant to Section 3 of the Agreement, dated the date hereof, between Stena AB and the Owners, and (iii) there will be no change in the flag or registry of the vessel.
88	MULTIGRADE CARGOES
Owners warrant that the vessel shall always load/discharge cargo at the maximum possible rate consistent with the safe operation of the vessel. Additionally the vessel shall be capable of loading a full cargo within a maximum period of 24 hours (or prorated for part cargoes). Where more than one grade is to be loaded/discharged such grades shall be loaded/discharged concurrently, whilst maintaining two valve segregation between grades, provided the vessel is physically capable of doing so. Any additional time used owing to the inability of the vessel to load/discharge in accordance with the above shall be considered as time off hire.
89	ONBOARD BLENDING CLAUSE
Charterers shall have the right to perform onboard blending of cargo whilst loading, being two or more grades, over the designated cargo tanks to be loaded. Vessel’s staff shall ensure that proper stability maintained during the entire operation. Charterers’ nominated cargo inspector will always supervise such onboard blending and vessel’s staff is to follow the inspector’s recommendations. Charterers will issue L.O.I. in Owners’ P&I Club wording.
90	TRACKING SYSTEM CLAUSE
It is agreed that Charterers may from the time of fixing until completion of the charter period employ an Inmarsat tracking system on the vessel. Such tracking system works on data provided from the vessel’s onboard Inmarsat C system and can be installed simply, either remotely, or on some older systems with minimal set up input from the vessel.
All registration/communication costs relating to this tracking system will be for Charterers’ account. Charterers will advise when the system is operative and confirm termination on completion of charter.

91	Q88.COM CLAUSE
Owners to provide, free of charge, a copy of the OCIMF VPQ in the required electronic form so that the vessel can be included in Charterers’ subscription to the website “Q88.com”. Owners are furthermore required to update the system with vessel approval status, certification and any other information as required on a regular basis.
92	GREEN AWARD CLAUSE
Rebates in port dues etc. obtained via the Green award certificate to be refunded to Charterers, provided that Charterers have paid for the Green Award audit fees in full, or prorated for the period covered under this charter party.
93	SALE OF THE VESSEL
The Owners shall have no right to sell the vessel during term of this Charter or any extension thereof without the Charterers’ prior written consent, whose consent may be withheld at the Charterers’ sole discretion. For the purpose of this Clause 93, any sale, assignment, transfer, conveyance or disposition of the shares of the Owners, directly or indirectly through intermediate holding companies, by their sole shareholder Arlington Tankers, Inc. to any third party not controlled by Arlington Tankers, Inc. shall be deemed a sale of the vessel This clause 93 shall not prohibit in any way the mortgaging or hypothecation of the vessel to a financial institution pursuant to a financing transaction related to the purchase of the vessel by the Owners.
94	CHANGES/IMPROVEMENTS NECESSARY FOR THE OPERATION OF THE VESSEL OR IMPOSED BY LEGISLATION OR CLASS
(A)	In the event any improvement, structural change or the installation of new equipment is imposed by compulsory legislation and/or class rules, Charterers shall have the right to require that the Owners effect such improvement, structural changes or installations. The Charterers shall fully reimburse the Owners for the total cost of all such improvements, structural changes or installations up to USD100,000 in any calendar year. To the extent that the total cost of all such improvements, structural changes or installations exceed USD100,000 in any calendar year, the Charterers shall reimburse the Owners in an amount equal to the product of (i) the cost of such improvements, structural changes or installations and (ii) a fraction, the numerator of which shall be the number of whole months remaining in the charter period at the time of completion of such improvement, structural change or installation (the “Remaining Charter Period”) and the denominator of which shall be the number of whole months remaining in the depreciation period of the vessel (calculated as 25 years from the year the vessel was built) at the time of completion of such improvement, structural change or installation (such product, the “Reimbursement Payment”) and the balance of the cost of such improvement, structural change or installation shall be paid by the Owners. If the Charterers have made a payment to the Owners pursuant to the preceding sentence and following such payment the charter period is extended as a result of the exercise by the Charterers of their option rights under Clause 49 hereof, the Charterers shall pay additional compensation to the Owners in an amount equal to the difference between the Reimbursement Payment paid by the Charterers and the amount that would have been paid by the Charterers had the Remaining Charter Period used to calculate the Reimbursement Payment included the number of whole months in the extension period.
(B)	In any event any improvement, structural change or the installation of new equipment, not falling under (A) above, is deemed necessary by the Charterers for the continued operation of the vessel, Charterers shall have the right at their own cost to effect such improvement, structural changes or installation, with the Owners’ consent which shall not unreasonably be withheld.

(C)	The Owners have to be notified in writing in advance by the Charterers about any changes and/or improvements as afore mentioned.

(D)	Any change, improvement or installation made pursuant to this Clause shall be the property of Owners.
95	THIRD PARTY CLAUSE
Except as may be otherwise agreed in writing by the parties with any third party, a person who is not party to this Agreement/Charter may not enforce, or otherwise have the benefit of, any provision of this Agreement/Charter under the Contract (Rights of third Parties Act 1999), but this provision does not affect any right or remedy of a third party which exists or is available apart from the Act.
96	NEW CLAUSE PARAMOUNT
The Charterers warrant to include following clauses in all Bills of Lading issued pursuant to this time Charter by them or any subcharterer:
(i)	Subject to sub-clauses (2) or (3) hereof, this bill of Lading shall be governed by, and have effect subject to, the rules contained in the International convention for the Unification of Certain Rules relating to Bills of Lading signed at Brussels on 25th August 1924 (hereafter the “Hague Rules”) as amended by the Protocol signed at Brussels on 23rd February 1968 (hereafter the “Hague-Visby Rules”). Nothing contained herein shall be deemed to be either a surrender by the carrier of any rights or immunities or any increase of any of his responsibilities or liabilities under the Hague-Visby Rules.

(ii)	If there is governing legislation which applies the Hague-Visby Rules compulsory to this Bill of Lading, to the exclusion of the Hague-Visby

Rules, then this Bill of Lading shall have effect subject to the Hague Rules. Nothing herein contained shall be deemed to be either a surrender by the carrier of any of his rights or immunities or an increase of any of his responsibilities or liabilities under the Hague Rules.
(iii)	If there is governing legislation which applies the Hamburg Rules compulsory to this Bill of Lading to the exclusion of the Hague-Visby Rules, then this Bill of Lading shall have effect subject to the Hamburg Rules. Nothing herein contained shall be deemed to be either a surrender by the carrier of any of his rights or immunities or an increase of any of his responsibilities or liabilities under the Hamburg Rules.

(iv)	If any term of this Bill of Lading is repugnant to the Hague-Visby Rules, the Hague Rules or the Hamburg Rules, as applicable, such term shall be void to that extent but no further.
97	ARBITRATION
Any dispute arising under this charter shall be referred to the arbitration in London in accordance with the provisions of the Arbitration Act 1996, or any statutory modification or re-enactment thereof for the time being in force save to the extent necessary to give effect to this provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitration Association (LMAA) terms current at the time when the arbitration proceedings are commenced.
The reference shall be to three arbitrators; one to be appointed by each of the parties hereto, and the third to be appointed by the two so chosen; their decision or that of any two of them shall be final. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.
Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.
In case where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claim Procedure current at the time when the arbitration proceedings are commenced.
98	NO ASSIGNMENT BY CHARTERERS
Notwithstanding any other provisions of this Charter, the Charterers may not assign any of their rights and obligations under this Charter without the prior written consent of the Owners.

Exhibit B-2
Time Charter Party – Stena Contest

Code word for this Charter Party
“SHELLTIME 4”
Issued December 1984
Time Charter Party
IT IS THIS DAY ___ of January 2006, AGREED between Contest Ltd. of Hamilton, Bermuda (hereinafter referred to as “Owners”), being owners of the good motor tanker vessel called M/T “STENA CONTEST” (hereinafter referred to as “the vessel”) described as per Clause 1 hereof and Stena Bulk AB of Gothenburg, Sweden (hereinafter referred to as “Charterers”):
Description and Condition of Vessel
     1. At the date of delivery of the vessel under this charter
          (a) she shall be classed:
          (b) she shall be in every way fit to carry crude petroleum and/or its products;
          (c) she shall be tight, staunch, strong. in good order and condition, and in every way fit for the service. with her machinery, boilers. hull and other equipment (including but not limited to hull stress calculator and radar). in a good and efficient state:
          (d) her tanks. valves and pipelines shall be oil-tight:
          (e) she shall be in every way fitted for burning at sea – fueloil with a maximum viscosity of 380 as per ISO 8217:1996 RMH 35 Centistokes at 50 degrees Centigrade for main propulsion. marine diesel oil as per ISO 8217:1996 DMC for auxiliaries in port – marine diesel oil/ACGFO for auxiliaries;
          (f) she shall comply with the regulations in force so as to enable her to pass through the Suez and Panama Canals by day and night without delay:
          (g) she shall have on board all certificates, documents and equipment required from time to time by any applicable law to enable her to perform the charter service without delay;
          (h) she shall comply with the description in Questionnaire 88 appended hereto, provided however that if there is any conflict between the provisions of Questionnaire 88 and any other provision, including this Clause 1, of this charter such other provision shall govern.
Shipboard Personnel and their Duties
     2. (a) At the date of delivery of the vessel under this charter and throughout the duration of this Charter
               (i) she shall have a full and efficient complement of master, officers and crew for a vessel of her tonnage. who shall in any event be not less than the number required by the laws of the flag state and who shall be trained to operate the vessel and her equipment competently and safely;
               (ii) all shipboard personnel shall hold valid certificates of competence in accordance with the requirements of the law of the flag state;
               (iii) all shipboard personnel shall be trained in accordance with the relevant provisions of the International Convention on Standards of Training. Certification and Watchkeeping for Seafarers. 1978;
               (iv) there shall be on board sufficient personnel with a good working knowledge of the English language to enable cargo operations at loading and discharging places to be carried out efficiently and safely and to enable communications between the vessel and chose loading the vessel or accepting discharge therefrom to be carried out quickly and efficiently.
          (b) Owners guarantee that throughout the charter service the master shall with the vessel’s officers and crew, unless otherwise ordered by Charterers,
               (i) prosecute all voyages with the utmost despatch:
               (ii) render all customary assistance; and
               (iii) load and discharge cargo as rapidly as possible when required by Charterers or their agents to do so, by night or by day, but always in accordance with the laws of the place of loading or discharging (as the case may be) and in each case in accordance with any applicable laws of the flag state.
Duty to Maintain
     3. (i) Subject to Clause 94 throughout the charter service Owners shall, whenever the passage of time, wear and tear or any event (whether or not coming within Clause 27 hereof) requires steps to be taken to maintain or restore the conditions stipulated in Clauses 1 and 2(a), exercise due diligence so to maintain or restore the vessel.
          (ii) If at any time whilst the vessel is on hire under this charter the vessel fails to comply with the requirements of Clauses 1, 2(a) or 10 then hire shall be reduced to the extent necessary to indemnify Charterers for such failure. If and to the extent that such failure affects the time taken by the vessel to perform any services under this charter, hire shall be reduced by an amount equal to the value, calculated at the rate of hire, of the time so lost.
          (iii) If Owners are in breach of their obligation under Clause 3(i) Charterers may so notify Owners in writing; and if, after the expiry of 30 days following the receipt by Owners of any such notice, Owners have failed to demonstrate to Charterers’ reasonable satisfaction the exercise of due diligence as required in Clause 3(i). the vessel shall be off-hire, and no further hire payments shall be due, until Owners have so demonstrated that they are exercising such due diligence.

Period Trading date of Limits
4. Owners agree to let and Charterers agree to hire the vessel for a period three years commencing on the delivery under the Memorandum of Agreement for the vessel dated as the date hereof, between Owners and Ocean Swift Ltd. Bermuda (the MOA) unless extended under Clause 49 for the purpose of carrying all lawful merchandise (subject always to Clause 28) within the trading limits agreed in Clause 45. Notwithstanding the foregoing, but subject to Clause 35. Charterers may order the vessel to ice-bound waters or to any part of the world outside such limits provided that Owners consent thereto (such consent not to be unreasonably withheld) and that Charterers pay for any insurance premium acquired by the vessels underwriters as a consequence of such order. premium required by the vessel’s underwriters as a consequence of such order.
          Charterers shall use due diligence to ensure that the vessel is only employed between and at safe places (which expression when used in this charter shall include ports, berths, wharves. docks. anchorages. submarine lines, alongside vessels or lighters, and other locations including locations at sea) where she can safely lie always afloat. Notwithstanding anything contained in this or any other clause of this charter, Charterers do not warrant the safety of any place to which they order the vessel and shall be under no liability in respect thereof except for loss or damage caused by their failure to exercise due diligence as aforesaid. Subject as above, the vessel shall be loaded and discharged at any places as Charterers may direct, provided that Charterers shall exercise due diligence to ensure that any ship-to-ship transfer operations shall conform to standards not less than those set out in the latest published edition of the ICS/OCIMF Ship-to-Ship Transfer Guide.
          The vessel shall be delivered by Owners at a port or at sea at Charterer’s option and redelivered to Owners at a major oil port world wide at Charterers’ option.
Laydays/Cancelling
     5. The delivery of the vessel under this Charter shall be deemed to have occurred and this Charter shall be effective as of delivery of the Vessel to the Owners under the MOA. See Clause 99.
Owners to Provide
     6. Owners undertake to provide and to pay for all provisions, wages, and shipping and discharging fees and all other expenses of the master, officers and crew; also, except as provided in Clauses 4 and 34 hereof, for all insurance on the vessel, for all deck, cabin and engine-room stores, and for water; for all drydocking, overhaul, maintenance and repairs to the vessel; and for all fumigation expenses and de-rat certificates. Owners’ obligations under this Clause 6 extend to all liabilities for customs or import duties arising at any time during the performance of this charter in relation to the personal effects of the master, officers and crew, and in relation to the stores, provisions and other matters aforesaid which Owners are to provide and pay for and Owners shall refund to Charterers any sums Charterers or their agents may have paid or been compelled to pay in respect of any such liability. Any amounts allowable in general average for wages and provisions and stores shall be credited to Charterers insofar as such amounts are in respect of a period when the vessel is on-hire.
Charterers to Provide
     7. Charterers shall provide and pay for all fuel, towage and pilotage and shall pay agency fees, port charges, commissions, expenses of loading and unloading cargoes, canal dues and all charges other than those payable by Owners in accordance with Clause 6 hereof, provided that all charges for the said items shall be for Owners’ account when such items are consumed, employed or incurred for Owners’ purposes or while the vessel is off-hire (unless such items reasonably relate to any service given or distance made good and taken into account under Clause 21 or 22); and provided further that any fuel used in connection with a general average sacrifice or expenditure shall be paid for by Owners.
Rate of Hire
     8. Subject as herein provided, Charterers shall pay for the use and hire of the vessel at the rate agreed in Clause 47 and Clause 48 per day, and pro rata for any part of a day, from the time and date of her delivery UTC until the time and date of her redelivery (UTC) to Owners.
Payment of Hire
     9. payment of hire shall be made in immediately available funds to:
a bank and bank account nominated by the Owners per calendar month in advance, less:
               any hire paid which Charterers reasonably estimate to relate to off-hire periods, and
Charterers shall not be responsible for any delay or error by Owners’ bank in crediting Owners’ account provided that Charterers have made proper and timely payment.
          In default of such proper and timely payment,
          (a) Owners shall notify Charterers of such default and Charterers shall within seven days of receipt of such notice pay to Owners the amount due including interest, failing which Owners may withdraw the vessel from the service of Charterers without prejudice to any other rights Owners may have under this charter or otherwise; and
          (b) Interest on any amount due but not paid on the due date shall accrue from the day after that date up to and including the day when payment is made, at a rate per annum which shall be 1% above the U.S. Prime Interest Rate as published by the JP Morgan Chase in New York at 12.00 New York time on the due date, or, if no such interest rate is published on that day, the interest rate published on the next preceding day on which such a rate was so published, computed on the basis of a 360 day year of twelve 30-day months, compounded semi-annually.
Space Available to Charterers
     10. The whole reach, burthen and decks of the vessel and any passenger accommodation (including Owners’ suite) shall be at Charterers’ disposal, reserving only proper and sufficient space for the vessel’s master. officers, crew, tackle, apparel , furniture, provisions and stores, provided that the weight of stores on board shall not, unless specially agreed, exceed 350 tonnes at any time during the charter period.
Overtime
     11. Overtime pay of the master, officers and crew in accordance with ship’s articles shall be for Charterers account when incurred, as a result of complying with the request of Charterers or their agents, for loading. discharging, heating of cargo, bunkering or tank cleaning.
Instructions and Logs
     12. Charterers shall from time to time give the master all requisite instructions and sailing directions, and he shall keep a full and correct log of the voyage or voyages, which Charterers or their agents may inspect as required. The master shall when required furnish Charterers or their agents with a true copy of such log and with properly completed loading and discharging port sheets and voyage reports for each voyage and other returns as Charterers may require. Charterers shall be entitled to take copies at their expense of any such documents which are not provided by the master. All reports are to be made in English.
Bills of Lading
     13. (a) The master (although appointed by Owners) shall be under the orders and direction of Charterers as regards employment of the vessel, agency and other arrangements, and shall sign bills of lading as Charterers or their agents may direct (subject always to Clauses 35(a) and 40) without prejudice to this charter. Charterers hereby indemnify Owners against all consequences or liabilities that may arise
               (i) from signing bills of lading in accordance with the directions of Charterers or their agents, to the extent that the terms of such bills of lading fall to conform to the requirements of this charter. or (except as provided in Clause 13(b)) from the master otherwise complying with Charterers’ or their agents’ orders:
               (ii) from any irregularities in papers supplied by Charterers or their agents.
          (b) Notwithstanding the foregoing, Owners shall not be obliged to comply with any orders from Charterers to discharge all or part of the cargo
               (i) at any place other than that shown on the bill of lading and/or
               (ii) without presentation of an original bill of lading unless they have received from Charterers both written confirmation of such orders and an indemnity in a form acceptable to Owners. See also Clause 55.
Conduct of Vessel’s Personnel
     14. If Charterers complain of the conduct of the master or any of the officers or crew, Owners shall immediately investigate the complaint. If the complaint proves to be well founded, Owners shall. without delay. make a change in the appointments and Owners shall in any event communicate the result of their investigations to Charterers as soon as possible.
Bunkers at Delivery and Redelivery
     15. Owners acknowledge that bunkers on board at delivery are the property of Charterers and Owners shall on redelivery (whether it occurs at the end of the charter period or on the earlier termination of this charter) accept and pay for all bunkers remaining on board be at the price paid at the vessel’s last port of bunkering before redelivery.
Stevedores, Pilots, Tugs
     16. Stevedores when required shall be employed and paid by Charterers, but this shall not relieve Owners from responsibility at all times for proper stowage, which must be controlled by the master who shall keep a strict account of all cargo loaded and discharged. Owners hereby indemnify Charterers, their servants and agents against all losses, claims, responsibilities and liabilities arising in any way whatsoever from the employment of pilots, tugboats or stevedores, who although employed by Charterers shall be deemed to be the servants of and in the service of Owners and under their instructions (even if such pilots, tugboat personnel or stevedores are in (act the servants of Charterers their agents or any affiliated company): provided. however, that
               (i) the foregoing indemnity shall not exceed the amount to which Owners would have been entitled to limit their liability if they had themselves employed such pilots. tugboats or stevedores, and
               (ii) Charterers shall be liable for any damage to the vessel caused by or arising out of the use of stevedores, fair wear and tear excepted, to the extent that Owners are unable by the exercise of due diligence to obtain redress therefor from stevedores.
Supernumeraries
     17. Charterers may send representatives in the vessel’s available accommodation upon any voyage made under this charter.
Sub-letting
     18. Charterers may sub-let the vessel, but shall always remain responsible to Owners for due fulfilment of this charter.
Final Voyage
     19. If when a payment of hire is due hereunder Charterers reasonably expect to redeliver the vessel before the next payment of hire would fall due, the hire to be paid shall be assessed on Charterers’ reasonable estimate of the time necessary to complete Charterers’ programme up to redelivery, and from which estimate Charterers may deduct amounts due or reasonably expected to become due for bunkers on board at redelivery pursuant to Clause 15.
      Promptly after redelivery any overpayment shall be refunded by Owners or any underpayment made good by Charterers.
      If at the time this charter would otherwise terminate in accordance with Clause 4 the vessel is on a ballast voyage to a port of redelivery or is upon a laden voyage, Charterers shall continue to have the use of the vessel at the same rate and conditions as stand herein for as long as necessary to complete such ballast voyage. or to complete such laden voyage and return to a port of redelivery as provided by this charter. as the case may be.
Loss of Vessel
          20. Should the vessel be lost, this charter shall terminate and hire shall cease at noon on the day of loss; should the vessel be a constructive total loss, this charter shall terminate and hire shall cease at noon on the day on which the vessel’s underwriters agree that the vessel is a constructive total loss; should the vessel be missing, this charter shall terminate and hire shall cease at noon on the day on which she was last heard of. Any hire paid in advance and not earned shall be returned to Charterers and Owners shall reimburse Charterers for the value of theestimated quantity of bunkers on board at the time of termination, at the price paid by Charterers at the last bunkering port.
Off Hire
     21. (a) On each and every occasion that there is loss of time (whether by way of interruption in the vessel’s service from reduction in the vessel’s performance, or in any other manner)
     (i) due to deficiency of personnel or stores; repairs; gas-freeing for repairs; time in and waiting to enter dry dock for repairs; breakdown (whether partial or total) of machinery, boilers or other parts of the vessel or her equipment (including without limitation tank coatings); overhaul, maintenance or survey; collision, stranding, accident or damage to the vessel or anyother similar cause preventing the efficient working of the vessel; and such loss continues for more than three consecutive hours (if resulting from interruption in the vessel’s service) or cumulates to more than three hours (if resulting from partial loss of service); or
     (ii) due to industrial action, refusal to sail, breach of orders or neglect of duty on the part of the master, officers or crew; or
     (iii) for the purpose of obtaining medical advice or treatment for or landing any sick or injured person (other than a Charterers’ representative carried under Clause 17 hereof) or for the purpose of landing the body of any person (other than a Charterers’ representative), and such loss continues for more than three consecutive hours: or
     (iv) due to any delay in quarantine arising from the master, officers or crew having had communication with the shore at any infected area without the written consent or instructions of Charterers or their agents. or to any detention by customs or other authorities caused by smuggling or other infraction of local law on the part of the master, officers, or crew; or
     (v) due to detention of the vessel by authorities at home or abroad attributable to legal action against or breach of regulations by the vessel, the vessel’s owners, or Owners (unless brought about by the act or neglect of Charterers); then without prejudice to Charterers’ rights under Clause 3 or to any other rights of Charterers hereunder or otherwise the vessel shall be off-hire from the commencement of such loss of time until she is again ready and in an efficient state to resume her service from a position not less favourable to Charterers than that at which such loss of time commenced; provided, however, that any service given pr distance made good by the vessel whilst off-hire shall be taken into account in assessing the amount to be deducted from hire.
     (b) If the vessel fails to proceed at any guaranteed speed pursuant to Clause 24, and such failure arises wholly or partlyfrom any of the causes set out in Clause 21(a) above, then the period for which the vessel shall be off-hire under this Clause 21 shall be the difference between
     (i) the time the vessel would have required to perform the relevant service at such guaranteed speed, and
     (ii) the time actually taken to perform such service (including any loss of time arising from interruption in the performance of such service). For the avoidance of doubt, all time included under (ii) above shall be excluded from any computation under Clause 24.
          (c) Further and without prejudice to the foregoing, in the event of the vessel deviating (which expression includes without limitation putting back, or putting into any port other than that to which she is bound under the instructions of Charterers) for any cause or purpose mentioned in Clause 21(a), the vessel shall be off-hire from the commencement of such deviation until the time when she is again ready and in an efficient state to resume her service from a position not less favourable to Charterers than that at which the deviation commenced. provided, however. that any service given or distance made good by the vessel whilst so off-hire shall be taken into account in assessing the amount to be deducted from hire. If the vessel, for any cause or purpose mentioned in Clause 21 (a), puts into any port other than the port to which she is bound on the instructions of Charterers, the port charges, pilotage and other expenses at such port shall be borne by the Owners. Should the vessel be driven into any port or anchorage by stress of weather hire shall continue to be due and payable during any time lost thereby.
          (d) If the vessel’s flag state becomes engaged in hostilities, and Charterers in consequence of such hostilities find it commercially impracticable to employ the vessel and have given Owners written notice thereof then from the date of receipt by Owners of such notice until the termination of such commercial impracticability the vessel shall be off-hire and Owners shall have the right to employ the vessel on their own account.
          (e) Time during which the vessel is off-hire under this charter shall count as part of the charter period.
Periodical Drydocking
22. (a) Owners have the obligation to drydock the vessel at regular intervals as agreed by Charterers. On each occasion Owners shall propose to Charterers a date on which they wish to drydock the vessel, not less than two months before such date, and Charterers shall offer a port for such periodical drydocking and shall take all reasonable steps to make the vessel available as near to such date as practicable.
               Owners shall put the vessel in drydock at their expense as soon as practicable after Charterers place the vessel at Owners’ disposal clear of cargo sediments and gas free. Charterers shall be responsible for and pay for the disposal into reception facilities of tank washings and residues and shall have the right to retain any monies received therefor, without prejudice to any claim for loss of cargo under any bill of lading or this charter.

               The expenses of gas-freeing. including without limitation the cost of bunkers, shall be for Owners account.
Ship Inspection
     23. Charterers shall have the right at any time during the charter period to make such inspection of the vessel as they may consider necessary. This right may be exercised as often and at such intervall as Charterers in their absolute discretion may determine and whether the vessel is in port or on passage-,-Owners affording all necessary co-operation and accommodation on board provided, however,
(i) that neither the exercise nor the non-exercise, nor anything done or not done in the exercise or non-exercise, by Charterers of such right shall in any way reduce the master’s or Owners’ authority over. or responsibility to Charterers or third parties for, the vessel and every aspect of her operation, nor increase Charterers’ responsibilities to Owners or third parties for the same; and
See also Clause 84.
Detailed Description and Performance
     24. (a) Owners guarantee that the speed and consumption of the vessel shall be as follows:-

Average speed	Maximum average bunker consumption
in knots	main propulsion — auxiliaries
fuel oil/diesel oil Laden	tonnes	fuel oil/diesel oil tonnes

See Clause 71
Ballast
The foregoing bunker consumptions are for all purposes except cargo heating and tank cleaning and shall be pro- rated between the speeds shown.
          The service speed of the vessel is knots laden and knots in ballast and in the absence of Charterers’ orders to the contrary the vessel shall proceed at the service speed. However if more than one laden and one ballast speed are shown in the table above Charterers shall have the right to order the vessel to steam at any speed within the range set out in the table (the “ordered speed”).
          If the vessel is ordered to proceed at any speed other than the highest speed shown in the table. and the average speed actually attained by the vessel during the currency of such order exceeds such ordered speed plus 0.5 knots (the “maximum recognised speed”). then for the purpose of calculating any increase or decrease of hire under this Clause 24 the maximum recognised speed shall be used in place of the average speed actually attained.
          For the purposes of this charter the “guaranteed speed” at any time shall be the then—current ordered speed or the service speed, as the case may be
          The average speeds and bunker consumptions shall for the purposes of this Clause 24 be calculated by reference to the observed distance from pilot station to pilot station on all sea passages during each period stipulated in Clause 24 (c), but excluding any time during which the vessel is (or but for Clause 22 (b) (i) would be) off-hire and also excluding “Adverse Weather Periods”, being (i) any periods during which reduction of speed is necessary for safety in congested waters or in poor visibility (ii) any days, noon to noon. when winds exceed force [5] on the Beaufort Scale for more than 12 hours.

(b) If during any year from the date on which the vessel enters service (anniversary to anniversary) the vessel falls below the performance guaranteed in Clause 24(a) then if such shortfall or excess results

(i) from a reduction in the average speed of the vessel. compared to the speed guaranteed in Clause 24(a), then an amount equal to the value at the hire rate of the time so lost, as the case may be, shall be deducted from the hire paid:

(ii) from an increase in the total bunkers consumed, compared to the total bunkers which would have been consumed had the vessel performed as guaranteed in Clause 24(a), an amount equivalent to the value of the additional bunkers consumed, based on the average price paid by Charterers for the vessel’s bunkers in such period, shall be deducted from the hire paid.

The deduction from hire so calculated for laden and ballast mileage shall be adjusted to take into account the mileage steamed in each such condition during Adverse Weather Periods, by dividing such deduction by the number of miles over which the performance has been calculated and multiplying by the same number of miles plus the miles steamed during the Adverse Weather Periods, in order to establish the total or deduction from hire to be made for such period.

Reduction of hire under the foregoing sub-Clause (b) shall be without prejudice to any other remedy available to Charterers.

(c) Calculations under this Clause 24 shall be made for the yearly periods terminating on each successive anniversary of the date on which the vessel enters service, and for the period between the last such anniversary and the date of termination of this charter if less than a year. Claims in respect of reduction of hire arising under this Clause during the final year or part year of the charter period shall in the first instance be settled in accordance with Charterers’ estimate made two months before the end of the charter period. Any necessary adjustment after this charter terminates shall be made by payment by Owners to Charterers or by Charterers to Owners as the case may require.

Salvage	25. Subject to the provisions of Clause 21 hereof, all loss of time and all expenses (excluding any damage to or loss of the vessel or tortious liabilities to third parties) incurred in saving or attempting to save life or in successful or unsuccessful attempts at salvage shall be borne equally by Owners and Charterers provided that Charterers shall not be liable to contribute towards any salvage payable by Owners arising in any way out of services rendered under this Clause 25.

All salvage and all proceeds from derelicts shall be divided equally between Owners and Charterers after deducting the masters, officers’ and crew’s share.

Lien	26. Owners shall have a lien upon all cargoes and all freights. sub-freights and demurrage for any amounts due under this charter: and Charterers shall have a lien on the vessel for all monies paid in advance and not earned, and for all claims for damages arising from any breach by Owners of this charter.

Exceptions	27.(a) The vessel, her master and Owners shall not, unless otherwise in this charter expressly provided, be liable for any loss or damage or delay or failure arising or resulting from any act, neglect or default of the master, pilots, mariners or other servants of Owners in the navigation or management of the vessel; fire, unless caused by the actual fault or privity of Owners; collision or stranding; dangers and accidents of the sea; explosion. bursting of boilers, breakage of shafts or any latent defect in hull, equipment or machinery; provided. however that Clauses 1, 2. 3 and 24 hereof shall be unaffected by the foregoing. Further, neither the vessel, her master or Owners, nor Charterers shall, unless otherwise in this charter expressly provided, be liable for any loss or damage. or delay or failure in performance hereunder arising or resulting from act of God, act of war, seizure under legal process, quarantine restrictions, strikes, lock-outs. riots, restraints of labour, civil commotions or arrest or restraint of princes, rulers or people.

(b) The vessel shall have liberty to sail with or without pilots, to tow or go to the assistance of vessels in distress and to deviate for the purpose of saving life or property.

(c) Clause 27(a) shall not apply to or affect any liability of Owners or the vessel or any other relevant person in respect of

(i) loss or damage caused to any berth. jetty, dock. dolphin, buoy. mooring line. pipe or crane or other works or equipment whatsoever at or near any place to which the vessel may proceed under this charter, whether or not such works or equipment belong to Charterers, or’

(ii) any claim (whether brought by Charterers or any other person) arising out of any loss of or damage to or in connection with cargo. All such claims shall be subject to the Hague-Visby Rules or the Hague Rules. as the case may be, which ought pursuant to Clause 38 hereof to have been incorporated in the relevant bill of lading (whether or not such Rules were so incorporated) or, if no such bill of lading is issued. to the Hague-Visby Rules.

(d) In particular and without limitation. the foregoing subsections (a) and (b) of this Clause shall not apply to or in any way affect any provision in this charter relating to off-hire or to reduction of hire.

Injurious Cargoes	28. No acids, explosives or cargoes injurious to the vessel shall be shipped and without prejudice to the foregoing any damage to the vessel caused by the shipment of any such cargo. and the time taken to repair such damage, shall be for Charterers’ account. No voyage shall be undertaken. nor any goods or cargoes loaded. that would expose the vessel to capture or seizure by rulers or governments:

Grade of Bunkers	29. Charterers shall supply marine diesel oil/fuel oil with a maximum viscosity of 380 Centistokes at 50 degrees Centigrade for main propulsion and diesel oil. If Owners require the vessel to be supplied with more expensive bunkers they shall be liable for the extra cost thereof.

Disbursements	30. Should the master require advances for ordinary disbursements at any port, Charterers or their agents shall make such advances to him.

Laying-up	31. Charterers shall have the option, after consultation with Owners, of requiring Owners to lay up the vessel at a safe place nominated by Charterers. in which case the hire provided for under this charter shall he adjusted to reflect any net increases in expenditure reasonably incurred or any net saving which should reasonably be made by Owners as a result of such lay-up. Charterers may exercise the said option any number of times during the charter period. See also Clause 82.

Requisition	32. Should the vessel be requisitioned by any government. de facto or de jure. during the period of this charter. the vessel shall be off-hire during the period of suck requisition, and any hire paid by such government in respect of such requisition period shall be for Owners’ account. Any such requisition period shall count as part of the charter period.

33. Intentionally omitted.

Additional War Expenses	34. If the vessel is ordered to trade in areas where there is war (de facto or de jure) or threat of war. Charterers shall reimburse Owners for any additional insurance premia, crew bonuses and other expenses which are reasonably incurred by Owners as a consequence of such orders, provided that Charterers are given notice of such expenses as soon as practicable and in any event before such expenses are incurred, and provided further that Owners obtain from their insurers a waiver of any subrogated rights against Charterers in respect of am claims by Owners under their war risk insurance arising out of compliance with such orders.

War Risks	35. (a) The master shall not be required or bound to sign bills of lading for any place which in his or Owners’ reasonable opinion is dangerous or impossible for the vessel to enter or reach owing to any blockade. war, hostilities, warlike operations, civil war, civil commotions or revolutions.

(b) If in the reasonable opinion of the master or Owners it becomes, for any of the reasons set out in Clause 35(a) or by the operation of international law. dangerous, impossible or prohibited for the vessel to reach or enter, or to load or discharge cargo at, any place to which the vessel has been ordered pursuant to this charter (a “place of peril”).,then Charterers or their agents shall be immediately notified by telex or radio messages, and Charterers shall thereupon have the right to order the cargo. or such part of it as may be affected, to be loaded or discharged, as the case may be. at any other place within the trading limits of this charter (provided such other place is not itself a place of peril). If any place of discharge is or becomes a place of peril, and no orders have been received from Charterers or their agents within 48 hours after dispatch of such messages, then Owners shall be at liberty to discharge the cargo or such part of it as may be affected at any place which they or the master may in their or his discretion select within the trading limits of this charter and such discharge shall be deemed to be due fulfilment of Owners’ obligations under this charter so far as cargo so discharged is concerned.

(c) The vessel shall have liberty to comply with am’ directions or recommendations as to departure. arrival, routes, ports of cal], stoppages, destinations, zones, waters, delivery or in any other wise whatsoever given by the government of the state under whose flag the vessel sails or any other government or local authority or by any person or body acting or purporting to act as or with the authority of any such government or local authority including any de facto government or local authority or by any person or body acting or purporting to act as or with the authority of any such government or local authority or by any committee or person having under the terms of the war risks insurance on- the vessel the right to give any such directions or recommendations. If by reason of or in compliance with any such directions or recommendations anything is done or is not done. such shall not be deemed a deviation.

If by reason of or in compliance with any such direction or recommendation the vessel does not proceed to any place of discharge to which she has been ordered pursuant to this charter, the vessel may proceed to any place which the master or Owners in his or their discretion select and there discharge the cargo or such part of it as may be affected. Such discharge shall be deemed to be due fulfilment of Owners’ obligations under this charter so far as cargo so discharged is concerned.

Charterers shall procure that all bills of lading issued under this charter shall contain the Chamber of Shipping War Risks Clause 1952.

Both to Blame Collision Clause	36. If the liability for any collision in which the vessel is involved while performing this charter falls to be determined in accordance with the laws of the United States of America, the following provision shall apply:

“If the ship comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the master, mariner, pilot or the servants of the carrier in the navigation or in the management of the ship, the owners of the cargo carried hereunder will indemnify the carrier against all loss. or liability to the other or non-carrying ship or her owners in so far as such loss or liability represents loss of. or damage to, or any claim whatsoever of the owners of the said cargo, paid or payable by the other or non-carrying ship or her owners to the owners of the said cargo and set off, recovered or recovered by the other or non-carrying ship or her owners as part of their claim against the carrying ship or carrier.”

“The foregoing provisions shall also apply where the owners, operators or those in charge of am’ ship or ships or objects other than, or in addition to, the colliding ships or objects are at fault in respect of a collision or contact.”

Charterers shall procure that all bills of lading issued under this charter shall contain a provision in the foregoing terms to be applicable where the liability for any collision in which the vessel is involved falls to be determined in accordance with the laws of the United States of America.

New Jason Clause	37. General average contributions shall be payable according to the York/Antwerp Rules. 1974 as amended in 1994, and shall be adjusted in London in accordance with English law and practice but should adjustment be made in accordance with the law and practice of the United States of America, the following provision shall apply:

“In the event of accidents, danger, damage or disaster before or after the commencement of the voyage, resulting from any cause whatsoever, whether due to negligence or not. for which, or for the consequence of which, the carrier is not responsible by statute, contract or otherwise, the cargo, shippers. consignees or owners of the cargo shall contribute with the carrier in general average to the payment of any sacrifices, losses or expenses of a general average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the cargo.”

“If a salving ship is owned or operated by the carrier. salvage shall be paid for as fully as if the said salving ship or ships belonged to strangers. Such deposit as the carrier or his agents may deem sufficient to cover the estimated contribution of the cargo and any salvage and special charges thereon shall, if required, be made by the cargo, shippers. consignees or owners of the cargo to the carrier before delivery.”

Charterers shall procure that all bills of lading issued under this charter shall contain a provision in the foregoing terms, to be applicable where adjustment of general average is made in accordance with the laws and practice of the United States of America.

38. See Clause 96

39. See Clause 53

(i)See Clause 52

(ii)Group of P& I Clubs

Export Restrictions	40. The master shall not be required or bound to sign bills of lading for the carriage of cargo to any place to which export of such cargo is prohibited under the laws, rules or regulations of the country in which the cargo was produced and/or shipped.

Charterers shall procure that all bills of lading issued under this charter shall contain the following clause:

“If any laws rules or regulations applied by the government of the country in which the cargo was produced and: or shipped, or any relevant agency thereof. impose a prohibition on export of the cargo to the place of discharge designated in or ordered under this bill of lading. carriers shall be entitled to require cargo owners forthwith to nominate an alternative discharge place for the discharge of the cargo. or such part of it as may be affected, which alternative place shall not be subject to the prohibition. and carriers shall be entitled to accept orders from cargo owners to proceed to and discharge at such alternative place. If cargo owners fait to nominate an alternative place within 72 hours after they or their agents have received from carriers notice of such prohibition, carriers shall be at liberty to discharge the cargo or such part of it as may be affected by the prohibition at any safe place on which they or the master may in their or his absolute discretion decide and which is not subject to the prohibition. and such discharge shall constitute due performance of the contract contained in this bill of lading so far as the cargo so discharged is concerned”.

The foregoing provision shall apply mutatis mutandis to this charter. the references to a bill of lading being deemed to be references to this charter.

Law and Litigation	41. (a) This charter shall be construed and the relations between the parties determined in accordance with the laws of England. See Clause 97.

Construction	42. The side headings have been included in this charter for convenience of reference and shall in no way affect the construction hereof. Rider Clauses 43 — 98 as attached and Questionnaire 88 to form an integral part of this Charter Party.

Owners	Charterers

Rider Clauses 43 – 98 to Shelltime 4
Time Charter Party for M/T “Stena Contest”
43.	PRIVATE AND CONFIDENTIAL

All negotiations and fixture to be kept strictly private and confidential by all parties and shall not be reported except for certain mandatory reporting required.

44.	CARGOES

Clean petroleum products and chemicals.

45	TRADING RANGE

World-wide trading always afloat, always within British Institute Warranty Limits, as may be revised from time to time, or within the limits applying in Owners’ insurances in effect from time to time, however excluding any war zones, embargoed countries and any other areas to which restrictions may be imposed by the United Nations or the flag state. The Charterers may be allowed to breach the trading limits as described above subject to the Charterers paying any extra insurance premium supported by vouchers from Owners’ underwriters.

46.	REDELIVERY

Charterers to provide 15 and 10 days notice of redelivery area, and 5/3/2/1 day(s) definite notice of redelivery and place.

47.	BASIC HIRE

The Charterers shall pay for the use of the vessel in accordance with the terms of this charter party a daily rate in US Dollars ($) (the “Basic Hire”), which shall be payable monthly in advance, as per the following schedule:

Period		Basic Hire
1	January [__] 2006 – January [__], 2007	$19,765
2	January [__] 2007 – January [__], 2008	$20,043
3	January [__] 2008 – January [__], 2009	$20,335
Option 1	January [__]. 2009 – January [__], 2010	$17,942
Option 2	January [__] 2010 – January [__], 2011	$18,264
Option 3	January [__] 2011 – July [__], 2011	$18,603
Option 4	July [__] 2011 – July [__], 2012	$21,158
Option 5	July [__] 2012 – July [__], 2013	$21,531

48	ADDITIONAL HIRE

Additional Hire, as hereinafter defined, shall only be payable for Option Years 1-3, as defined in Clause 47 and only if such extension of the Charter is the result of the Charterer’s exercising of their option for such extension in accordance with Clause 49.
(A)	Payment of Additional Hire

In addition to payment of Basic Hire hereunder, the Charterers shall pay to the Owners Additional Hire (as defined below), if any, quarterly in arrears, on each Additional Hire Payment Date as hereinafter provided. As used herein “Additional Hire Payment Date” means the 25th day of the first month of each calendar quarter commencing on the first full calendar quarter after the Delivery Date (as described in Clause 5), except that the last Additional Hire Payment Date shall be the 25th day following the Expiry Date (as described in clauses 4 and 49), provided that if such date is not a Business Day (as defined below), the Additional Hire Payment Date shall be the next succeeding Business Day. As used herein, a “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in New York City, Gothenburg and London.

No Additional Hire shall be payable in respect of any periods during which the vessel is off-hire pursuant to Clause 21, except that in the event of any class condition or recommendation determined by the vessel’s classification society during the inspection of the vessel undertaken by the Owners in connection with the purchase of the vessel (so long as such inspection shall be completed no later than 90 days following the delivery of the vessels), Additional Hire shall be payable for any off-hire periods resulting from the repair of such condition or recommendation unless such repairs can be completed during a regularly scheduled drydocking without increasing the time required to complete such drydocking.

(B)	Calculation of Additional Hire

The Additional Hire payable for any calendar quarter shall be equal to an amount calculated as fifty percent (50%) of the Weighted Average Hire for the quarter after deduction of the Basic Hire in effect for the quarter, subject to adjustment as provided in paragraph (C) below. As used herein the “Weighted Average Hire” for any calendar quarter shall be an amount equal to the Average Daily Rate for such calendar quarter multiplied by the number of days in such calendar quarter (excluding any days in such calendar quarter during which Additional Hire is not payable as provided in paragraph (A) above). As used herein, the “Average Daily Rate” shall be a daily rate equal to the weighted average of the following amounts:
(1)	A weighted average of the time charter hire per day received by the Charterers for any periods during the Calculation Period (as defined below) that the vessel is subchartered by the Charterers under a time charter after deduction of (i) ship broker commissions payable by the Charterers in an amount not to exceed 2.5 percent of the time charter hire received by the Charterers during the Calculation Period and (ii) commercial management fees payable by the Charterers in an amount not to exceed 1.25 percent of the time charter hire received by the Charterers during the Calculation Period; and

(2)	The Time Charter Equivalent Hire (as described below) for any period during the Calculation Period that the vessel is not subchartererd by the Charterer under a time charter.
For purposes of calculating the Average Daily Rate, the amounts set forth in (1) and (2) above shall be weighted based on the number of days the vessel was subchartererd by the Charterers under a time charter during the Calculation Period and the number of days the vessel was not subchartererd by the Charterers under a time charter during the Calculation Period.

If at any time the Weighted Average Hire calculated for any calendar quarter (or portion thereof), is equal to or less than the Basic Hire in effect for the quarter, the Additional Hire will be zero.

As used herein, the “Calculation Period” shall be the twelve month period ending on the last day of each calendar quarter.

As used herein, “Time Charter Equivalent Hire” shall mean (i) the weighted average of the Daily Value (as defined below) for the following notional round voyage routes applying the weight set forth opposite each route:

Rotterdam to New York – 40% Curacao to New York – 60%

or (ii) the weighted average of the Alternative Daily Values for the Alternative Routes applying the Alternative Weights (each as defined below), as applicable.

On the last day of each calendar quarter (or on the next Business Day if such day is not a Business Day) and on the Expiry Date, the Owners

and the Charterers shall instruct the Association of Shipbrokers and Agents Tanker Broker Panel or, exceptionally, another panel of brokers mutually acceptable to the Owners and the Charterers (the “Brokers Panel”) to determine the average spot rates (the “Average Spot Rates”) in Worldscale points over any periods during the Calculation Period that the vessel is not subchartered by the Charterers under a time charter. The Owners shall instruct the Brokers Panel to determine the Average Spot Rates on the following standard notional round voyage routes and cargo sizes for vessels of the same type as the vessel and to deliver its determination in writing to the Owners and the Charterers by not later than the fifth Business Day following the date of the request by the Owners and the Charterers to make such determination:

Rotterdam to New York with 37,000 tonnes clean

Curacao to New York with 38,000 tonnes clean

In the exceptional case that the scheduled Brokers Panel meeting is unexpectedly cancelled the assessment will be provided at the earliest opportunity. The determination by the Brokers Panel of these Average Spot Rates shall be binding upon both the Owners and the Charterers.

The Brokers Panel shall invoice the Owners and the Charterers for the cost of the Brokers Panel assessment and of any experts engaged by the Brokers Panel. The amounts invoiced by the Brokers Panel shall be shared equally between the Owners and the Charterers.

On receipt of the Brokers Panel assessment, the Charterers will calculate the Time Charter Equivalent Hire in accordance with the following components and complete a calculation of the Weighted Average Hire and the amount of Additional Hire, if any, which will be forwarded to the Owners not later than the fifth Business Day following the date on which the Charterers receive the Average Spot Rates from the Brokers Panel. The calculation shall indicate whether there is Additional Hire due to the Owners or whether the calculation results in a negative number.

To calculate the “Daily Value” the Average Spot Rates for:

Rotterdam to New York with 37,000 tonnes clean
Curacao to New York with 38,000 tonnes clean
will be applied to the notional round voyage for the same route with cargo and then back in ballast using the following parameters:

a.	The Average Spot Rate, as supplied by the Brokers Panel, shall be multiplied by the Worldscale Flat rate for each notional round voyage route listed above as set forth in the New Worldwide Tanker Nominal Freight Scale as issued by the Worldscale Association and current for the period in question;

b.	To calculate the freight income, the product of the calculation set forth in (a) above shall be multiplied by the cargo size for each notional round voyage route listed above;

c.	To calculate the voyage income, bunker costs (equal to the bunkers used multiplied by the bunkers prices), port charges, ship broker commissions and commercial management fees, all as determined below, shall be deducted from the freight income calculated in (b) above;

d.	Bunkers used shall be determined by speed, distance and consumption of bunkers at sea and in port;

e.	Distance shall be as set forth in the “World-Wide Marine Distance Tables” published by Veson Nautical Distance Tables;

f.	Speed and consumption at sea shall be 14 knots at 36 tonnes per day in laden condition and 14 knots at 35 tonnes per day in ballast condition less a steaming allowance of 7.5 percent applied to the speeds to allow for weather and navigation;

g.	Bunkers in port – all inclusive – 40 tonnes per cargo;

h.	Time in port shall be 5.5 days, which shall be split 2 days loading, 2 days discharging and the balance of the time idling;

i.	Voyage duration for each notional round voyage route listed above shall be calculated using distance as set forth in (e) above, speed as set forth in (f) above and time in port as set forth in (h) above;

j.	Bunker prices shall be the mean of the average prices prevailing at Houston, New York and Curacao during the quarter for Marine Fuel Oil grade IFO 380 CST as published by Platts Bunkerwire, or another publication mutually acceptable to the Owners and the Charterers should Platts Bunkerwire become no longer available, plus applicable barge delivery charges (equal to the average barge delivery charges over the prior twelve-month period);

k.	Port charges for loading and discharging ports shall be equal to the published tariffs and exchange rates in effect on the last calendar day of the quarter, and include all vessel costs for port calls;

l.	Ship brokers commissions and a commercial management fee totalling 3.75 percent of the freight income shall be deducted from the voyage income; and

m.	The Daily Value for each notional round voyage route listed above shall be calculated by dividing the voyage income by the voyage duration.
If in the Charterers’ reasonable opinion it becomes impractical or dangerous, due to war, hostilities, warlike operations, civil war, civil commotion, revolution or terrorism for MR vessels to operate on the notional voyages for which the Average Spot Rates shall be determined, the Charterers may request the Owners’ agreement for the Daily Value to be substituted by an Alternative Daily Value (an “Alternative Daily Value”) for the period of such danger or restriction of trading. Such request shall not be unreasonably refused by the Owners. In such event, the Alternative Daily Value shall be calculated by the Charterers using the parameters set forth above on the basis of the Average Spot Rates using alternative notional round voyage routes (the “Alternative Routes”) and applying weights (the “Alternative Weights”) to the Alternative Routes that reasonably reflect realistic alternative round voyages trade for MR vessels during the period of such danger or restriction of trading.
The notional round voyage routes are intended to represent routes on which MR vessels are typically used. If during the term of this Charter, in the Charterers’ reasonable opinion, these routes cease to be used by MR vessels, or assumptions regarding bunkering ports contained herein cease to be applicable, the Charterers may, with the Owners’ consent, which shall not be unreasonably withheld, instruct the Brokers Panel to substitute alternative routes and bunkering ports (for purposes of determining bunker prices) that most closely match the routes and bunkering ports typically used by MR vessels and to apply appropriate weights to such routes.
If “Worldscale” ceases to be published, the Brokers Panel shall use its best judgment in determining the nearest alternative method of assessing the market rates on the specified voyages.
          Calculation Illustrations
Rotterdam to New York
          Data used:
1)	Average Spot Rate (determined by Brokers Panel) = W300

2)	Worldscale Flat = $7.48

3)	Cargo size = 37,000

4)	Voyage duration = 27.16 days

5)	Bunker price = $180 per tonne

6)	Bunkers used = 808.93 tonnes

7)	Port charges = $88,000

8)	Calculation of freight income:

1) multiplied by 2) = $3.00 x 7.48 = 22.44 $22.44 x 3) 37,000 = $830,280

9)	Calculation of voyage income:

Freight income	$830,280
less:
2.50% broker commissions	(20,757)
1.25% commercial management fees	(10,379)
Bunker costs 5) x 6)	(145,607)
Port charges 7)	(88,000)

(264,743)

Voyage income	$565,537
10)	Calculation of Daily Value

9)/ 4) = $565,537 / 27.16 = $20,822
Curacao to New York
          Data used:
1)	Average Spot Rate (determined by Brokers Panel) = W300

2)	Worldscale Flat = $4.61

3)	Cargo size = 38,000

4)	Voyage duration = 16.84 days

5)	Bunker price = $180 per tonne

6)	Bunkers used = 442.57 tonnes

7)	Port charges = $60,000

8)	Calculation of freight income:

1) multiplied by 2) = 3.00 x 4.61 = 13.83 $13.83 x 3) 38,000 = $525,540

9)	Calculation of voyage income:

Freight income	$525,540
less:
2.50% broker commissions	(13,139)
1.25% commercial management fees	(6,569)
Bunker costs 5) x 6)	(79,663)
Port charges 7)	(60,000)

(159,371)

Voyage income	$366,169
10)	Calculation of Daily Value

9)/ 4) = $366,169 / 16.84 = $21,744

Calculation of Time Charter Equivalent Hire

Daily Value Rotterdam to New York x 40%	$8,329
Daily Value Curacao to New York x 60%	$13,046
Time Charter Equivalent Hire	$21,375

(C)	Adjustment of Additional Hire

If, pursuant to Clause 48 of the Time Charter Party for M/T Stena Concept, entered into between the Charterers and Concept Ltd., a negative number results as the end of a calendar quarter from the deduction of the Basic Hire for such calendar quarter from the Weighted Average Hire for such calendar quarter, then 50% of such negative amount may be deducted from the total amount of Additional Hire, if any, payable by the Charterers in respect of the Stena Concept for such calendar quarter.
49	OPTION

Upon expiry of the initial three-year charter period, Charterers shall have the option, such option, to be declared by the Charterers in writing no less than seven months prior to the expiry of the initial charter period, to extend this Charter for two and one/half additional years at the Basic Hire specified for Option Years 1-3 in Clause 47, together with Additional Hire calculated in accordance with Clause 48. If the Charterers do not exercise such option, the Owners shall have the option, to be declared by the Owners no less than six months prior to the expiry of the initial charter period, to extend this Charter for two and one-half additional years at the Basic Hire specified for Option Years 1-3 in Clause 47, but without any Additional Hire.

If the Charter has been extended for Option Years 1-3 as aforementioned, by the Charterers or the Owners, as the case may be, the Charterers shall have two options, each to be declared by the Charterers not less than six months prior to the expiry of the charter period in effect at that time, to extend this Charter for one year at the Basic Hire specified in Clause 47 for Option Years 4 and 5 respectively, but without any Additional Hire.

50	IGS-COW-PUMPING

Charterers shall have the option to crude oil wash all parts of the vessel’s cargo tanks. Owners warrant that vessel is equipped with an Inert Gas System and Crude Oil Washing System in good working order and the Master, Officers and Crew are competent to operate said systems. If requested by Charterers or as required by international or local regulations, Owners agree to conduct crude oil washing of all cargo tanks at discharge port(s) simultaneously with cargo discharge operations and to Charterers’ satisfaction. International or local regulations shall prevail over Charterers’ orders if conflict exists.

Owners warrant that the vessel can discharge her entire cargo in maximum 24 hours or maintain 100 p.s.i. at ship’s manifold provided shore facilities permit, excluding crude oil washing time and stripping.

The vessel shall be equipped with pressure gauges at each discharge manifold, which will be maintained in a proper working condition, and each gauge shall have a valid test certificate.

51	ELIGIBILITY CLAUSE

Owners warrant that the vessel is in all respects eligible under applicable laws and regulations for trading to the ports and places specified in under this charter party and that at all times she shall have on board all certificates, records and other documents required for such service. Furthermore, it is incumbent upon the Owners, unless the Charterers determine otherwise, to make every effort to obtain the following vetting approvals/acceptance: ChevronTexaco, Shell, Navion, BP, ExxonMobil, TotalFinaElf, Repsol.

In addition Owners will make best efforts to obtain , at Charterers’ cost, other approvals/ acceptances that may be required by Charterers during the duration of this time charter contract. Once the above approvals/acceptances have been obtained, Owners will ensure that such approvals/acceptances will be maintained throughout the duration of the time charter.

52	P & I INSURANCE COST LIABILITY
(A)	Owners warrant that, throughout the entire period of this Charter Party, Owners shall have full and valid protection and indemnity insurance (“P & I Insurance”) for the vessel, as described in sub-paragraph (B) of this Clause, with P & I Insurance placed with a P & I Club which is a member of the International Group of P & I Clubs. The P & I Insurance and excess insurance shall be at no cost to Charterers; except that Charterers shall reimburse Owners for one hundred (100) per cent of any documented net surcharges properly due and paid by Owners under the P & I Insurance and/or under the additional insurance for U.S. voyages or is employed in any trade area deemed by the Owners’ P & I Club to be within the Federal or State jurisdiction of the United States of America, and/or its executive economic zone as defined under the United States Oil Pollution Act of 1990 directed under the Charter Party by Charterers, (“U.S. voyages”) provided, however, that any reimbursement obligation of Charterers shall be conditioned upon Owners fully meeting the requirements of Clause 3. Any request for reimbursement by Owners under this Clause shall mean the surcharges, as described above, paid by Owners after taking into consideration any and all discounts and/or rebates received or receivable by the Owners or to the Owners’ credit under the P & I Insurance and/or additional insurance.

(B)	The P & I Insurance must include coverage against liability for cargo loss/damage per incident and coverage against liability for pollution, including ITOPF obligations, (“Pollution Liability”) for an amount not less than USD 1 billion per incident.

(C)	If requested by Charterers, Owners shall promptly furnish to the Charterers proper evidence of such P & I Insurance and excess insurance immediately upon signing the Charter Party term. A breach by the Owners of the above warranty shall entitle Charterers to obtain such P&I Insurance and excess insurance at its own costs; provided, however, that in such event Charterers shall be entitled to deduct the costs of such insurances from the payment of hire pursuant to this Charter.

(D)	In any event Owners undertake to have always in place throughout the entire period of this Charter Party the oil pollution coverage required by the industry available through P & I Club, which is a member of The International Group of P & I Clubs and/or first class insurance company.

(E)	To the extent possible the Charterers shall be co-insured under the P&I Insurance
53	FINANCIAL RESPONSIBILITY IN RESPECT OF POLLUTION

If Charterers advise Owners that the vessel is to call at any port where environmental legislation has been enacted that requires the procurement of financial guarantees, special certificates or special permits, all related costs payable per call related to compliance with such legislation (including obtaining a Certificate of Financial Responsibility and other requirements of the Oil Pollution Act of 1990, as amended from time to time, with respect to any U.S. port) shall be paid by Charterers. Owners shall supply any relevant documents to Charterers, and Charterers shall have the benefit of any eventual discount on the above.

54	VESSEL’S CASUALTIES

The Owners shall cause the Master to inform Charterers immediately by telefax or telex if any situation occurs which results, or is likely to result in either delays, or damages to the vessel or machine systems, including but not limited to, failure of inert gas system, cargo systems, or delays from proceeding to assistance of other vessels, or in damages to cargo, or in pollution, oil spill, and/or oil discharge.

55	LETTER OF INDEMNITY

If Bill of Lading is not available at any discharge port or place to which the vessel may be ordered by Charterers under this Charter or if Charterers require Owners to deliver cargo to a party and/or at a port or place other than set out in the Bills of Lading, then Owners shall nevertheless discharge the cargo carried by the vessel in compliance with Charterers’ instructions, upon a consignee nominated by Charterers (hereinafter called “the Receiver”) presenting reasonable identification to the Master, in consideration of the following undertakings by the Charterers:-

Then in each case, the vessel shall discharge the cargo as directed by the Charterers in consideration of the following indemnity, which shall be deemed to be given in each and every occasion:

(A)	Charterers shall indemnify Owners and their servants or agents and hold all of them harmless in respect of:
1.	All liability loss or damage of whatsoever nature (including legal costs as between attorney and solicitor and clients and associated expenses) which Owners and their servants and agents may sustain by reason of delivering cargo in accordance with Charterers’ request, or

2.	Any liability in respect of loss or damage to cargo which Owners and their servants and agents may incur by reason of a change in destination to the extent that such liability exceeds the liability that would have been incurred if the new destination had been named as the original discharge port in the Bill of Lading.
(B)	In the event of any proceeding being commenced against Owners and their servants and agents, in connection with the delivery of the goods as aforesaid, Charterers shall provide them from time to time with sufficient funds to defend the said proceedings.

(C)	If the vessel or any other vessel or property belonging to Owners should be arrested or detained by reason of Owners complying with Charterers’ aforesaid request, Charterers shall provide such bail or other security as may be required to secure the release of such vessel or property and to indemnify Owners in respect of any loss, damage, or expense caused by such arrest or detention whether or not the same is justified.

(D)	Owners shall promptly notify the Charterers:
1.	If any person, other than a person to whom the Charterers ordered the Owners to deliver or produce delivery of the cargo, claims to be entitled to such cargo, or

2.	If the vessel or any other property is arrested as a result of any such discharge of cargo as aforesaid
(E)	As soon as all original Bills of Lading shall have arrived and/or come into the Charterers’ possession, the Charterers shall deliver them to the Owners or Owners’ nominees duly endorsed whereupon the present Charterers’ liability shall cease.

(F)	Charterers warrant that they are authorised by the party or parties entitled to the cargo to direct the vessel to discharge the cargo as aforesaid.

(G)	This indemnity shall be governed by and construed in accordance with United States Law, and all disputes, controversies or claims arising out or in relation to this indemnity or the breach, termination or invalidation thereof shall be decided by the United States District Court for the Southern District of New York, and the Charterers undertake to instruct New York solicitors to accept service of any proceedings in respect of any dispute arising out of or in connection with this indemnity when called upon to do so.

56	EXXON DRUG AND ALCOHOL POLICY CLAUSE

Owners warrant that they have a policy on Drug and Alcohol Abuse (“Policy”) applicable to the vessel, which meets or exceeds the standards in the Oil Companies International Marine Forum Guidelines for the Control of Drugs and Alcohol Onboard Ships. Under the Policy, alcohol impairment shall be defined as a blood alcohol content of 40-mg/100 ml or grater; the appropriate seafarers to be tested shall be all vessel Officers and the drug/alcohol testing and screening shall include random or unannounced testing in addition to routine medical examinations. An object of the Policy should be that the frequency of the random/unannounced testing to be adequate to act as an effective abuse deterrent, and that all Officers be tested at least once a year through a combined program of random/unannounced testing and routine medical examinations.

Owners further warrant that the Policy will remain in effect during the term of this Charter and that Owners shall exercise due diligence to ensure that the Policy is complied with. It is understood that an actual impairment or any test finding of impairment shall not in and of itself mean the Owners have failed to exercise due diligence.

57	SOLAS CLAUSE

The vessel has a valid SOLAS Safety Equipment and SOLAS Construction Certificates.

58	TELEFAX/TELEX CLAUSE

The vessel has a telefax and a telex machine on board, which Owners shall maintain in good working order throughout the entire period of this Charter Party.

59	ISPS CLAUSE
(a)

(i)	From the date of coming into force of the International Code for the Security of Ships and of Port Facilities and the relevant amendments to chapter XI of SOLAS (ISPS Code) in relation to the vessel and thereafter during the currency of this Charter, the Owners shall procure that both the vessel and “the Company” (as defined by the ISPS Code) shall comply with the requirements of the ISPS Code relating to the vessel and “the Company”. Upon request the Owners shall provide a copy of the relevant International Ship Security Certificate (or the Interim International Ship Security Certificate) to the Charterers. The Owners shall provide the Charterers with the full style contact details of the Company Security Officer (CSO).

(ii)	Except as otherwise provided in this Charter, loss, damage, expense or delay, excluding consequential loss, caused by failure on the part of the Owners or “the Company” to comply with the requirements of the ISPS Code or this Clause shall be for the Owners’ account.

(b)

(i)	The Charterers shall provide the CSO and the Ship Security Officer (SSO)/Master with their full style contact details and, where sub-letting is permitted under the terms of this Charter, shall ensure that the contact details of all sub-charterers are likewise provided to the CSO and the SSO/Master. Furthermore, the Charterers shall ensure that all sub-charter parties they enter into during the period of this Charter Party contain the following Provision:

“The Charterers shall provide the Owners with their full style contact details and, where sub-letting is permitted under the terms of the charter party, shall ensure that the contact details of all sub-charterers are likewise provided to the Owners”.

(ii)	Except otherwise provided in this Charter, loss damage, expense or delay, excluding consequential loss, caused by failure on the part of the Charterers to comply with this Clause shall be for the Charterers’ account.

(c)	Notwithstanding anything else contained in this Charter all delay costs or expenses whatsoever arising out of or related to security regulations or measures required by the port facility or any relevant authority in accordance with the ISPS Code including, but not limited to, security guards, launch services, tug escorts, port security fees or taxes or expenses, shall be for the Charterers’ account unless such costs or expenses result solely from the Owners’ negligence. All measures required by the Owners to comply with the Ship Security Plan shall be for the Owners’ account.

(d)	If either party makes any payment which is for the other party’s account according to this Clause, the other party shall immediately indemnify the paying party.
60	AUTOMATED MANIFEST SYSTEM (AMS) CLAUSE

U.S. customs clearance – if cargo is to be discharged in a U.S. port or territory subject to control by the U.S. Customs and Border Protection (“CBP”), Charterers warrant that all necessary details required by CBP for clearance of the cargo, inclusive of but not limited to, shipper consignee and notify party full name, address and phone number or telex number, will be included on each Bill of Lading or alternatively supplied to Owners in writing a minimum of 24 hours prior to vessel’s arrival at the first designated U.S. port of discharge. For voyages less than 24 hours in duration this information must be included on the Bill of Lading or advised to Owners prior to vessel departure from the loading place or port. Any delays, fines or penalties incurred due to Charterers’ failure to comply with the above will be for Charterers’ account.

Effective 4 March 2004, all imported cargoes into the U.S. must be electronically reported via the Bureau of U.S. customs and border protection AMS system. This requires the carrier to have a type 3 international carriers bond as well as a Standard Carriers Alpha Code (“SCAC”). It is the responsibility of the carrier to ensure that this reporting requirement occurs 24 hours prior to vessel’s arrival at the first U.S. port. Should the international voyage be less than 24 hours in duration, the carrier shall electronically file the manifest via the automated manifest system at the time of loading in the foreign port. Owners and/or vessel master or their designated agent will provide a copy of the electronically filed manifest to the Charterers or their designated agent at the time of filing with CBP.

Owners warrant that it is aware of the requirements of the U.S. customs and border protection regulation issued on 5 December 2003 under federal register Part II Department of Homeland security 19 CFR Parts 4, 103 et al. and will comply fully with these requirements for entering U.S. ports. Any delays, fines or penalties incurred due to Owners’ failure to comply with the above will be for Owners’ account.

61	DERRICKS

The vessel shall be equipped, throughout the entire period of this Charter Party with minimum of 1x15 ton derricks.

62	I T O P F

Owners warrant that vessel is a member of the International Tanker Owners Pollution Federation (ITOPF), and that Owners will retain such membership during the entire period of this contract. Owners further warrant that the vessel shall, during the period under this contract, be in full compliance with 1969 Civil Liability Convention (CLC) and the 1971 Fund Convention.

63	OIL SPILL PREVENTION AND RESPONSE

Should Charterers determine that Owners do not have a suitable or adequate Oil Spill Response Contingency Plan that provides directly or through membership or contract with an oil spill response contractor or organisation all necessary equipment or personnel to prevent, abate, contain and remove pollution, Charterers shall notify Owners concerning any such deficiencies. Owners shall promptly rectify such deficiencies at Owners’ cost and expense.

64	INSURANCE PROVISION

Upon request by Charterers, Owners will provide documentary evidence of insurance. Further, Owners shall give a minimum of ten (10) days notice to Charterers in the event that liability cover is to be lowered or withdrawn.

65	SPILL RESPONSE CONTINGENCY PLAN

Owners warrant they have an “Oil Spill Response Contingency Plan” and that they will provide Charterers a copy prior to commencement of this Charter including phone numbers of key Owners contacts. Owners further warrant that during this Charter Party and any extension thereof that this plan will comply with all U.S. Federal and U.S. Coast Guard Requirements.

66	COMPLIANCE CLAUSE

Owners warrant that the vessel shall, during the period of this Charter, comply with all applicable international conventions, all applicable Laws, regulations and/or other requirements of the country of the vessel registry and of the countries of the port(s) and/or place(s) to which the vessel may be ordered hereunder and all applicable regulations and/or requirements of any terminals or facilities in such port(s) or place(s) where the vessel shall load or discharge. Owners further warrant that the vessel shall have on board, during subject period, all certificates, records or other documents required by the aforesaid conventions, laws, regulations and/or requirements. The conventions, laws, regulations and requirements referred to in this paragraph include the conventions, laws, regulations and requirements concerning ship size, ship design, safety, operation of ship equipment (including inert gas and crude oil wash system if the vessel is so equipped), navigation, pollution and other like matters.

67	U.S. COAST GUARD REGULATION CLAUSE

Owners certify that the vessel will be in full compliance with all known and future applicable United States Coast Guard Regulations including Pollution Prevention Regulations as specifically described as 33 CFA parts 154, 155 and 156 or will hold necessary waivers if not in compliance. Any delay as a result of non-compliance will count as time off hire. If and for as long as the vessel will not be traded to the U.S., Charterers may relieve the Owners from any obligation under this clause.

68	ARCO CAST IRON CLAUSE

Owners warrant that all riser valves and fittings, outboard of the last fixed rigid support to the vessel’s deck, that are used in the transfer of cargo or ballast, will be made of steel or nodular iron and that only one steel reducer or spacer will be used between the vessel’s valve and the loading arm. The fixed rigid support must be designed to prevent both lateral and vertical movement of the transfer manifold.

69	SHIP-TO SHIP LIGHTERAGE CLAUSE

Charterers have the option to load and/or discharge and/or lighten the vessel via ship-to-ship transfer in accordance with the procedure set out in “OCIMF’S Ship-to-Ship Transfer Guide”, always to the Master’s satisfaction.

If ship-to-ship transfer is required this is subject to the Master’s approval. In this event Charterers shall provide a sheltered area for conduct of ship-to-ship transfer operation. Any extra insurance costs, which may be placed on the vessel and/or cargo as a result of such ship-to-ship transfer operation, shall be for Charterers’ account. Charterers are to provide and pay for adequate fenders, moorings, hoses and equipment necessary to perform the ship-to-ship transfer operations, all of which shall be to the Master’s satisfaction.

Such ship-to-ship transfer operation shall always be carried out in conformity, with the provisions of the “OCIMF Ship-to-Ship Transfer Guide”, but ship-to-ship transfer operations shall always be at the Master’s discretion and if the Master at any time considers that ship-to-ship transfer operations are or should become unsafe and have to be interrupted, the vessel shall not be considered as off hire.

Charterers shall notify Owners of such ship-to-ship transfer operations and give Owners sufficient notice to arrange additional insurance cover for ship-to-ship transfer purpose.

Full or partial discharge into lighters/barges shall not be considered to be ship-to-ship transfer.

70	MOORING AND HOSE CLAUSE

Owners shall, unless otherwise notified by Charterers or their agent, supply at Owners’ expense all hands, equipment and facilities required on board the mooring and unmooring and connecting and disconnecting hoses for loading and discharging.

71	SPEED AND CONSUMPTION FIGURES

In addition to Clause 24 (a) speed and consumption:

Laden/Ballast Fuel Oil 380 CST:

Speed	Consumption laden	Consumption ballast
14.0 knots	36 tons per day	—
14.0 knots	—	35 tons per day

From the above mentioned speeds there shall be deducted a steaming allowance of 7.5 per cent to allow for weather and navigation.

Idle in port or stand by:	5 tons per day
Loading:	7.5 tons per day
Pumping at full capacity:	25 tons per cargo
72	CLEANING CLAUSE

Cleaning of cargo tanks to be performed by the vessel’s crew in accordance with Charterers’ cleaning instructions, which always to be compatible with coating type/resistance list and the vessel’s tanks, lines, gaskets, pumps and coils.

Charterers supply cleaning chemicals if required due to cargoes carried.

73	DETENTION CLAUSE

Should the vessel be seized or detained by any authority or arrested at the suit of any party having or purporting to have a claim against any interest in the vessel incurred by the actual Owners, hire shall not be payable in respect of any period during which the vessel is not at Charterers’ use and all extra expenses shall be for Owners’ account, unless such seizure or detention is occasioned by any personal act or omission or default of Charterers or their agents, or by reason of the cargo carried.

74	SMUGGLING CLAUSE

Any delays, expenses and/or fines incurred on the account of smuggling to be for Owners’ account if caused by the Master, Officers, Crew or Owners’ servants.

75	HOUSE FLAG/CHARTERERS’ MARKINGS

Charterers have the privilege of flying their house flag, to paint funnel, bow crest in their house colours and to paint their marks on ship’s sides and put/change name of vessel. On or prior to vessel’s redelivery Charterers shall remove their marks on ships sides and repaint ship’s name and funnel in accordance with Owners’ request. Cost of such paintings and/or repainting and/or changing name for Charterers’ account unless otherwise agreed with Master/Owners. Upon Charterers’ request crew to perform the work and payment to be settled direct between Charterers and Master.

76	ENGLISH LANGUAGE CLAUSE

The vessel will be manned with Master and Officers able to communicate both verbally and in written English ensuring smooth communication with Charterers, their agents and shore personnel of suppliers and receivers.

77	ITF CLAUSE

The Owners guarantee that the officers and crew on board are employed under terms and conditions approved by ITF head office competent for the country of the vessel’s flag during the whole Charter period.

In the event the vessel being subject to boycott by ITF or any other body, being delayed or rendered in-operative by strikes, labour stoppages or any other difficulties arising from the vessel’s flag, ownership, crew or terms of employment of other crew of the same ownership, operation or control, such time lost is to be considered as off-hire and all expenses incurred thereby, including fuel consumed during such period; to be for Owners’ account.

78	HEATING CLAUSE

The vessel to be able throughout the terms of this Charter to maintain the cargo temperature up to a maximum of 57.5 degrees Celsius (135 degrees Fahrenheit) and if loaded below to increase it by 4 degrees Celsius per day.

79	VACCINATION CERTIFICATES

The Owners/Managers to arrange at their time and expense that the Master, Officers and Crew of the vessel hold valid vaccination certificates.

80	REMEASURE CLAUSE

Charterers have the option to re-measure the vessel for the purpose of satisfying certain port/terminal regulations. All cost and time to be for Charterers’ account. The vessel to be redelivered non-measured at Owners’ option if Charterers exercised their option to re-measure in first place.

81	EXXON MOORING

Owners warrant that vessel’s mooring lines and wires shall comply fully with any one of three of Exxon Mooring Criteria during the Charter Party period. Charterers, subject to Owners’ prior consent, to supplement lines and mooring wires, load/or discharge pipes/equipment if required at Owners’ expense.

82	STORAGE CLAUSE

Charterers shall have the option of requesting the vessel to remain idle, at a safe place, at anchor/or drifting.

83	BREACH OF WARRANTY CLAUSE

If Owners are in breach of any of their representations and warranties, Charterers may so notify Owners in writing, and following the receipt by Owners of any such notice that Owners failed to exercise due diligence as required by their representations and warranties, the vessel shall be off-hire and no further payments shall be due until Owners have so demonstrated that they are exercising such due diligence.

84	INSPECTION CLAUSE

Owners agree to allow Charterers or their designated representative access to the vessel on demand at any time during the term of the Charter Party, for the purposes of carrying out a full and detailed inspection into every aspect of the vessel’s operation and maintenance. If as a result of such inspection the vessel is determined to be operating or maintained to a lesser standard than that existing at the time of delivery of the vessel to Charterers at the commencement of this Charter (the ‘’Delivery Standard’’) then Charterers may place the vessel off-hire until such time as the Owners return the vessel to the Delivery Standard as determined by Charterers. The vessel shall remain on-hire for 48 (forty-eight) hours after notice placing the vessel off-hire is given to allow Owners to review all deficiencies and to provide Charterers with an action plan.

For the purpose of this Clause the Delivery Standard is established by the report of Survey of the vessel dated _____________.

In enforcing this clause Charterers is to make allowances for fair wear and tear of the vessel.

85	ON-HIRE SURVEY

Owners/Charterers agree to hold a joint on-hire survey (physical conditions) at last discharge port prior delivery or first load port after delivery. Cost of said survey to be shared equally between Owners/Charterers. Same applies for redelivery.

86	ISM

Owners warrant that at all time during the performance of this charter the vessel shall strictly adhere to and conform to the requirements of the ISM Code and shall be in possession of a valid Safety Management Certificate (SMC).

Owners further warrant that at all times during the performance of this charter the Owners or the Managers shall comply with the provisions of the ISM Code and be in possession of a Document of Compliance (DOC).

87	CHANGE OF OWNERSHIP CLAUSE

Owners warrant that for the duration of this Charter (i) the Owners shall remain the sole owners of the vessel and Arlington Tankers Ltd. shall remain the direct legal and beneficial owner of the Owners, (ii) there will be no change in the technical management of the vessel other than changes pursuant to Section 3 of the Agreement, dated the date hereof, between Stena AB and the Owners, and (iii) there will be no change in the flag or registry of the vessel.

88	MULTIGRADE CARGOES

Owners warrant that the vessel shall always load/discharge cargo at the maximum possible rate consistent with the safe operation of the vessel. Additionally the vessel shall be capable of loading a full cargo within a maximum period of 24 hours (or prorated for part cargoes). Where more than one grade is to be loaded/discharged such grades shall be loaded/discharged concurrently, whilst maintaining two valve segregation between grades, provided the vessel is physically capable of doing so. Any additional time used owing to the inability of the vessel to load/discharge in accordance with the above shall be considered as time off hire.

89	ONBOARD BLENDING CLAUSE

Charterers shall have the right to perform onboard blending of cargo whilst loading, being two or more grades, over the designated cargo tanks to be loaded. Vessel’s staff shall ensure that proper stability maintained during the entire operation. Charterers’ nominated cargo inspector will always supervise such onboard blending and vessel’s staff is to follow the inspector’s recommendations. Charterers will issue L.O.I. in Owners’ P&I Club wording.

90	TRACKING SYSTEM CLAUSE

It is agreed that Charterers may from the time of fixing until completion of the charter period employ an Inmarsat tracking system on the vessel. Such tracking system works on data provided from the vessel’s onboard Inmarsat C system and can be installed simply, either remotely, or on some older systems with minimal set up input from the vessel.

All registration/communication costs relating to this tracking system will be for Charterers’ account. Charterers will advise when the system is operative and confirm termination on completion of charter.

91	Q88.COM CLAUSE

Owners to provide, free of charge, a copy of the OCIMF VPQ in the required electronic form so that the vessel can be included in Charterers’ subscription to the website “Q88.com”. Owners are furthermore required to update the system with vessel approval status, certification and any other information as required on a regular basis.

92	GREEN AWARD CLAUSE

Rebates in port dues etc. obtained via the Green award certificate to be refunded to Charterers, provided that Charterers have paid for the Green Award audit fees in full, or prorated for the period covered under this charter party.

93	SALE OF THE VESSEL

The Owners shall have no right to sell the vessel during term of this Charter or any extension thereof without the Charterers’ prior written consent, whose consent may be withheld at the Charterers’ sole discretion. For the purpose of this Clause 93, any sale, assignment, transfer, conveyance or disposition of the shares of the Owners, directly or indirectly through intermediate holding companies, by their sole shareholder Arlington Tankers, Inc. to any third party not controlled by Arlington Tankers, Inc. shall be deemed a sale of the vessel This clause 93 shall not prohibit in any way the mortgaging or hypothecation of the vessel to a financial institution pursuant to a financing transaction related to the purchase of the vessel by the Owners.

94	CHANGES/IMPROVEMENTS NECESSARY FOR THE OPERATION OF THE VESSEL OR IMPOSED BY LEGISLATION OR CLASS
(A)	In the event any improvement, structural change or the installation of new equipment is imposed by compulsory legislation and/or class rules, Charterers shall have the right to require that the Owners effect such improvement, structural changes or installations. The Charterers shall fully reimburse the Owners for the total cost of all such improvements, structural changes or installations up to USD100,000 in any calendar year. To the extent that the total cost of all such improvements, structural changes or installations exceed USD100,000 in any calendar year, the Charterers shall reimburse the Owners in an amount equal to the product of (i) the cost of such improvements, structural changes or installations and (ii) a fraction, the numerator of which shall be the number of whole months remaining in the charter period at the time of completion of such improvement, structural change or installation (the “Remaining Charter Period”) and the denominator of which shall be the number of whole months remaining in the depreciation period of the vessel (calculated as 25 years from the year the vessel was built) at the time of completion of such improvement, structural change or installation (such product, the “Reimbursement Payment”) and the balance of the cost of such improvement, structural change or installation shall be paid by the Owners. If the Charterers have made a payment to the Owners pursuant to the preceding sentence and following such payment the charter period is extended as a result of the exercise by the Charterers of their option rights under Clause 49 hereof, the Charterers shall pay additional compensation to the Owners in an amount equal to the difference between the Reimbursement Payment paid by the Charterers and the amount that would have been paid by the Charterers had the Remaining Charter Period used to calculate the Reimbursement Payment included the number of whole months in the extension period.
(B)	In any event any improvement, structural change or the installation of new equipment, not falling under (A) above, is deemed necessary by the Charterers for the continued operation of the vessel, Charterers shall have the right at their own cost to effect such improvement, structural changes or installation, with the Owners’ consent which shall not unreasonably be withheld.

(C)	The Owners have to be notified in writing in advance by the Charterers about any changes and/or improvements as afore mentioned.

(D)	Any change, improvement or installation made pursuant to this Clause shall be the property of Owners.
95	THIRD PARTY CLAUSE

Except as may be otherwise agreed in writing by the parties with any third party, a person who is not party to this Agreement/Charter may not enforce, or otherwise have the benefit of, any provision of this Agreement/Charter under the Contract (Rights of third Parties Act 1999), but this provision does not affect any right or remedy of a third party which exists or is available apart from the Act.

96	NEW CLAUSE PARAMOUNT The Charterers warrant to include following clauses in all Bills of Lading issued pursuant to this time Charter by them or any subcharterer:
(i)	Subject to sub-clauses (2) or (3) hereof, this bill of Lading shall be governed by, and have effect subject to, the rules contained in the International convention for the Unification of Certain Rules relating to Bills of Lading signed at Brussels on 25th August 1924 (hereafter the “Hague Rules”) as amended by the Protocol signed at Brussels on 23rd February 1968 (hereafter the “Hague-Visby Rules”). Nothing contained herein shall be deemed to be either a surrender by the carrier of any rights or immunities or any increase of any of his responsibilities or liabilities under the Hague-Visby Rules.

(ii)	If there is governing legislation which applies the Hague-Visby Rules compulsory to this Bill of Lading, to the exclusion of the Hague-Visby

Rules, then this Bill of Lading shall have effect subject to the Hague Rules. Nothing herein contained shall be deemed to be either a surrender by the carrier of any of his rights or immunities or an increase of any of his responsibilities or liabilities under the Hague Rules.

(iii)	If there is governing legislation which applies the Hamburg Rules compulsory to this Bill of Lading to the exclusion of the Hague-Visby Rules, then this Bill of Lading shall have effect subject to the Hamburg Rules. Nothing herein contained shall be deemed to be either a surrender by the carrier of any of his rights or immunities or an increase of any of his responsibilities or liabilities under the Hamburg Rules.

(iv)	If any term of this Bill of Lading is repugnant to the Hague-Visby Rules, the Hague Rules or the Hamburg Rules, as applicable, such term shall be void to that extent but no further.
97	ARBITRATION

Any dispute arising under this charter shall be referred to the arbitration in London in accordance with the provisions of the Arbitration Act 1996, or any statutory modification or re-enactment thereof for the time being in force save to the extent necessary to give effect to this provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitration Association (LMAA) terms current at the time when the arbitration proceedings are commenced.

The reference shall be to three arbitrators; one to be appointed by each of the parties hereto, and the third to be appointed by the two so chosen; their decision or that of any two of them shall be final. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In case where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claim Procedure current at the time when the arbitration proceedings are commenced.

98	NO ASSIGNMENT BY CHARTERERS

Notwithstanding any other provisions of this Charter, the Charterers may not assign any of their rights and obligations under this Charter without the prior written consent of the Owners.

Exhibit C-1
Ship Management Agreement – Stena Concept

1.	Date of Agreement [ ] January 2006	THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

		STANDARD SHIP MANAGEMENT AGREEMENT

		CODE NAME: “SHIPMAN 98”	Part 1

2.	Owners (name, place of registered office and law of registry) (Cl. 1)	3.	Managers (name, place of registered office and law of registry) (Cl. 1)

	Name		Name
	Concept Ltd.		Northern Marine Management Ltd.

	Place of registered office		Place of registered office
	Hamilton		Clydebank, Scotland

	Law of registry		Law of registry
	Bermuda		Scotland

4.	Day and year of commencement of Agreement (Cl. 2)

5.	Crew Management (state “yes” or “no” as agreed) (Cl. 3.1) YES	6.	Technical Management (state “yes” or “no” as agreed) (Cl. 3.2) YES

7.	Commercial Management (state “yes” or “no” as agreed) (Cl. 3.3) NO	8.	Insurance Arrangements (state “yes” or “no” as agreed) (Cl. 3.4) YES

9.	Accounting Services (state “yes” or “no” as agreed) (C1. 3.5) YES	10.	Sale or purchase of the Vessel (state “yes” or “no” as agreed) (Cl. 3.6) NO

11.	Provisions (state “yes” or “no” as agreed) (Cl. 3.7) YES	12.	Bunkering (state “yes” or “no” as agreed) (Cl. 3.8) NO

13.	Chartering Services Period (only to be filled in if “yes” stated in Box 7) (Cl. 3.3(i)) —	14.	Owners’ Insurance (state alternative (i), (ii) or (iii) of C1. 6.3) (i)

15.	Annual Management Fee (state annual amount) (Cl. 8.1) See Clause 21	16.	Severance Costs (state maximum amount) (Cl. 8.4 (ii)) —

17.	Day and year of termination of Agreement (Cl. 17) See Clause 22	18.	Law and Arbitration (state alternative 19.1, 19.2 or 19.3; if 19.3 place of arbitration must be stated) (Cl. 19) 19.1

19.	Notices (state postal and cable address, telex and telefax number for serving notice and communication to the Owners) (Cl. 20) Concept Ltd. First Floor, The Hayward Building 22 Bermudiana Road Hamilton, Bermuda HM11 Facsimile No. +1 441 292-4258	20.	Notices (state postal and cable address, telex and telefax number for serving notice and communication to the Managers) (Cl. 20)
Northern Marine Management Ltd.
Alba House
2 Central Avenue
Clydebank G81 2QR
Scotland
			Facsimile No. +44 141 941 2791
It is mutually agreed between the party stated in Box 2 and the party stated in Box 3 that this Agreement consisting of PART I and PART II shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further..

Signature(s) (Owners)	Signature(s) (Managers)

PART II
“SHIPMAN 98” Standard Ship Management Agreement
1.	Definitions

In this Agreement save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them.

“Owners” means the party identified in Box 2.

“Managers” means the party identified in Box 3.

“Vessel” means M/T “STENA CONCEPT”

“Crew” means the Master, officers and ratings of the Vessel

“Crew Support Costs” means all expenses of a general nature which are not particularly referable to any individual vessel for the time being managed by the Managers and which are incurred by the Managers for the purpose of providing an efficient and economic management service and, without prejudice to the generality of the foregoing, shall include the cost of crew standby pay, training schemes for officers and ratings, cadet training schemes, sick pay, study pay, recruitment and interviews. “Severance Costs” means the costs which the employers are legally obliged to pay to or in respect of the Crew as a result of the early termination of any employment contract for service on the Vessel.

“Crew Insurances” means insurances against crew risks which shall include but not be limited to death, sickness, repatriation, injury, shipwreck unemployment indemnity and loss of personal effects.

“Management Services” means the services specified in sub-clauses 3.1 to 3.8 as indicated affirmatively in Boxes 5 to 12 and the undertaking specified in Claue 23.

“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention as adopted by the International Maritime Organization (IMO) by resolution A.741 (18) or any subsequent amendment thereto.

“STCW 95” means the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1978, as amended in 1995 or any subsequent amendment thereto.

“Time Charter” means the time charter party between Owners as owners and Stena Bulk AB (the“Time Charterers”) as charterers, attached hereto as Annex 1.

“Agreement” means Part I, Part II, including Additional Clauses 21 — 31 as well as Annex 1.

2.	Appointment of Managers

With effect from the day and year of the Time Charter and continuing unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers hereby agree To act as the Managers of the Vessel.

3.	Basis of Agreement

Subject to the terms and conditions herein provided, during the period of this Agreement, the Managers shall carry out Management Services in respect of the Vessel. The Managers shall have authority To take such actions as they may from time to time in their absolute discretion consider to be necessary to enable them to perform this Agreement in accordance with sound ship management practice.
3.1	Crew Management
(only applicable if agreed according to Box 5)

The Managers shall provide suitably qualified Crew for the Vessel as required by the Owners in accordance with the STCW 95 requirements, provision of which includes but is not limited to the following functions:
(i)	selecting and engaging the Vessel’s Crew, including payroll arrangements, pension administration, and insurances for the Crew other than those mentioned in Clause 6;

(ii)	ensuring that the applicable requirements of the law of the flag of the Vessel are satisfied in respect of manning levels, rank, qualification and certification of the Crew and employment regulations including Crew’s tax, social insurance, discipline and other requirements;

(iii)	ensuring that all members of the Crew have passed a medical examination with a qualified doctor certifying that they are fit for the duties for which they are engaged and are in possession of valid medical certificates issued in accordance with appropriate flag State requirements. In the absence of applicable flag State requirements the medical certificate shall be dated not more than three months prior to the respective Crew members leaving their country of domicile and maintained for the duration of their service on board the Vessel;

(iv)	ensuring that the Crew shall have a command of the English language of a sufficient standard to enable them to perform their duties safely;

(v)	arranging transportation of the Crew, including repatriation;

(vi)	training of the Crew and supervising their efficiency;

(vii)	conducting union negotiations;

(viii)	operating the Managers’ drug and alcohol policy unless otherwise agreed.
(ix) ensuring that any complaints from the Time Charterers with respect to the Master or any of the officers or Crew are immediately investigated, communicating the results of such investigations to the Time Charterers and if such complaints are well-founded ensuring that changes in the appointments are made without delay.
3.2	Technical Management
(only applicable if agreed according to Box 6)

The Managers shall provide at their own cost but subject to Clause 30, technical management which includes, but is not limited to, the following functions:
(i)	provision of competent personnel to supervise the Maintenance and general efficiency of the Vessel;

(ii)	arrangement and supervision of dry dockings, repairs, alterations and of the upkeep of the Vessel to the standards required by the Owners and the Managers shall incur the necessary expenditure to ensure That the Vessel will comply with the law of the flag of the Vessel and of the places where she trades, and all Requirements and recommendations of the classification society;

(iii)	arrangement of the supply of necessary stores, spares and lubricating oil;

(iv)	appointment of surveyors and technical consultants as the Managers may consider from time to time to be necessary;

(v)	development, implementation and maintenance of a Safety Management System (SMS) in accordance with the ISM Code (see sub-clauses 4.2).

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“SHIPMAN 98” Standard Ship Management Agreement

3.3	Intentionally omitted.

3.4	Insurance Arrangements’
(only applicable if agreed according to Box 8)

The Managers shall arrange at their own cost insurances in accordance with Clause 6, on such terms and conditions as the Owners shall have instructed or agreed, in particular regarding conditions, insured values, deductibles and franchises.
3.5	Accounting Services
(only applicable if agreed according to Box 9)

The Managers shall at their own cost:
(i)	establish an accounting system which meets the requirements of the Owners and provide regular accounting services, supply regular reports and records,

(ii)	maintain the records of all costs and expenditure incurred as well as data necessary or proper for the settlement of accounts between the parties.
3.6	Intentionally omitted.
3.7	Provisions
(only applicable if agreed according to Box 11)

The Managers shall at their own cost arrange for the supply of provisions. The Owners acknowledge that all provisions, stores, lubricating oil and other consumables on board on the date when this Agreement takes effect are the property of the Managers. Upon re-delivery, the Owners shall pay the Managers for all provisions on board at cost.
4.	Managers’ Obligations
4.1 The Managers undertake to use their best endeavours to provide the agreed Management Services in accordance with the terms of the Time Charter and sound ship management practice and to protect and promote the interests of the Owners in all matters relating to the provision of services hereunder. Provided, however, that the Managers in the performance of their Management responsibilities under this Agreement shall be entitled to have regard to their overall responsibility in relation to all vessels as may from time to time be entrusted to their management and in particular, but without prejudice to the generality of the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such manner as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and reasonable.
4.2 Where the Managers are providing Technical Management in accordance with sub-clause 3.2, they shall procure that the Requirements of the law of the flag of the Vessel are satisfied and they shall in particular be deemed to be the “Company” as defined by the ISM Code, assuming the responsibility for the operation of the Vessel and taking over the duties and responsibilities imposed by the ISM Code when applicable.
5.	Owners’ Obligations
5.1 The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this Agreement.
5.2 Where the Managers are providing Technical Management in accordance with sub-clause 3.2, the Owners shall:
instruct such officers and ratings to obey all reasonable orders of the Managers in connection with the operation of the Managers’ safety management system.
6.	Insurance Policies
The Managers shall procure, that throughout the period of this Agreement:
6.1 at the Managers’ Owners’ expense, the Vessel is insured for not less than her sound market value or entered for her full gross tonnage, as the case may be for:
(i)	usual hull and machinery marine risks (including crew negligence) and excess liabilities;

(ii)	protection and indemnity risks (including pollution risks and Crew Insurances);

(iii)	war risks (including protection and indemnity and crew risks) in accordance with the best practice of prudent owners of Vessels of a similar type to the Vessel, with first class insurance companies, underwriters or associations: ;and

(iv)	off-hire (“the Insurances”)
6.2 all premiums and calls on the Insurances are paid promptly by their due date,
6.3 the Insurances name the Owners, the Time Charterers and the Managers and, subject to underwriters’ agreement, any third party designated by the Owners, the Time Charterers or the Managers as a joint assured, with full cover, with the Managers Owners obtaining cover in respect of each of the insurances specified in sub-clause 6.1:
(i)	on terms whereby the Managers and any such third party are liable in respect of premiums or calls arising in connection With the Owners’ Insurances; or

(ii)	intentionally omitted.

(iii)	on such other terms as may be agreed in writing between the Managers and the Owners, but in all cases subject to the terms and conditions that the Ownes shall have agreed with the mortgagees of the Vessel.

Indicate alternative (i), (ii) or (iii) in Box 14. If Box 14 is left blank then (i) applies.

6.4	written evidence is provided, to the reasonable satisfaction of the Managers, of their compliance with their obligations under Clause 6 within a reasonable time of the commencement of the Agreement, and of each renewal date and, if specifically requested, of each payment date of the Owners’ Insurances.

PART II
“SHIPMAN 98” Standard Ship Management Agreement
as-provided-in Clause 8) may be debited against the Owners in the account referred to under sub clause 7.1 but shall in any demand.
7.	Intentionally omitted.
8.	Management Fee
8.1 The Owners shall pay to the Managers for their services as Managers under this Agreement an annual management fee as stated in Clause 21 which shall be payable by equal monthly instalments in advance, the first instalment being payable on the commencement of this Agreement (see Clause 2 and Box 4) and subsequent instalments being payable every month.
8.2 The management fee shall be fixed and final as set out in Clause 21 for the entire duration of this Agreement.
8.3 The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff, facilities and stationery.
8.4 Intentionally omitted.
8.5 If the Owners decide to lay-up the Vessel whilst this Agreement remains in force, an appropriate reduction of the management fee shall be mutually agreed between the parties.
9.	Intentionally omitted.
10.	Managers’ Right to Sub-Contract
The Managers shall have the right to sub-contract any of Their obligations hereunder, including those mentioned in sub-clause 3.1 and 4.2. In the event of such a subcontract the Managers shall remain fully liable for the due performance of their obligations under this Agreement.
11.	Responsibilities
11.1 Force Majeure — Neither the Owners nor the Managers shall be under any liability for any failure to perform any of their obligations hereunder by reason of any cause whatsoever of any nature or kind beyond their reasonable control.
11.2 Liability to Owners — (i) Save as otherwise provided for in the additional clauses and without prejudice to sub-clause 11.1, and Clause 25, the Managers shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and howsoever arising of the Management Services UNLESS same is proved to have resulted solely from the gross negligence or wilful default of the Managers or their employees, or agents or sub-contractors employed by them in connection with the Vessel, in which case (save where loss, damage, delay or expense has resulted from the Managers’ personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result) the Managers’ liability for each incident or series of incidents giving rise to a claim or claims shall never exceed a total of ten times the annual management fee payable hereunder.
(ii) Notwithstanding anything that may appear to the contrary in this Agreement, the Managers shall not be liable for any of the actions of the Crew, even if such actions are negligent, grossly negligent or wilful, except only to the extent that they are shown to have resulted from a failure by the Managers to discharge their obligations under sub-clause 3.1, in which case their liability shall be limited in accordance with the terms of this Clause 11.
11.3 Indemnity — To the extent that they are caused by any act or omission of the Owners, the Owners hereby undertake to keep the Managers and their employees, agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of the Agreement, and against and in respect of all costs, losses, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance of

PART II
“SHIPMAN 98” Standard Ship Management Agreement
this Agreement.
11.4 “Himalaya” — It is hereby expressly agreed that no employee or agent of the Managers (including every subcontractor from time to time employed by the Managers) shall in any circumstances whatsoever be under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause 11, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defence and immunity of whatsoever nature applicable to the Managers or to which the Managers are entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions of this Clause 11 the Managers are or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be parties to this Agreement.
12.	Documentation
Where the Managers are providing Technical Management in accordance with sub-clause 3.2 and/or Crew Management in accordance with sub-clause 3.1, they shall make available, upon Owners’ request, all documentation and records related to the Safety Management System (SMS) and/or the Crew which the Owners need in order to demonstrate compliance with the ISM Code and STCW 95 or to defend a claim against a third party.
13.	General Administration
13.1 The Managers shall at their own cost handle and settle all claims arising out of the Management Services hereunder and keep the Owners informed regarding any incident of which the Managers become aware which gives or may give rise to claims or disputes involving third parties.
13.2 Intentionally omitted.
13.3 The Managers shall also have power to obtain legal or technical or other outside expert advice in relation to the handling and settlement of claims and disputes or all other matters affecting the interests of the Owners in respect of the Vessel.
13.4 The Managers shall arrange for the provision of any necessary guarantee bond or other security.
14.	Auditing

The Managers shall at their own cost at all times maintain and keep true and correct accounts in compliance with subclause 3.5 (i) above and shall make the same available for inspection and auditing by the Owners at such times as may be mutually agreed. On the termination, for whatever reasons, of this Agreement, the Managers shall release to the Owners, if so requested, the originals where possible, or otherwise certified copies, of all such accounts and all documents specifically relating to the Vessel and her operation.

15.	Inspection of Vessel

The Owners and the Time Charterers shall have the right at any time after giving reasonable notice to the Managers to inspect the Vessel for any reason they consider necessary.

16.	Compliance with Laws and Regulations

The Managers will not do or permit to be done anything which might cause any breach or infringement of the laws and regulations of the Vessel’s flag, or of the places where she trades.

17.	Duration of the Agreement

This Agreement shall come into effect on the day and year stated in Clause 22

18.	Termination
18.1 Owners’ default
(i)	The Managers shall be entitled to terminate the Agreement with immediate effect by notice in writing if any moneys payable by the Owners under this Agreement shall not have been received in the Managers’ nominated account within ten running days of receipt by the Owners of the Managers written request or if the Vessel is repossessed by the Mortgagees.

(ii)	If the Owners:
(a)	fail to meet their obligations under sub-clauses 5.2 of this Agreement for any reason within their control, or

(b)	proceed with the employment of or continue to employ the Vessel in the carriage of contraband, blockade running, or in an unlawful trade, or on a voyage which in the reasonable opinion of the Managers is unduly hazardous or improper, the Managers may give notice of the default to the Owners, requiring them to remedy it as soon as practically possible. In the event that the Owners fail to remedy it within 30 days after a written notice to the Owners from the Managers, the Managers shall be entitled to terminate the Agreement with immediate effect by notice in writing.
18.2 Managers’ Default
If the Managers fail to meet their obligations under Clauses 3 and 4 of this Agreement for any reason within the control of the Managers, the Owners may give notice to the Managers of the default, requiring them to remedy it as soon as practically possible. In the event that the Managers fail to remedy it within 30 days after a written notice to the Managers from the Owners, the Owners shall be entitled to terminate the Agreement with immediate effect by notice in writing without prejudice to any rights of the Owners at such time.
18.3 Extraordinary Termination
This Agreement shall be deemed to be terminated in the case of the sale of the Vessel or if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned.
18.4 For the purpose of sub-clause 18.3 hereof
(i)	the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be the date on which the Owners cease to be registered as Owners of the Vessel;

(ii)	the Vessel shall not be deemed to be lost unless either she has become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.

PART II
“SHIPMAN 98” Standard Ship Management Agreement
18.5 This Agreement shall terminate forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.
18.6 The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination.
19.	Law and Arbitration
19.1 This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.
The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.
The reference shall be to three arbitrators; one to be appointed by each of the parties hereto, and the third to be appointed by the two so chosen; their decision or that of any two of them shall be final. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.
Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a Sole arbitrator.
In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.
20.	Notices
20.1 Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service.
20.2 The address of the Parties for service of such communication shall be as stated in Boxes 19 and 20, respectively.

ADDITIONAL CLAUSES 21 – 31 TO SHIP MANAGEMENT AGREEMENT BETWEEN CONCEPT LTD. AND NORTHERN MARINE MANAGEMENT LTD. DATED [         ] January 2006 FOR THE VESSEL M/T “STENA CONCEPT”, BEING AN INTEGRAL PART OF SUCH AGREEMENT
21.	Management Fee
The Owners shall compensate the Managers for the services under this agreement with a fixed daily management fee (the “Management Fee”), as per the following schedule:

Period		Fee
1	January [__] 2006 – January [__], 2007	$5,565
2	January [__] 2007 – January [__], 2008	$5,843
3	January [__] 2008 – January [__], 2009	$6,135
Option 1	January [__] 2009 – January[__], 2010	$6,442
Option 2	January [__] 2010 – January [__], 2011	$6,764
Option 3	January [__] 2011 – July [__], 2011	$7,103
Option 4	July [__] 2011 – July [__], 2012	$7,458
Option 5	July [__] 2012 – July [__], 2013	$7,831
In addition to the above Management Fee, for each day that the Vessel is on hire for more than 360 days during any twelve-month period commencing on the Delivery Date (as defined in the Time Charter), the Owners shall pay to the Managers an incentive fee equal to the Basic Hire (as defined in the Time Charter) for each such day payable to the Owners under the Time Charter by not later than the fifth Business Day (as defined in the Time Charter) following the end of such twelve-month period.
22.	Duration and termination
This Agreement shall come into effect on the date stated in Box 4 and shall continue in force until the expiration of the Time Charter, unless terminated in accordance with Article 18 of this Agreement, provided that either the Owners or the Managers shall have the right to terminate this Agreement in the event of the termination of the Time Charter. In the event the Vessel is not delivered under the Time Charter by 31 January, 2006, both the Owners and the Managers shall have the right to terminate this Agreement and neither the Owners or the Managers shall be entitled to damages or to any other compensation or reimbursement of expenses.

23.	Acknowledgement of Time Charter
The Managers have read and are familiar with the terms of the Time Charter, which is attached as Annex 1 to this Agreement. The Managers undertake to perform, as part of its Management Services, the duties and obligations of the Owners under the Time Charter as if such duties and obligations were specifically set forth herein as duties and obligations of the Managers, except that the Managers shall not be responsible for the cost of any improvement, structural change or the installation of new equipment imposed by compulsory legislation and/or class rules pursuant to Clause 94(A) of the Time Charter.
In the event that the Time Charter is terminated for any reason, either party may terminate this Agreement upon notice to the other.
24.	Off-hire
The Managers agree to indemnify the Owners for any days of off-hire (pursuant to Clause 21 of the Time Charter) or reduced hire (pursuant to Clause 24 of the Time Charter) with respect to the Vessel under the Time Charter such that in any given twelve-month period commencing on the Delivery Date (as defined in the Time Charter) the Owners shall have received from the Time Charterers and the Managers, on a combined basis, a total of 360 days of Basic Hire (as defined in the Time Charter); provided, that nothing in this Clause 24 shall be construed so as to impose an obligation on the Managers to indemnify the Owners for the payment of Basic Hire (as defined in the Time Charter) by the Time Charterers under the Time Charter other than for days of off-hire (pursuant to Clause 21 of the Time Charter) or reduced hire (pursuant to Clause 24 of the Time Charter).
The Managers’ obligation to indemnify Owners for off-hire pursuant to this Clause 24 shall be reduced by any amount received by Owners for such off-hire under the off-hire insurance procured by the Managers pursuant to Clause 6 of this Agreement.
Any amounts payable pursuant to this Clause 24 for days of off-hire or reduced hire during any calendar quarter shall be paid by the Managers to the Owners on the Date that is no later than 25 days after the completion of the applicable calendar quarter.
In the event of payment by the Managers to the Owners of any amounts under this Clause 24, the Managers shall be subrogated to the extent of such payment to any rights of recovery of the Owners under the off-hire insurance procured by the Managers pursuant to Clause 6 of this Agreement, and the Owners shall, upon the request of the Managers, execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Managers effectively to bring suit to enforce such rights.

25.	Vessel’s Casualties
Master and/or Managers shall inform Owners immediately by e-mail, telefax or telex if any situation occurs which results, or is likely to result, in either delays, or damages to the Vessel or machine systems, including but not limited to, failure of inert gas system, cargo systems or delays from proceeding to assistance to other vessels, or damages to cargo, or in pollution, oil spill and/or oil discharge.
26.	Communications
All communications under this Agreement shall be in the English language.
27.	Assignment Clause
The Owners may assign all of their rights under this Agreement to any mortgagee of the Vessel provided that such assignment shall not otherwise prejudice the rights of the Managers to terminate this Agreement in the event that the Time Charter is terminated in accordance with Clauses 18.1 or 23 of this Agreement. Upon satisfaction of the conditions set forth above, Managers hereby agree to enter into an acknowledgement of such assignment in such form as the mortgagee may reasonably require.
28.	Third Party Rights
Except as may be otherwise agreed in writing by the parties with any third party, a person who is not a party to this Agreement may not enforce, or otherwise have the benefit of, any provisions of this Agreement under the Contracts (Rights of Third Parties) Act 1999, and, without limitation, no consent of any such person shall be required for the rescission or amendment of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
29.	Indemnification
The Managers hereby undertake to indemnify the Owners against the consequences of any failure by Managers to comply with the requirements of this Agreement including (without limitation) any claims made by the Time Charterer against the Owners resulting from a failure of the Managers to perform their obligations under this Agreement (including as set out in Clause 23 hereof, the obligations of the Owners under the Time Charter); provided that Managers’ indemnification for environmental matters shall not extend beyond the protection and indemnity coverage with respect to the Vessel required hereunder.
The Managers also agree to indemnify the Owners against the consequences of any insurer with respect to the Vessel failing to pay out any claim in full; provided that the Managers’ indemnification for environmental matters shall not extend beyond the protection and indemnity coverage with respect to the Vessel required hereunder.

30.	Changes and/or Improvement necessary for the Operation of the Vessel or imposed by Legislation and/or Class
In the event that any improvement, structural change or the installation of new equipment is imposed by compulsory legislation and/or class rules, the Manager shall, at the expense of Owners and Time Charterers as set forth in Clause 94(A) of the Time Charter, effect such improvement, structural change or installation. In the event pursuant to Clause 94(A) of the Time Charter the Owners are responsible for the cost of such improvement, structural change or installation, the Owners shall reimburse the Managers therefor no later than the fifth Business Day (as defined in the Time Charter) following notice from the Managers.
In the event any improvement, structural change or the installation of new equipment is deemed necessary by the Managers for the continued operation of the Vessel, Managers shall have the right, at their own cost, to effect such improvement, structural change or installation, with the Owners consent which shall not be unreasonably withheld.
The Owners shall be notified in writing in advance by the Managers about any changes and/or improvements as afore mentioned.
Any change, improvement or installation made pursuant to this Clause 30 shall be the property of Owners.
Owners shall not be liable for the cost of any improvement, structural change or installation that is requested by or made for the account of any Time Charterer or for which a Time Charterer is otherwise responsible.
31.	Condition of Vessel on Delivery and Re-Delivery
If the Vessel, at the time she is delivered under the Time Charter, does not comply with Clauses 1 and 2(a) thereof or one or more of the requirements referred to on lines 220 – 224 of clause 11 of the MOA, the Managers agree that they shall at their own cost make all corrections and repairs necessary to cause the Vessel to comply with such clauses and requirements.
The Managers further agree that (a) upon re-delivery of the Vessel under the terms of the Time Charter (attached as Annex 1 to this Agreement), the Vessel shall be in class with no outstanding recommendations and shall be ready to sail and in the same good order and condition as when delivered under the Time Charter per Clauses 1 and 2(a) thereof, ordinary wear and tear consistent with the age of the Vessel at the time of re-delivery excepted, (b) the Managers shall at their own cost make all corrections and repairs necessary to cause the Vessel to comply with all of the terms of this Clause 31 prior to re-delivery of the Vessel under the Time Charter, and (c) the Managers shall assure that the Vessel has undergone at least one mid-period drydocking prior to re-delivery.

All mid-period and special survey drydockings during the term hereof shall be at the Managers’ sole cost and expense. Accordingly, it is understood that the Management Fee includes a provision for such drydocking costs. In addition, the Managers agree that, upon redelivery of the Vessel to the Owners, the Managers shall pay to the Owners a Drydocking Provision for each day from the completion of the last special survey drydocking during the term of this Agreement (or if no special survey occurs during the term of this Agreement, from the date of commencement of this Agreement) to the date of redelivery at the following daily rates:

Period		Drydocking Provision
1	January [__] 2006 – January [__], 2007	$233
2	January [__] 2007 – January [__], 2008	$245
3	January [__] 2008 – January [__], 2009	$257
Option 1	January [__] 2009 – January [__], 2010	$270
Option 2	January [__] 2010 – January [__], 2011	$284
Option 3	January [__] 2011 – July [__], 2011	$298
Option 4	July [__] 2011 – July [__], 2012	$313
Option 5	July [__] 2012 – July [__], 2013	$329

Exhibit C-2
Ship Management Agreement – Stena Contest

1. Date of Agreement	THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
[ ] January 2006	STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: “SHIPMAN 98”

Part I

2.	Owners (name, place of registered office and law of registry) (Cl.1)	3.	Managers (name, place of registered office and law of registry) (Cl.1)

	Name		Name
	Contest Ltd.		Northern Marine Management Ltd.

	Place of registered office		Place of registered office
	Hamilton		Clydebank, Scotland

	Law of registry		Law of registry
	Bermuda		Scotland

4.	Day and year of commencement of Agreement (Cl. 2)

5.	Crew Management (state “yes” or “no” as agreed) (Cl. 3.1) YES	6.	Technical Management (state “yes” or “no” as agreed) (Cl. 3.2) YES

7.	Commercial Management (state “yes” or “no” as agreed) (Cl. 3.3) NO	8.	Insurance Arrangements (state “yes” or “no” as agreed) (Cl. 3.4) YES

9.	Accounting Services (state “yes” or “no” as agreed) (Cl. 3.5) YES	10.	Sale or purchase of the Vessel (state “yes” or “no” as agreed) (Cl. 3.6) NO

11.	Provisions (state “yes” or “no” as agreed) (Cl. 3.7) YES	12.	Bunkering (state “yes” or “no” as agreed) (Cl. 3.8) NO

13.	Chartering Services Period (only to be filled in if “yes” stated in Box 7) (Cl. 3.3(i))	14.	Owners’ Insurance (state alternative (i) (ii) or (iii) of Cl. 6.3)
	—		(i)

15.	Annual Management Fee (state annual amount) (Cl. 8.1) See Clause 21	16.	Severance Costs (state maximum amount) (Cl. 8.4(ii)) —

17.	Day and year of termination of Agreement (Cl. 17) See Clause 22	18.	Law and Arbitration (state alternative 19.1, 19.2 or 19.3; if 19.3 place of arbitration must be stated) (Cl. 19) 19.1

19.	Notices (state postal and cable address, telex and telefax number for serving notice and communication to the Owners) (Cl. 20)	20.	Notices (state postal and cable address, telex and telefax number for serving notice and communication to the Managers) (Cl. 20)
	Contest Ltd.		Northern Marine Management Ltd.
	First Floor, The Hayward Building		Alba House
	22 Bermudiana Road		2 Central Avenue
	Hamilton, Bermuda HM11		Clydebank G81 2QR
			Scotland
	Facsimile No. +1 441 292-4258		Facsimile No. +44 141 941 2791
It is mutually agreed between the party stated in Box 2 and the party stated in Box 3 that this Agreement consisting of PART I and PART II shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further.

Signature(s) (Owners)	Signature(s) (Managers)

PART II
“SHIPMAN 98” Standard Ship Management Agreement
1.	Definitions
In this Agreement save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them.
“Owners” means the party identified in Box 2.
“Managers” means the party identified in Box 3.
“Vessel” means M/T “STENA CONTEST”
“Crew” means the Master, officers and ratings of the Vessel
“Crew Support Costs” means all expenses of a general nature which are not particularly referable to any individual vessel for the time being managed by the Managers and which are incurred by the Managers for the purpose of providing an efficient and economic management service and, without prejudice to the generality of the foregoing, shall include the cost of crew standby pay, training schemes for officers and ratings, cadet training schemes, sick pay, study pay, recruitment and interviews. “Severance Costs” means the costs which the employers are legally obliged to pay to or in respect of the Crew as a result of the early termination of any employment contract for service on the Vessel.
“Crew Insurances” means insurances against crew risks which shall include but not be limited to death, sickness, repatriation, injury, shipwreck unemployment indemnity and loss of personal effects.
“Management Services” means the services specified in sub-clauses 3.1 to 3.8 as indicated affirmatively in Boxes 5 to 12 and the undertaking specified in Claue 23.
“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention as adopted by the International Maritime Organization (IMO) by resolution A.741 (18) or any subsequent amendment thereto.
“STCW 95” means the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1978, as amended in 1995 or any subsequent amendment thereto.
“Time Charter” means the time charter party between Owners as owners and Stena Bulk AB (the “Time Charterers”) as charterers, attached hereto as Annex 1.
“Agreement” means Part I, Part II, including Additional Clauses 21—31 as well as Annex 1.
2.	Appointment of Managers
With effect from the day and year of the Time Charter stated in Box 4 and continuing unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers hereby agree To act as the Managers of the Vessel.
3.	Basis of Agreement
Subject to the terms and conditions herein provided, during the period of this Agreement, the Managers shall carry out Management Services in respect of the Vessel. The Managers shall have authority To take such actions as they may from time to time in their absolute discretion consider to be necessary to enable them to perform this Agreement in accordance with sound ship management practice.
3.1 Crew Management
(only applicable if agreed according to Box 5)
The Managers shall provide suitably qualified Crew for the Vessel as required by the Owners in accordance with the STCW 95 requirements, provision of which includes but is not limited to the following functions:
(i)	selecting and engaging the Vessel’s Crew, including payroll arrangements, pension administration, and insurances for the Crew other than those mentioned in Clause 6;

(ii)	ensuring that the applicable requirements of the law of the flag of the Vessel are satisfied in respect of manning levels, rank, qualification and certification of the Crew and employment regulations including Crew’s tax, social insurance, discipline and other requirements;

(iii)	ensuring that all members of the Crew have passed a medical examination with a qualified doctor certifying that they are fit for the duties for which they are engaged and are in possession of valid medical certificates issued in accordance with appropriate flag State requirements. In the absence of applicable flag State requirements the medical certificate shall be dated not more than three months prior to the respective Crew members leaving their country of domicile and maintained for the duration of their service on board the Vessel;

(iv)	ensuring that the Crew shall have a command of the English language of a sufficient standard to enable them to perform their duties safely;

(v)	arranging transportation of the Crew, including repatriation;

(vi)	training of the Crew and supervising their efficiency;

(vii)	conducting union negotiations;

(viii)	operating the Managers’ drug and alcohol policy unless otherwise agreed.

(ix)	ensuring that any complaints from the Time Charterers with respect to the Master or any of the officers or Crew are immediately investigated, communicating the resits of such investigations to the Time Charterers and if such complaints are well-founded ensuring that changes in the appointments are made without delay.
3.2 Technical Management
(only applicable if agreed according to Box 6)
The Managers shall provide at their own cost but subject to Clause 30, technical management which includes, but is not limited to, the following functions:
(i)	provision of competent personnel to supervise the Maintenance and general efficiency of the Vessel;

(ii)	arrangement and supervision of dry dockings, repairs, alterations and of the upkeep of the Vessel to the standards required by the Owners and the Managers shall incur the necessary expenditure to ensure That the Vessel will comply with the law of the flag of the Vessel and of the places where she trades, and all Requirements and recommendations of the classification society;

(iii)	arrangement of the supply of necessary stores, spares and lubricating oil;

(iv)	appointment of surveyors and technical consultants as the Managers may consider from time to time to be necessary;

(v)	development, implementation and maintenance of a Safety Management System (SMS) in accordance with the ISM Code (see sub-clauses 4.2.

3.3	Intentionally omitted.

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“SHIPMAN 98” Standard Ship Management Agreement
3.4 Insurance Arrangements’
(only applicable if agreed according to Box 8)
The Managers shall arrange at their own cost insurances in accordance with Clause 6, on such terms and conditions as the Owners shall have instructed or agreed, in particular regarding conditions, insured values, deductibles and franchises.
3.5 Accounting Services
(only applicable if agreed according to Box 9)
The Managers shall at their own cost:
(i)	establish an accounting system which meets the requirements of the Owners and provide regular accounting services, supply regular reports and records,

(ii)	maintain the records of all costs and expenditure incurred as well as data necessary or proper for the settlement of accounts between the parties.
3.6 Intentionally omitted.
3.7 Provisions (only applicable if agreed according to Box 11)
The Managers shall at their own cost arrange for the supply of provisions. The Owners acknowledge that all provisions, stores, lubricating oil and other consumables on board on the date when this Agreement takes effect are the property of the Managers, Upon re-delivery, the Owners shall pay the Managers for all provisions on board at cost.
3.8 Intentionally omitted.
4. Managers’ Obligations
4.1 The Managers undertake to use their best endeavours to provide the agreed Management Services the Owners in accordance with the terms of the Time Charter and sound ship management practice and to protect and promote the interests of the Owners in all matters relating to the provision of services hereunder. Provided, however, that the Managers in the performance of their Management responsibilities under this Agreement shall be entitled to have regard to their overall responsibility in relation to all vessels as may from time to time be entrusted to their management and in particular, but without prejudice to the generality of the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such manner as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and reasonable.
4.2 Where the Managers are providing Technical Management in accordance with sub-clause 3.2, they shall procure that the Requirements of the law of the flag of the Vessel are satisfied and they shall in particular be deemed to be the “Company” as defined by the ISM Code, assuming the responsibility for the operation of the Vessel and taking over the duties and responsibilities imposed by the ISM Code when applicable.
5. Owners’ Obligations
5.1 The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this Agreement.
5.2 Where the Managers are providing Technical Management in accordance with sub-clause 3.2, the Owners shall:

instruct such officers and ratings to obey all reasonable orders of the Managers in connection with the operation of the Managers’ safety management system.
6. Insurance Policies
The Managers shall procure that throughout the period of this Agreement:
6.1 at the Managers’ Owners’ expense, the Vessel is insured for not less than her sound market value or entered for her full gross tonnage, as the case may be for:
(i)	usual hull and machinery marine risks (including crew negligence) and excess liabilities;

(ii)	protection and indemnity risks (including pollution risks and Crew Insurances); and
(iii) war risks (including protection and indemnity and crew risks) in accordance with the best practice of prudent owners of Vessels of a similar type to the Vessel, with first class insurance companies, underwriters or associations; and
(iv) off-hire (“the Insurances”)
6.2 all premiums and calls on the Insurances are paid promptly by their due date,
6.3 the Insurances name the Owners, the Time Charterers and the Managers and, subject to underwriters’ agreement, any third party designated by the Owners, the Time Charterers or the Managers as a joint assured, with full cover, with the Managers Owners obtaining cover in respect of each of the insurances specified in sub-clause 6.1:
(i)	on terms whereby the Managers and any such third party are liable in respect of premiums or calls arising in connection With the Owners’ Insurances; or
(iii) on such other terms as may be agreed in writing between the Managers and the Owners, but in all cases subject to the terms and conditions that the Ownes shall have agreed with the mortgagees of te Vessel.
Indicate alternative (i), (ii) or (iii) in Box 14. If Box 14 is left blank then (i) applies.
6.4 written evidence is provided, to the reasonable satisfaction of the Managers, of their compliance with their obligations under Clause 6 within a reasonable time of the commencement of the Agreement, and of each renewal date and, if specifically requested, of each payment date of the Owners’ Insurances.

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7. Intentionally omitted.
8. Management Fee
8.1 The Owners shall pay to the Managers for their services as Managers under this Agreement an annual management fee as stated in Clause 21 Box 15 which shall be payable by equal monthly instalments in advance, the first instalment being payable on the commencement of this Agreement (see Clause 2 and Box 4) and subsequent instalments being payable every month.
8.2 The management fee shall be fixed and final as set out in Clause 21 for the entire duration of this Agreement.
8.3 The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff, facilities and stationery.
8.4 Intentionally omitted.
8.5 If the Owners decide to lay-up the Vessel whilst this Agreement remains in force and an appropriate reduction of the management fee for the period shall be mutually agreed between the parties.
9. Intentionally omitted.
10. Managers’ Right to Sub-Contract
The Managers shall have the right to sub-contract any of Their obligations hereunder, including those mentioned in sub-clause 3.1 and 4.2. In the event of such a sub-contract the Managers shall remain fully liable for the due performance of their obligations under this Agreement.
11. Responsibilities
11.1 Force Majeure — Neither the Owners nor the Managers shall be under any liability for any failure to perform any of their obligations hereunder by reason of any cause whatsoever of any nature or kind beyond their reasonable control.
11.2 Liability to Owners — (i) Save as otherwise provided for in the additional clauses and without prejudice to sub-clause 11.1, and Clause 11.1 and Clause 25, the Managers shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and howsoever arising in the course of performance of the Management Services UNLESS same is proved to have resulted solely from the negligence, gross negligence or wilful default of the Managers or their employees, or agents or sub-contractors employed by them in connection with the Vessel, in which case (save where loss, damage, delay or expense has resulted from the Managers’ personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result) the Managers’ liability for each incident or series of incidents giving rise to a claim or claims shall never exceed a total of ten times the annual management fee payable hereunder.
(ii) Notwithstanding anything that may appear to the contrary in this Agreement, the Managers shall not be liable for any of the actions of the Crew, even if such actions are negligent, grossly negligent or wilful, except only to the extent that they are shown to have resulted from a failure by the Managers to discharge their obligations under sub-clause 3.1, in which case their liability shall be limited in accordance with the terms of this Clause 11.
11.3 Indemnity — To the extent that they are caused by any act or omission of the Owners, the Owners hereby undertake to keep the Managers and their employees, agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of the Agreement, and against and in respect of all costs, losses, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance of

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this Agreement.
11.4 “Himalaya” - It is hereby expressly agreed that no employee or agent of the Managers (including every subcontractor from time to time employed by the Managers) shall in any circumstances whatsoever be under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause 11, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defence and immunity of whatsoever nature applicable to the Managers or to which the Managers are entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions of this Clause 11 the Managers are or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be parties to this Agreement.
12. Documentation
Where the Managers are providing Technical Management in accordance with sub-clause 3.2 and/or Crew Management in accordance with sub-clause 3.1, they shall make available, upon Owners’ request, all documentation and records related to the Safety Management System (SMS) and/or the Crew which the Owners need in order to demonstrate compliance with the ISM Code and STCW 95 or to defend a claim against a third party.
13. General Administration
13.1 The Managers shall at their own cost handle and settle all claims arising out of the Management Services hereunder and keep the Owners informed regarding any incident of which the Managers become aware which gives or may give rise to claims or disputes involving third parties.
13.2 Intentionally omitted.
13.3 The Managers shall also have power to obtain legal or technical or other outside expert advice in relation to the handling and settlement of claims and disputes or all other matters affecting the interests of the Owners in respect of the Vessel.
13.4 The Managers Owners shall arrange for the provision of any necessary guarantee bond or other security.
14. Auditing
The Managers shall at their own cost at all times maintain and keep true and correct accounts in compliance with subclause 3.5 (i) above and shall make the same available for inspection and auditing by the Owners at such times as may be mutually agreed. On the termination, for whatever reasons, of this Agreement, the Managers shall release to the Owners, if so requested, the originals where possible, or otherwise certified copies, of all such accounts and all documents specifically relating to the Vessel and her operation.
15. Inspection of Vessel
The Owners and the Time Charterers shall have the right at any time after giving reasonable notice to the Managers to inspect the Vessel for any reason they consider necessary.
16. Compliance with Laws and Regulations
The Managers will not do or permit to be done anything which might cause any breach or infringement of the laws and regulations of the Vessel’s flag, or of the places where she trades.
17. Duration of the Agreement
This Agreement shall come into effect on the day and year stated In Clause 22
18. Termination
18.1 Owners’ default
(i)	The Managers shall be entitled to terminate the Agreement with immediate effect by notice in writing if any moneys payable by the Owners under this Agreement shall not have been received in the Managers’ nominated account within ten running days of receipt by the Owners of the Managers written request or if the Vessel is repossessed by the Mortgagees.

(ii)	If the Owners:
(a)	fail to meet their obligations under sub-clauses 5.2 of this Agreement for any reason within their control, or

(b)	proceed with the employment of or continue to employ the Vessel in the carriage of contraband, blockade running, or in an unlawful trade, or on a voyage which in the reasonable opinion of the Managers is unduly hazardous or improper, the Managers may give notice of the default to the Owners, requiring them to remedy it as soon as practically possible. In the event that the Owners fail to remedy it within 30 days after a written notice to the Owners from the Managers, the Managers shall be entitled to terminate the Agreement with immediate effect by notice in writing.
18.2 Managers’ Default
If the Managers fail to meet their obligations under Clauses 3 and 4 of this Agreement for any reason within the control of the Managers, the Owners may give notice to the Managers of the default, requiring them to remedy it as soon as practically possible. In the event that the Managers fail to remedy it within 30 days after a written notice to the Managers from the Owners, the Owners shall be entitled to terminate the Agreement with immediate effect by notice in writing without prejudice to any rights of the Owners at such time.
18.3 Extraordinary Termination
This Agreement shall be deemed to be terminated in the case of the sale of the Vessel or if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned.
18.4 For the purpose of sub-clause 18.3 hereof
(i)	the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be the date on which the Owners cease to be registered as Owners of the Vessel;

(ii)	the Vessel shall not be deemed to be lost unless either she has become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.

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18.5 This Agreement shall terminate forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.
18.6 The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination.
19. Law and Arbitration
19.1 This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.
The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.
The reference shall be to three arbitrators; one to be appointed by each of the parties hereto, and the third to be appointed by the two so chosen; their decision or that of any two of them shall be final. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.
Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a Sole arbitrator.
In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.
     Note: 19.1, 19.2 and 19.3 are alternatives; indicate alternative agreed In Box 18.
20. Notices
     20.1 Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service.
     20.2 The address of the Parties for service of such communication shall be as stated in Boxes 19 and 20, respectively.

ADDITIONAL CLAUSES 21 — 31 TO SHIP MANAGEMENT AGREEMENT BETWEEN CONTEST LTD. AND NORTHERN MARINE MANAGEMENT LTD. DATED ___ January 2006 FOR THE VESSEL M/T “STENA CONTEST”, BEING AN INTEGRAL PART OF SUCH AGREEMENT
21.	Management Fee
The Owners shall compensate the Managers for the services under this agreement with a fixed daily management fee (the “Management Fee”), as per the following schedule:

Period		Fee
1	January [__] 2006 – January [__], 2007	$5,565
2	January [__] 2007 – January [__], 2008	$5,843
3	January [__] 2008 – January [__], 2009	$6,135
Option 1	January [__] 2009 – January [__], 2010	$6,442
Option 2	January [__] 2010 – January [__], 2011	$6,764
Option 3	January [__] 2011 – July [__], 2011	$7,103
Option 4	July [__] 2011 – July [__], 2012	$7,458
Option 5	July [__] 2012 – July [__], 2013	$7,831
In addition to the above Management Fee, for each day that the Vessel is on hire for more than 360 days during any twelve-month period commencing on the Delivery Date (as defined in the Time Charter), the Owners shall pay to the Managers an incentive fee equal to the Basic Hire (as defined in the Time Charter) for each such day payable to the Owners under the Time Charter by not later than the fifth Business Day (as defined in the Time Charter) following the end of such twelve-month period.
22.	Duration and termination
This Agreement shall come into effect on the date stated in Box 4 and shall continue in force until the expiration of the Time Charter, unless terminated in accordance with Article 18 of this Agreement, provided that either the Owners or the Managers shall have the right to terminate this Agreement in the event of the termination of the Time Charter. In the event the Vessel is not delivered under the Time Charter by 31 January, 2006, both the Owners and the Managers shall have the right to terminate this Agreement and neither the Owners or the Managers shall be entitled to damages or to any other compensation or reimbursement of expenses.

23.	Acknowledgement of Time Charter
The Managers have read and are familiar with the terms of the Time Charter, which is attached as Annex 1 to this Agreement. The Managers undertake to perform, as part of its Management Services, the duties and obligations of the Owners under the Time Charter as if such duties and obligations were specifically set forth herein as duties and obligations of the Managers, except that the Managers shall not be responsible for the cost of any improvement, structural change or the installation of new equipment imposed by compulsory legislation and/or class rules pursuant to Clause 94(A) of the Time Charter.
In the event that the Time Charter is terminated for any reason, either party may terminate this Agreement upon notice to the other.
24.	Off-hire
The Managers agree to indemnify the Owners for any days of off-hire (pursuant to Clause 21 of the Time Charter) or reduced hire (pursuant to Clause 24 of the Time Charter) with respect to the Vessel under the Time Charter such that in any given twelve-month period commencing on the Delivery Date (as defined in the Time Charter) the Owners shall have received from the Time Charterers and the Managers, on a combined basis, a total of 360 days of Basic Hire (as defined in the Time Charter); provided, that nothing in this Clause 24 shall be construed so as to impose an obligation on the Managers to indemnify the Owners for the payment of Basic Hire (as defined in the Time Charter) by the Time Charterers under the Time Charter other than for days of off-hire (pursuant to Clause 21 of the Time Charter) or reduced hire (pursuant to Clause 24 of the Time Charter).
The Managers’ obligation to indemnify Owners for off-hire pursuant to this Clause 24 shall be reduced by any amount received by Owners for such off-hire under the off-hire insurance procured by the Managers pursuant to Clause 6 of this Agreement.
Any amounts payable pursuant to this Clause 24 for days of off-hire or reduced hire during any calendar quarter shall be paid by the Managers to the Owners on the Date that is no later than 25 days after the completion of the applicable calendar quarter.
In the event of payment by the Managers to the Owners of any amounts under this Clause 24, the Managers shall be subrogated to the extent of such payment to any rights of recovery of the Owners under the off-hire insurance procured by the Managers pursuant to Clause 6 of this Agreement, and the Owners shall, upon the request of the Managers, execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Managers effectively to bring suit to enforce such rights.
25.	Vessel’s Casualties

Master and/or Managers shall inform Owners immediately by e-mail, telefax or telex if any situation occurs which results, or is likely to result, in either delays, or damages to the Vessel or machine systems, including but not limited to, failure of inert gas system, cargo systems or delays from proceeding to assistance to other vessels, or damages to cargo, or in pollution, oil spill and/or oil discharge.
26.	Communications
All communications under this Agreement shall be in the English language.
27.	Assignment Clause
The Owners may assign all of their rights under this Agreement to any mortgagee of the Vessel provided that such assignment shall not otherwise prejudice the rights of the Managers to terminate this Agreement in the event that the Time Charter is terminated in accordance with Clauses 18.1 or 23 of this Agreement. Upon satisfaction of the conditions set forth above, Managers hereby agree to enter into an acknowledgement of such assignment in such form as the mortgagee may reasonably require.
28.	Third Party Rights
Except as may be otherwise agreed in writing by the parties with any third party, a person who is not a party to this Agreement may not enforce, or otherwise have the benefit of, any provisions of this Agreement under the Contracts (Rights of Third Parties) Act 1999, and, without limitation, no consent of any such person shall be required for the rescission or amendment of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
29.	Indemnification
The Managers hereby undertake to indemnify the Owners against the consequences of any failure by Managers to comply with the requirements of this Agreement including (without limitation) any claims made by the Time Charterer against the Owners resulting from a failure of the Managers to perform their obligations under this Agreement (including as set out in Clause 23 hereof, the obligations of the Owners under the Time Charter); provided that Managers’ indemnification for environmental matters shall not extend beyond the protection and indemnity coverage with respect to the Vessel required hereunder.
The Managers also agree to indemnify the Owners against the consequences of any insurer with respect to the Vessel failing to pay out any claim in full; provided that the Managers’ indemnification for environmental matters shall not extend beyond the protection and indemnity coverage with respect to the Vessel required hereunder.

30.	Changes and/or Improvement necessary for the Operation of the Vessel or imposed by Legislation and/or Class
In the event that any improvement, structural change or the installation of new equipment is imposed by compulsory legislation and/or class rules, the Manager shall, at the expense of Owners and Time Charterers as set forth in Clause 94(A) of the Time Charter, effect such improvement, structural change or installation. In the event pursuant to Clause 94(A) of the Time Charter the Owners are responsible for the cost of such improvement, structural change or installation, the Owners shall reimburse the Managers therefor no later than the fifth Business Day (as defined in the Time Charter) following notice from the Managers.
In the event any improvement, structural change or the installation of new equipment is deemed necessary by the Managers for the continued operation of the Vessel, Managers shall have the right, at their own cost, to effect such improvement, structural change or installation, with the Owners consent which shall not be unreasonably withheld.
The Owners shall be notified in writing in advance by the Managers about any changes and/or improvements as afore mentioned.
Any change, improvement or installation made pursuant to this Clause 30 shall be the property of Owners.
Owners shall not be liable for the cost of any improvement, structural change or installation that is requested by or made for the account of any Time Charterer or for which a Time Charterer is otherwise responsible.
31.	Condition of Vessel on Delivery and Re-Delivery
If the Vessel, at the time she is delivered under the Time Charter, does not comply with Clauses 1 and 2(a) thereof or one or more of the requirements referred to on lines 220 – 224 of clause 11 of the MOA, the Managers agree that they shall at their own cost make all corrections and repairs necessary to cause the Vessel to comply with such clauses and requirements.
The Managers further agree that (a) upon re-delivery of the Vessel under the terms of the Time Charter (attached as Annex 1 to this Agreement), the Vessel shall be in class with no outstanding recommendations and shall be ready to sail and in the same good order and condition as when delivered under the Time Charter per Clauses 1 and 2(a) thereof, ordinary wear and tear consistent with the age of the Vessel at the time of re-delivery excepted, (b) the Managers shall at their own cost make all corrections and repairs necessary to cause the Vessel to comply with all of the terms of this Clause 31 prior to re-delivery of the Vessel under the Time Charter, and (c) the Managers shall assure that the Vessel has undergone at least one mid-period drydocking prior to re-delivery.

All mid-period and special survey drydockings during the term hereof shall be at the Managers’ sole cost and expense. Accordingly, it is understood that the Management Fee includes a provision for such drydocking costs. In addition, the Managers agree that, upon redelivery of the Vessel to the Owners, the Managers shall pay to the Owners a Drydocking Provision for each day from the completion of the last special survey drydocking during the term of this Agreement (or if no special survey occurs during the term of this Agreement, from the date of commencement of this Agreement) to the date of redelivery at the following daily rates:

Period		Drydocking Provision
1	January [__] 2006 –January [__], 2007	$233
2	January [__] 2007 –January [__], 2008	$245
3	January [__] 2008 –January [__], 2009	$257
Option 1	January [__] 2009 –January [__], 2010	$270
Option 2	January [__] 2010 –January [__], 2011	$284
Option 3	January [__] 2011 –July [__], 2011	$298
Option 4	July [__] 2011 –July [__], 2012	$313
Option 5	July [__] – July [__], 2013	$329

Exhibit D-1
Time Charter Party Amendment – Stena Companion

AMENDMENT NO. 2
TO
TIME CHARTER PARTY
January ___, 2006
Reference is hereby made to the Time Charter Party, dated October 20, 2004 (the “Time Charter”), between Companion Ltd., a company incorporated in the Islands of Bermuda (the “Owners”) and Stena Bulk AB, a company incorporated in Sweden (the “Charterers”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Time Charter. The Owners and the Charterers together jointly the “Parties” and each respectively a “Party”.
Now it is agreed by the Parties as follows:
1. Clause 4 (Period Trading date of Limits)
The Parties agree and acknowledge that the charter period for the vessel shall be four (4) years instead of five (5) years, unless extended under Clause 49 as amended.
2. Clause 47 (Basic Hire)
The schedule set forth in Clause 47 (as amended by Amendment No. 1 dated 11 April 2005) shall be deleted and replaced by the following:

Period	Basic Hire
1 (Delivery Date – November 10, 2005)	$17,400
2 (November 11, 2005 – November 10, 2006)	$17,688
3 (November 11, 2006 – November 10, 2007)	$17,989
4 (November 11, 2007 – November 10, 2008)	$18,306
Option 1 (November 11, 2008 – November 10, 2009)	$18,639
Option 2 (November 11, 2009 – November 10, 2010)	$18,989
Option 3 (November 11, 2010 – November 10, 2011)	$19,356
3. Clause 48 (B) f. (Calculation of Additional Hire)
The speed and consumption at sea shall be 14 knots at 41.5 tonnes per day in laden condition (instead of 45 tonnes) and 14 knots at 39.5 tonnes per day in ballast condition (instead of 43 tonnes) less a steaming allowance of 7.5 percent applied to the speeds to allow for weather and navigation. Thus, the daily average fuel consumption at sea shall be 40.5 tonnes per day.
4. Clause 48 (B) g. (Calculation of Additional Hire)
This Clause shall be deleted and substituted by the following wording.

“Bunkers in port — all inclusive (i.e. loading, discharging, idling etc.) — shall be 65 tonnes per cargo. If there are days within a quarter where the vessel is heating cargo on a laden passage based on actual spot trading requirements of the vessel, the profit share calculation result will reflect the prorata heating days using the actual additional daily fuel consumed for heating but is not to exceed 8 tonnes per day;”
5. Clause 48 (B) (Calculation of Additional Hire)
The Parties agree that the Calculation Illustrations shall be substituted with the Calculation Illustrations attached hereto as Exhibit 1.
6. Clause 48 (C) (Adjustment for the first three calendar quarters)
This Clause shall not apply.
7. Clause 49 (Options)
The Parties agree that the Charterers shall have three one-year options to extend the Charter, with each such option to be declared by the Charterers in writing no less than six (6) months prior to the expiry of the charter period in effect at that time.
8. Clause 71 (Speed and Consumptions Figures)
This Clause shall be deleted and substituted with the following wording.
”In addition to Clause 24 (a) speed and consumption:
Laden/Ballast Fuel Oil 380 CST:

Speed	Consumption laden	Consumption ballast
14.0 knots	41.5 tons per day	—
14.0 knots	—	39.5 tons per day
From the above mentioned speeds there shall be deducted a steaming allowance of 7.5 per cent to allow for weather and navigation.

Idle in port or stand by:	6 tons per day
Loading:	15 tons per day
Pumping at full capacity:	50 tons per cargo

Heating a full cargo:	15 tons per day”
This Addendum is supplemental to and shall constitute an integral part of the Time Charter.
Save as explicitly provided above, the terms and conditions of the Time Charter shall remain unaltered and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this Addendum in two (2) originals, of which the Parties have taken one each, on and as of the day below written.

Place:	Place:
Date:	Date:
COMPANION LTD.	STENA BULK AB

Exhibit 1 Time Charter Party for

Stena Companion
Calculation Illustrations
      Curaco to New York
       Data used
1)  Average Spot Rate (determined by Brokers Panel) = W200
2)  Worldscale Flat = $4.61
3)  Cargo size = 50,000
4)  Voyage duration = 16.84 days
5)  Bunker price = $180 per tonne
6)  Bunkers used = 524.27
7)  Port charges = $60,000
8)  Calculation of freight income:
     1) multiplied by 2) = 2.00 x 4.61 = 9.22
     $9.22 x 3) 50,000 = $461,000
9) Calculation of Voyage Income:
     Freight income          $461,000
     less:

2.50% broker commissions	(11,525)
1.25% commercial management fees	(5,762)
Bunker costs 5) x 6)	(94,368)
Port charges 7)	(60,000)

(171,655)
Voyage Income	$289,345
10) Calculation of Daily Value
     9) / 4) = $289,345 / 16.84 = $17,182
     Augusta to Houston
     Data used
1) Average Spot Rate (determined by Brokers Panel) = W200
2)  Worldscale Flat = $11.70
3)  Cargo size = 50,000
4)  Voyage duration = 42.66 days
5)  Bunker price = $180 per tonne
6)  Bunkers used = 1569.98 tonnes
7)  Port charges = $80,000
8)  Calculation of income:
     1) multiplied by 2) = 2.00 x 11.70 = 23.40
     $23.40 x 3) 50,000 = $1,170,000
9) Calculation of voyage income:
     Freight income          $1,170,000
      less:

2.50% broker commissions	(29,250)
1.25% commercial management fees	(14,625)
Bunker coats 5) x 6)	(282,596)
Port charges 7)	(80,000)

Voyage income	$763,529
10) Calculation of Daily Value
     9) / 4) = 763,529 / 42.66 = $17,898
          Calculation of Time Charter Equivalent Hire

2(2)

Daily Value Curacao to New York x 50%	8,591
Daily Value Curacao Augusta to Houston x 50%	8,949

Time Charter Equivalent Hire	17,540

Exhibit D-2
Time Charter Party Amendment – Stena Compatriot

AMENDMENT NO. 2
TO
TIME CHARTER PARTY
January ___, 2006
Reference is hereby made to the Time Charter Party, dated October 20, 2004 (the “Time Charter”), between Compatriot Ltd., a company incorporated in the Islands of Bermuda (the “Owners”) and Stena Bulk AB, a company incorporated in Sweden (the “Charterers”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Time Charter. The Owners and the Charterers together jointly the “Parties” and each respectively a “Party”.
Now it is agreed by the Parties as follows:
1. Clause 4 (Period Trading date of Limits)
The Parties agree and acknowledge that the charter period for the vessel shall be six (6) years instead of five (5) years, unless extended under Clause 49 as amended.
2. Clause 47 (Basic Hire)
The schedule set forth in Clause 47 (as amended by Amendment No. 1 dated 11 April 2005) shall be deleted and replaced by the following:

Period	Basic Hire
1 (Delivery Date – November 10, 2005)	$17,400
2 (November 11, 2005 – November 10, 2006)	$17,688
3 (November 11, 2006 – November 10, 2007)	$17,989
4 (November 11, 2007 – November 10, 2008)	$18,306
5 (November 11, 2008 – November 10, 2009)	$18,639
6 (November 11, 2009 – November 10, 2010)	$18,989
Option 1 (November 11, 2010 – November 10, 2011)	$19,356
Option 2 (November 11, 2011 – November 10, 2012)	$19,741
Option 3 (November 11, 2012 – November 10, 2013)	$20,145
3. Clause 48 (B) f. (Calculation of Additional Hire)
The speed and consumption at sea shall be 14 knots at 41.5 tonnes per day in laden condition (instead of 45 tonnes) and 14 knots at 39.5 tonnes per day in ballast condition (instead of 43 tonnes) less a steaming allowance of 7.5 percent applied to the speeds to allow for weather and navigation. Thus, the daily average fuel consumption at sea shall be 40.5 tonnes per day.

4. Clause 48 (B) g. (Calculation of Additional Hire)
This Clause shall be deleted and substituted by the following wording.
“Bunkers in port — all inclusive (i.e. loading, discharging, idling etc.) — shall be 65 tonnes per cargo. If there are days within a quarter where the vessel is heating cargo on a laden passage based on actual spot trading requirements of the vessel, the profit share calculation result will reflect the prorata heating days using the actual additional daily fuel consumed for heating but is not to exceed 8 tonnes per day;”
5. Clause 48 (B) (Calculation of Additional Hire)
The Parties agree that the Calculation Illustrations shall be substituted with the Calculation Illustrations attached hereto as Exhibit 1.
6. Clause 48 (C) (Adjustment for the first three calendar quarters)
This Clause shall not apply.
7. Clause 49 (Options)
The Parties agree that the Charterers shall have three one-year options to extend the Charter, with each such option to be declared by the Charterers in writing no less than six (6) months prior to the expiry of the charter period in effect at that time.
8. Clause 71 (Speed and Consumptions Figures)
This Clause shall be deleted and substituted with the following wording.
”In addition to Clause 24 (a) speed and consumption:
Laden/Ballast Fuel Oil 380 CST:

Speed	Consumption laden	Consumption ballast
14.0 knots	41.5 tons per day	—
14.0 knots	—	39.5 tons per day
From the above mentioned speeds there shall be deducted a steaming allowance of 7.5 per cent to allow for weather and navigation.

Idle in port or stand by:	6 tons per day
Loading:	15 tons per day
Pumping at full capacity:	50 tons per cargo

Heating a full cargo:	15 tons per day”

This Addendum is supplemental to and shall constitute an integral part of the Time Charter.

Save as explicitly provided above, the terms and conditions of the Time Charter shall remain unaltered and in full force and effect.
IN WITNESS WHEREOF, the Parties hereto have executed this Addendum in two (2) originals, of which the Parties have taken one each, on and as of the day below written.

Place:	Place:
Date:	Date:
COMPATRIOT LTD.	STENA BULK AB

Exhibit 1 Time Charter Party for
Stena Compatriot
Calculation Illustrations
     Curaco to New York
      Data used
1) Average Spot Rate (determined by Brokers Panel) = W200
2) Worldscale Flat = $4.61
3) Cargo size = 50,000
4) Voyage duration = 16.84 days
5) Bunker price = $180 per tonne
6) Bunkers used = 524.27
7) Port charges = $60,000
8) Calculation of freight income:
     1) multiplied by 2) = 2.00 x 4.61 = 9.22
     $9.22 x 3) 50,000 = $461,000
     9) Calculation of Voyage Income:
     Freight income     $461,000
      less:

2.50% broker commissions	(11,525)
1.25% commercial management fees	(5,762)
Bunker costs 5) x 6)	(94,368)
Port charges 7)	(60,000)

(171,655)
Voyage Income	$289,345
10) Calculation of Daily Value
     9) / 4) = $289,345 / 16.84 = $17,182
     Augusta to Houston
     Data used
1) Average Spot Rate (determined by Brokers Panel) = W200
2) Worldscale Flat = $11.70
3) Cargo size = 50,000
4) Voyage duration = 42.66 days
5) Bunker price = $180 per tonne
6) Bunkers used = 1569.98 tonnes
7) Port charges = $80,000
8) Calculation of income:
     1) multiplied by 2) = 2.00 x 11.70 = 23.40
     $23.40 x 3) 50,000 = $1,170,000
9) Calculation of voyage income:
     Freight income           $1,170,000
      less:

2.50% broker commissions	(29,250)
1.25% commercial management fees	(14,625)
Bunker coats 5) x 6)	(282,596)
Port charges 7)	(80,000)

Voyage income	$763,529
10) Calculation of Daily Value
     9) / 4) = 763,529 / 42.66 = $17,898
          Calculation of Time Charter Equivalent Hire

2(2)

Daily Value Curacao to New York x 50%	8,591
Daily Value Curacao Augusta to Houston x 50%	8,949

Time Charter Equivalent Hire	17,540

Exhibit D-3
Time Charter Party Amendment – Stena Concord

AMENDMENT NO. 2
TO
TIME CHARTER PARTY
January ___, 2006
Reference is hereby made to the Time Charter Party, dated October 20, 2004 (the “Time Charter”), between Concord Ltd., a company incorporated in the Islands of Bermuda (the “Owners”) and Stena Bulk AB, a company incorporated in Sweden (the “Charterers”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Time Charter. The Owners and the Charterers together jointly the “Parties” and each respectively a “Party”.
Now it is agreed by the Parties as follows:
1. Clause 4 (Period Trading date of Limits)
The Parties agree and acknowledge that the charter period for the vessel shall be four (4) years instead of five (5) years, unless extended under Clause 49 as amended.
2. Clause 47 (Basic Hire)
The schedule set forth in Clause 47 (as amended by Amendment No. 1 dated 11 April 2005) shall be deleted and replaced by the following:

Period	Basic Hire
1 (Delivery Date – November 10, 2005)	$15,500
2 (November 11, 2005 – November 10, 2006)	$15,765
3 (November 11, 2006 – November 10, 2007)	$16,043
4 (November 11, 2007 – November 10, 2008)	$16,335
Option 1 (November 11, 2008 – November 10, 2009)	$16,642
Option 2 (November 11, 2009 – November 10, 2010)	$16,964
Option 3 (November 11, 2010 – November 10, 2011)	$17,303
3. Clause 48 (B) (Calculation of Additional Hire)
The Parties agree and acknowledge that when the Brokers Panel is to determine the Average Spot Rates in the way set forth in Clause 48 (B) of the Time Charter, the Rotterdam to New York tanker route shall be based on 37,000 tonnes clean instead of 33,000 tonnes clean. Further, the Curacao to New York tanker route shall be based on 38,000 tonnes clean instead of 30,000 tonnes clean. In addition, it is agreed that the notional Skikda-Rotterdam product tanker route (i.e. Skikda to Rotterdam with 30,000 tonnes clean) shall be deleted and, thus, no longer be considered when the Broker Panel is determining the Average Spot Rates. Consequently, the standard notional round voyages routes to be considered by the Brokers Panel shall be Rotterdam to New York and Curacao to New York.
Further, when calculating the weighted average of the Daily Value, the weight to apply for each notional round voyage tanker route shall be:
Rotterdam to New York – 40%
Curacao to New York – 60%
4. Clause 48 (B) f. (Calculation of Additional Hire)
The speed and consumption at sea shall be 14 knots at 36 tonnes per day in laden condition (instead of 39 tonnes) and 14 knots at 35 tonnes per day in ballast condition (instead of 38 tonnes) less a steaming allowance of 7.5 percent applied to the speeds to allow for weather and navigation. Thus, the daily average fuel consumption at sea shall be 35.5 tonnes per day.
5. Clause 48 (B) g. (Calculation of Additional Hire)
This Clause shall be deleted and substituted by the following wording.
“Bunkers in port — all inclusive (i.e. loading, discharging, idling etc.) — shall be 40 tonnes per cargo;”
6. Clause 48 (B) (Calculation of Additional Hire)
The Parties agree that the Calculation Illustrations shall be substituted with the Calculation Illustrations attached hereto as Exhibit 1.
7. Clause 48 (C) (Adjustment for the first three calendar quarters)
This Clause shall not apply.
8. Clause 49
The Parties agree that the Charterers shall have three one-year options to extend the Charter, with each such option to be declared by the Charterers in writing no less than six (6) months prior to the expiry of the charter period in effect at that time.
9. Clause 71 (Speed and Consumptions Figures)
This Clause shall be deleted and substituted with the following wording.
”In addition to Clause 24 (a) speed and consumption:
Laden/Ballast Fuel Oil 380 CST:

Speed	Consumption laden	Consumption ballast
14.0 knots	36 tons per day	—
14.0 knots	—	35 tons per day
From the above mentioned speeds there shall be deducted a steaming allowance of 7.5 per cent to allow for weather and navigation.

Idle in port or stand by:	5 tons per day
Loading:	7.5 tons per day
Pumping at full capacity:	25 tons per cargo”
This Addendum is supplemental to and shall constitute an integral part of the Time Charter.
Save as explicitly provided above, the terms and conditions of the Time Charter shall remain unaltered and in full force and effect.
IN WITNESS WHEREOF, the Parties hereto have executed this Addendum in two (2) originals, of which the Parties have taken one each, on and as of the day below written.

Place:	Place:
Date:	Date:
CONCORD LTD.	STENA BULK AB

Exhibit 1 Time Charter Party for Stena Concord
Calculation Illustrations
Rotterdam to New York
     Data used:
1) Average Spot Rate (determined by Brokers Panel) = W300
2) Worldscale Flat = $7.48
3) Cargo size = 37,000
4) Voyage duration = 27.16 days
5) Bunker price = $180 per tonne
6) Bunkers used = 808.93 tonnes
7) Port charges = $88,000
8) Calculation of freight income:
     1) multiplied by 2) = $3.00 x 7.48 = 22.44
      $22.44 x 3) 37,000 = $830,280
9) Calculation of voyage income:

Freight income	$830,280
less:
2.50 % broker commissions	(20,757)
1.25 % commercial management fees	(10,379)
Bunker costs 5) x 6)	(145,607)
Port charges 7)	(88,000)

(264,743)
Voyage income	$565,537
10) Calculation of Daily Value
     9) / 4) = $565,537 / 27.16 = $20,822
Curacao to New York
     Data used:
1) Average Spot Rate (determined by Brokers Panel) = W300
2) Worldscale Flat = $4.61
3) Cargo size = 38,000
4) Voyage duration = 16.84 days
5) Bunker price = $180 per tonne
6) Bunkers used = 442.57 tonnes
7) Port charges = $60,000
8) Calculation of freight income:
     1) multiplied by 2) = 3.00 x 4.61 = 13.83
      $13.83 x 3) 38,000 = $525,540
9) Calculation of voyage income:

Freight income	$525,540
less:
2.50 % broker commissions	(13,139)

1.25 % commercial management fees	(6,569)
Bunker costs 5) x 6)	(79,663)
Port charges 7)	(60,000)

(159,371)
Voyage income	$366,169
10) Calculation of Daily Value
     9) / 4) = $366,169 / 16.84 = $21,744
     Calculation of Time Charter Equivalent Hire

Daily Value Rotterdam to New York x 40%	$8,329
Daily Value Curacao to New York x 60%	$13,046
Time Charter Equivalent Hire	$21,375

Exhibit D-4
Time Charter Party Amendment – Stena Consul

AMENDMENT NO. 2
TO
TIME CHARTER PARTY
January ___, 2006
Reference is hereby made to the Time Charter Party, dated October 20, 2004 (the “Time Charter”), between Consul Ltd., a company incorporated in the Islands of Bermuda (the “Owners”) and Stena Bulk AB, a company incorporated in Sweden (the “Charterers”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Time Charter. The Owners and the Charterers together jointly the “Parties” and each respectively a “Party”.
Now it is agreed by the Parties as follows:
1. Clause 4 (Period Trading date of Limits)
The Parties agree and acknowledge that the charter period for the vessel shall be six (6) years instead of five (5) years, unless extended under Clause 49 as amended.
2. Clause 47 (Basic Hire)
The schedule set forth in Clause 47 (as amended by Amendment No. 1 dated 11 April 2005) shall be deleted and replaced by the following:

Period	Basic Hire
1 (Delivery Date – November 10, 2005)	$15,500
2 (November 11, 2005 – November 10, 2006)	$15,765
3 (November 11, 2006 – November 10, 2007)	$16,043
4 (November 11, 2007 – November 10, 2008)	$16,335
5 (November 11, 2008 – November 10, 2009)	$16,642
6 (November 11, 2009 – November 10, 2010)	$16,964
Option 1 (November 11, 2010 – November 10, 2011)	$17,303
Option 2 (November 11, 2011 – November 10, 2012)	$17,658
Option 3 (November 11, 2012 – November 10, 2013)	$18,031
3. Clause 48 (B) (Calculation of Additional Hire)
The Parties agree and acknowledge that when the Brokers Panel is to determine the Average Spot Rates in the way set forth in Clause 48 (B) of the Time Charter, the Rotterdam to New York tanker route shall be based on 37,000 tonnes clean instead of 33,000 tonnes clean. Further, the Curacao to New York tanker route shall be based on 38,000 tonnes clean instead of 30,000 tonnes clean. In addition, it is agreed that the notional Skikda-Rotterdam product tanker route (i.e. Skikda to Rotterdam with 30,000 tonnes clean) shall be deleted and, thus, no longer be considered when the Broker Panel is determining the Average Spot Rates. Consequently, the standard notional round voyages routes to be considered by the Brokers Panel shall be Rotterdam to New York and Curacao to New York.
Further, when calculating the weighted average of the Daily Value, the weight to apply for each notional round voyage tanker route shall be:
Rotterdam to New York – 40%
Curacao to New York – 60%
4. Clause 48 (B) f. (Calculation of Additional Hire)
The speed and consumption at sea shall be 14 knots at 36 tonnes per day in laden condition (instead of 39 tonnes) and 14 knots at 35 tonnes per day in ballast condition (instead of 38 tonnes) less a steaming allowance of 7.5 percent applied to the speeds to allow for weather and navigation. Thus, the daily average fuel consumption at sea shall be 35.5 tonnes per day.
5. Clause 48 (B) g. (Calculation of Additional Hire)
This Clause shall be deleted and substituted by the following wording.
“Bunkers in port — all inclusive (i.e. loading, discharging, idling etc.) — shall be 40 tonnes per cargo;”
6. Clause 48 (B) (Calculation of Additional Hire)
The Parties agree that the Calculation Illustrations shall be substituted with the Calculation Illustrations attached hereto as Exhibit 1.
7. Clause 48 (C) (Adjustment for the first three calendar quarters)
This Clause shall not apply.
8. Clause 49 (Options)
The Parties agree that the Charterers shall have three one-year options to extend the Charter, with each such option to be declared by the Charterers in writing no less than six (6) months prior to the expiry of the charter period in effect at that time.
9. Clause 71 (Speed and Consumptions Figures)
This Clause shall be deleted and substituted with the following wording.
”In addition to Clause 24 (a) speed and consumption:
Laden/Ballast Fuel Oil 380 CST:

Speed	Consumption laden	Consumption ballast
14.0 knots	36 tons per day	—
14.0 knots	—	35 tons per day

From the above mentioned speeds there shall be deducted a steaming allowance of 7.5 per cent to allow for weather and navigation.

Idle in port or stand by:	5 tons per day
Loading:	7.5 tons per day
Pumping at full capacity:	25 tons per cargo”
This Addendum is supplemental to and shall constitute an integral part of the Time Charter.
Save as explicitly provided above, the terms and conditions of the Time Charter shall remain unaltered and in full force and effect.
IN WITNESS WHEREOF, the Parties hereto have executed this Addendum in two (2) originals, of which the Parties have taken one each, on and as of the day below written.

Place:	Place:
Date:	Date:
CONSUL LTD.	STENA BULK AB

Exhibit 1 Time Charter Party for Stena Consul
Calculation Illustrations
Rotterdam to New York
     Data used:
1) Average Spot Rate (determined by Brokers Panel) = W300
2) Worldscale Flat = $7.48
3) Cargo size = 37,000
4) Voyage duration = 27.16 days
5) Bunker price = $180 per tonne
6) Bunkers used = 808.93 tonnes
7) Port charges = $88,000
8) Calculation of freight income:
     1) multiplied by 2) = $3.00 x 7.48 = 22.44
      $22.44 x 3) 37,000 = $830,280
9) Calculation of voyage income:

Freight income	$830,280
less:
2.50 % broker commissions	(20,757)
1.25 % commercial management fees	(10,379)
Bunker costs 5) x 6)	(145,607)
Port charges 7)	(88,000)

(264,743)
Voyage income	$565,537
10) Calculation of Daily Value
     9) / 4) = $565,537 / 27.16 = $20,822
Curacao to New York
     Data used:
1) Average Spot Rate (determined by Brokers Panel) = W300
2) Worldscale Flat = $4.61
3) Cargo size = 38,000
4) Voyage duration = 16.84 days
5) Bunker price = $180 per tonne
6) Bunkers used = 442.57 tonnes
7) Port charges = $60,000
8) Calculation of freight income:
     1) multiplied by 2) = 3.00 x 4.61 = 13.83
      $13.83 x 3) 38,000 = $525,540
9) Calculation of voyage income:

Freight income	$525,540
less:
2.50 % broker commissions	(13,139)

1.25 % commercial management fees	(6,569)
Bunker costs 5) x 6)	(79,663)
Port charges 7)	(60,000)

(159,371)
Voyage income	$366,169
10) Calculation of Daily Value
     9) / 4) = $366,169 / 16.84 = $21,744
     Calculation of Time Charter Equivalent Hire

Daily Value Rotterdam to New York x 40%	$8,329
Daily Value Curacao to New York x 60%	$13,046
Time Charter Equivalent Hire	$21,375

Exhibit E-1
Ship Management Agreement Amendment – Stena Victory

AMENDMENT NO. 2
TO
SHIP MANAGEMENT AGREEMENT
January ___, 2006
Reference is hereby made to the Ship Management Agreement, dated October 20, 2004 (the “Ship Management Agreement”), between Victory Ltd., a company incorporated in the Islands of Bermuda (the “Owners”) and Northern Marine Management Ltd., a company incorporated in Scotland (the “Managers”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Ship Management Agreement. The Owners and the Managers together jointly the “Parties” and each respectively a “Party”.
1. Clause 31 (Condition of Vessel on Delivery and Re-Delivery)
The Parties further agree and acknowledge that the following wording shall be inserted in Clause 31 of the Ship Management Agreement.
“All special survey drydockings during the term hereof shall be at the Managers’ sole cost and expense. Accordingly, it is understood that the Management Fee includes a provision for such drydocking costs. In addition, the Managers agree that, upon redelivery of the Vessel to the Owners, the Managers shall pay to the Owners a Drydocking Provision for each day from the completion of the last special survey drydocking during the term of this Agreement (or if no special survey occurs during the term of this Agreement, from the date of commencement of this Agreement) to the date of redelivery at the rate of $548 per day.”
2. This Amendment is supplemental to and shall constitute an integral part of the Ship Management Agreement.
3. Subject to the foregoing, the terms and conditions of the Ship Management Agreement shall remain unaltered and in full force and effect.
IN WITNESS WHEREOF, the Parties hereto have executed this Addendum in two (2) originals, of which the Parties have taken one each, on and as of the day below written.

Place:	Place:
Date:	Date:
VICTORY LTD.	NORTHERN MARINE
MANAGEMENT LTD.

Exhibit E-2
Ship Management Agreement Amendment – Stena Vision

AMENDMENT NO. 2
TO
SHIP MANAGEMENT AGREEMENT
January ___, 2006
Reference is hereby made to the Ship Management Agreement, dated October 20, 2004 (the “Ship Management Agreement”), between Vision Ltd., a company incorporated in the Islands of Bermuda (the “Owners”) and Northern Marine Management Ltd., a company incorporated in Scotland (the “Managers”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Ship Management Agreement. The Owners and the Managers together jointly the “Parties” and each respectively a “Party”.
1. Clause 31 (Condition of Vessel on Delivery and Re-Delivery)
The Parties further agree and acknowledge that the following wording shall be inserted in Clause 31 of the Ship Management Agreement.
“All special survey drydockings during the term hereof shall be at the Managers’ sole cost and expense. Accordingly, it is understood that the Management Fee includes a provision for such drydocking costs. In addition, the Managers agree that, upon redelivery of the Vessel to the Owners, the Managers shall pay to the Owners a Drydocking Provision for each day from the completion of the last special survey drydocking during the term of this Agreement (or if no special survey occurs during the term of this Agreement, from the date of commencement of this Agreement) to the date of redelivery at the rate of $548 per day.”
2. This Amendment is supplemental to and shall constitute an integral part of the Ship Management Agreement.
3. Subject to the foregoing, the terms and conditions of the Ship Management Agreement shall remain unaltered and in full force and effect.
IN WITNESS WHEREOF, the Parties hereto have executed this Addendum in two (2) originals, of which the Parties have taken one each, on and as of the day below written.

Place:	Place:
Date:	Date:
VISION LTD.	NORTHERN MARINE
MANAGEMENT LTD.

Exhibit E-3
Ship Management Agreement Amendment – Stena Companion

AMENDMENT NO. 2
TO
SHIP MANAGEMENT AGREEMENT
January ___, 2006
Reference is hereby made to the Ship Management Agreement, dated October 20, 2004 (the “Ship Management Agreement”), between Companion Ltd., a company incorporated in the Islands of Bermuda (the “Owners”) and Northern Marine Management Ltd., a company incorporated in Scotland (the “Managers”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Ship Management Agreement. The Owners and the Managers together jointly the “Parties” and each respectively a “Party”.
Now it is agreed by the Parties as follows:
1. Clause 21 (Management Fee)
The schedule set forth in Clause 21 (as amended by Amendment No. 1 dated 11 April 2005) shall be deleted and replaced by the following:

Period	Management Fee
1 (Effective date stated in Box 4 – November 10, 2005)	$5,750
2 (November 11, 2005 – November 10, 2006)	$6,038
3 (November 11, 2006 – November 10, 2007)	$6,339
4 (November 11, 2007 – November 10, 2008)	$6,656
Option 1 (November 11, 2008 – November 10, 2009)	$6,989
Option 2 (November 11, 2009 – November 10, 2010)	$7,339
Option 3 (November 11, 2010 – November 10, 2011)	$7,706
2. Clause 31 (Condition of Vessel on Delivery and Re-Delivery)
The Parties agree to insert the word “mid-period” between “one” and “drydocking” in the last line in the second paragraph.
The Parties agree and acknowledge that the following wording shall be inserted in Clause 31 of the Ship Management Agreement.
“All mid-period and special survey drydockings during the term hereof shall be at the Managers’ sole cost and expense. Accordingly, it is understood that the Management Fee includes a provision for such drydocking costs. In addition, the Managers agree that, upon redelivery of the Vessel to the Owners, the Managers shall pay to the Owners a Drydocking Provision for each day from the completion of the last special survey drydocking during the term of this Agreement (or if no special survey occurs during the term of this Agreement, from the date of commencement of this Agreement) to the date of redelivery at the following daily rates:

Period		Drydocking Provision
1	(Effective date stated in Box 4 – November 10, 2005)	$303
2	(November 11, 2005 – November 10, 2006)	$318
3	(November 11, 2006 – November 10, 2007)	$334
4	(November 11, 2007 – November 10, 2008)	$351
Option 1	(November 11, 2008 – November 10, 2009)	$369
Option 2	(November 11, 2009 – November 10, 2010)	$387
Option 3	(November 11, 2010 – November 10, 2011)	$406”
This Amendment is supplemental to and shall constitute an integral part of the Ship Management Agreement.
Subject to the foregoing, the terms and conditions of the Ship Management Agreement shall remain unaltered and in full force and effect.
IN WITNESS WHEREOF, the Parties hereto have executed this Addendum in two (2) originals, of which the Parties have taken one each, on and as of the day below written.

Place:	Place:
Date:	Date:
COMPANION LTD.	NORTHERN MARINE
MANAGEMENT LTD.

Exhibit E-4
Ship Management Agreement Amendment – Stena Compatriot

AMENDMENT NO. 2
TO
SHIP MANAGEMENT AGREEMENT
January ___, 2006
Reference is hereby made to the Ship Management Agreement, dated October 20, 2004 (the “Ship Management Agreement”), between Compatriot Ltd., a company incorporated in the Islands of Bermuda (the “Owners”) and Northern Marine Management Ltd., a company incorporated in Scotland (the “Managers”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Ship Management Agreement. The Owners and the Managers together jointly the “Parties” and each respectively a “Party”.
Now it is agreed by the Parties as follows:
1. Clause 21 (Management Fee)
The schedule set forth in Clause 21 (as amended by Amendment No. 1 dated 11 April 2005) shall be deleted and replaced by the following:

Period	Management Fee
1 (Effective date stated in Box 4 – November 10, 2005)	$5,750
2 (November 11, 2005 – November 10, 2006)	$6,038
3 (November 11, 2006 – November 10, 2007)	$6,339
4 (November 11, 2007 – November 10, 2008)	$6,656
5 (November 11, 2008 – November 10, 2009)	$6,989
6 (November 11, 2009 – November 10, 2010)	$7,339
Option 1 (November 11, 2010 – November 10, 2011)	$7,706
Option 2 (November 11, 2011 – November 10, 2012)	$8,091
Option 3 (November 11, 2012 – November 10, 2013)	$8,495
2. Clause 31 (Condition of Vessel on Delivery and Re-Delivery)
The Parties agree to insert the word “mid-period” between “one” and “drydocking” in the last line in the second paragraph.
The Parties agree and acknowledge that the following wording shall be inserted in Clause 31 of the Ship Management Agreement.
“All mid-period and special survey drydockings during the term hereof shall be at the Managers’ sole cost and expense. Accordingly, it is understood that the Management Fee includes a provision for such drydocking costs. In addition, the Managers agree that, upon redelivery of the Vessel to the Owners, the Managers shall pay to the Owners a Drydocking Provision for each day from the completion of the last special survey drydocking during the term of this Agreement (or if no special survey occurs during the term of this Agreement, from the date of commencement of this Agreement) to the date of redelivery at the following daily rates:

Period		Drydocking Provision
1	(Effective date stated in Box 4 – November 10, 2005)	$303
2	(November 11, 2005 – November 10, 2006)	$318
3	(November 11, 2006 – November 10, 2007)	$334
4	(November 11, 2007 – November 10, 2008)	$351
5	(November 11, 2008 – November 10, 2009)	$369
6	(November 11, 2009 – November 10, 2010)	$387
Option 1	(November 11, 2010 – November 10, 2011)	$406
Option 2	(November 11, 2011 – November 10, 2012)	$426
Option 3	(November 11, 2012 – November 10, 2013)	$447”
This Amendment is supplemental to and shall constitute an integral part of the Ship Management Agreement.
Subject to the foregoing, the terms and conditions of the Ship Management Agreement shall remain unaltered and in full force and effect.
IN WITNESS WHEREOF, the Parties hereto have executed this Addendum in two (2) originals, of which the Parties have taken one each, on and as of the day below written.

Place:	Place:
Date:	Date:
COMPATRIOT LTD.	NORTHERN MARINE
MANAGEMENT LTD.

Exhibit E-5
Ship Management Agreement Amendment – Stena Concord

AMENDMENT NO. 2
TO
SHIP MANAGEMENT AGREEMENT
January ___, 2006
Reference is hereby made to the Ship Management Agreement, dated October 20, 2004 (the “Ship Management Agreement”), between Concord Ltd., a company incorporated in the Islands of Bermuda (the “Owners”) and Northern Marine Management Ltd., a company incorporated in Scotland (the “Managers”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Ship Management Agreement. The Owners and the Managers together jointly the “Parties” and each respectively a “Party”.
Now it is agreed by the Parties as follows:
1. Clause 21 (Management Fee)
The schedule set forth in Clause 21 (as amended by Amendment No. 1 dated 11 April 2005) shall be deleted and replaced by the following:

Period	Management Fee
1 (Effective date stated in Box 4 – November 10, 2005)	$5,300
2 (November 11, 2005 – November 10, 2006)	$5,565
3 (November 11, 2006 – November 10, 2007)	$5,843
4 (November 11, 2007 – November 10, 2008)	$6,135
Option 1 (November 11, 2008 – November 10, 2009)	$6,442
Option 2 (November 11, 2009 – November 10, 2010)	$6,764
Option 3 (November 11, 2010 – November 10, 2011)	$7,103
2. Clause 31 (Condition of Vessel on Delivery and Re-Delivery)
The Parties agree to insert the word “mid-period” between “one” and “drydocking” in the last line in the second paragraph.
The Parties further agree and acknowledge that the following wording shall be inserted in Clause 31 of the Ship Management Agreement.
“All mid-period and special survey drydockings during the term hereof shall be at the Managers’ sole cost and expense. Accordingly, it is understood that the Management Fee includes a provision for such drydocking costs. In addition, the Managers agree that, upon redelivery of the Vessel to the Owners, the Managers shall pay to the Owners a Drydocking Provision for each day from the completion of the last special survey drydocking during the term of this Agreement (or if no special survey occurs during the term of this Agreement, from the date of commencement of this Agreement) to the date of redelivery at the following daily rates:

Period	Drydocking Provision
1	Effective date stated in Box 4 – November 10, 2005)	$233
2	(November 11, 2005 – November 10, 2006)	$245
3	(November 11, 2006 – November 10, 2007)	$257
4	(November 11, 2007 – November 10, 2008)	$270
Option 1	(November 11, 2008 – November 10, 2009)	$284
Option 2	(November 11, 2009 – November 10, 2010)	$298
Option 3	(November 11, 2010 – November 10, 2011)	$313	”
This Amendment is supplemental to and shall constitute an integral part of the Ship Management Agreement.
Subject to the foregoing, the terms and conditions of the Ship Management Agreement shall remain unaltered and in full force and effect.
IN WITNESS WHEREOF, the Parties hereto have executed this Addendum in two (2) originals, of which the Parties have taken one each, on and as of the day below written.

Place:	Place:
Date:	Date:
CONCORD LTD.	NORTHERN MARINE
MANAGEMENT LTD.

Exhibit E-6
Ship Management Agreement Amendment – Stena Consul

AMENDMENT NO. 2
TO
SHIP MANAGEMENT AGREEMENT
January ___, 2006
Reference is hereby made to the Ship Management Agreement, dated October 20, 2004 (the “Ship Management Agreement”), between Consul Ltd., a company incorporated in the Islands of Bermuda (the “Owners”) and Northern Marine Management Ltd., a company incorporated in Scotland (the “Managers”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Ship Management Agreement. The Owners and the Managers together jointly the “Parties” and each respectively a “Party”.
Now it is agreed by the Parties as follows:
1. Clause 21 (Management Fee)
The schedule set forth in Clause 21 (as amended by Amendment No. 1 dated 11 April 2005) shall be deleted and replaced by the following:

Period	Management Fee
1 (Effective date stated in Box 4 – November 10, 2005)	$5,300
2 (November 11, 2005 – November 10, 2006)	$5,565
3 (November 11, 2006 – November 10, 2007)	$5,843
4 (November 11, 2007 – November 10, 2008)	$6,135
5 (November 11, 2008 – November 10, 2009)	$6,442
6 (November 11, 2009 – November 10, 2010)	$6,764
Option 1 (November 11, 2010 – November 10, 2011)	$7,103
Option 2 (November 11, 2011 – November 10, 2012)	$7,458
Option 3 (November 11, 2012 – November 10, 2013)	$7,831
2. Clause 31 (Condition of Vessel on Delivery and Re-Delivery)
The Parties agree to insert the word “mid-period” between “one” and “drydocking” in the last line in the second paragraph.
The Parties agree and acknowledge that the following wording shall be inserted in Clause 31 of the Ship Management Agreement.
“All mid-period and special survey drydockings during the term hereof shall be at the Managers’ sole cost and expense. Accordingly, it is understood that the Management Fee includes a provision for such drydocking costs. In addition, the Managers agree that, upon redelivery of the Vessel to the Owners, the Managers shall pay to the Owners a Drydocking Provision for each day from the completion of the last special survey drydocking during the term of this Agreement (or if no special survey occurs during the term of this Agreement, from the date of commencement of this Agreement) to the date of redelivery at the following daily rates:

Period	Drydocking Provision
1	(Effective date stated in Box 4 – November 10,2005)	$233
2	(November 11, 2005 – November 10, 2006)	$245
3	(November 11, 2006 – November 10, 2007)	$257
4	(November 11, 2007 – November 10, 2008)	$270
5	(November 11, 2008 – November 10, 2009)	$284
6	(November 11, 2009 – November 10, 2010)	$298
Option 1	(November 11, 2010 – November 10, 2011)	$313
Option 2	(November 11, 2011 – November 10, 2012)	$329
Option 3	(November 11, 2012 – November 10, 2013)	$345	”
This Amendment is supplemental to and shall constitute an integral part of the Ship Management Agreement.
Subject to the foregoing, the terms and conditions of the Ship Management Agreement shall remain unaltered and in full force and effect.
IN WITNESS WHEREOF, the Parties hereto have executed this Addendum in two (2) originals, of which the Parties have taken one each, on and as of the day below written.

Place:	Place:
Date:	Date:
CONSUL LTD.	NORTHERN MARINE
MANAGEMENT LTD.

Exhibit F-1
Arlington Guaranty – Time Charter Party – Stena Concept

GUARANTY
     GUARANTY, dated as of ___ January, 2006 (as amended, modified or supplemented from time to time, this “Guaranty”), made by ARLINGTON TANKERS LTD., a company incorporated in the Islands of Bermuda (the “Guarantor”), in favour of STENA BULK AB, a company incorporated in the Kingdom of Sweden (the “Charterer”).
RECITALS
     WHEREAS, CONCEPT LTD., a company incorporated in Bermuda (the “Owner”) and the Charterer are entering into a Time Charter Party on the date hereof (as Amended from time to time, the “Charter”) pursuant to which the Charterer will agree to time charter that certain motor tanker vessel called M/T Stena Concept bearing Official Number 733760 registered in the name of the Owner under Bermuda flag (the “Vessel”);
     WHEREAS, the Owner is a wholly-owned subsidiary of the Guarantor; and
     WHEREAS, the Guarantor will obtain benefits from the chartering of the Vessel by the Owner and, accordingly, desires to execute this Guaranty in order to induce the Charterer to enter into the Charter with the Owner.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     Section 1. Guaranty. The Guarantor, as primary obligor and not merely as surety, hereby irrevocably, unconditionally and absolutely hereby guarantees to the Charterer the due and punctual payment of all obligations and liabilities owing by the Owner under the Charter and the due performance and compliance by the Owner with all terms, conditions and agreements contained therein (all such obligations and liabilities being herein collectively called the “Guaranteed Obligations”). In case of failure of the Owner punctually to pay any of the amounts necessary to satisfy the Guaranteed Obligations, the Guarantor shall cause such amounts to be paid punctually when and as the same shall become due and payable as if such payment were made by the Owner. The Guarantor also shall pay any and all expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Charterer in enforcing its rights under this Guaranty provided that the Charterer is successful in enforcing its rights hereunder.
     Section 2. Unconditional Obligations. The obligation of the Guarantor to guarantee the Guaranteed Obligations set forth in Section l above shall be absolute and unconditional irrespective of (i) any lack of enforceability against the Owner of the Guaranteed Obligations; (ii) a change of any term of the Guaranteed Obligations, (iii) the failure, omission, delay or lack on the part of the Charterer to assert any claim or demand or to enforce any right or remedy, against the Guarantor or the Owner, (iv) any reduction, limitation, impairment or, termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, (v) any invalidity, illegality or unenforceability in whole or in part of the Charter and (vi) any law, regulation or order of any jurisdiction affecting any term of the Guaranteed Obligations or the Charterer’s rights with respect thereto. The Guarantor hereby waives promptness, diligence, protest, demand of payment and notices with respect to the Guaranteed Obligations and any requirement that the Charterer exhaust any right or take any action against the Owner. Notwithstanding anything in this Guaranty to the contrary, the Guarantor shall be entitled to the benefit of any right to or claim of any defense, setoff, counterclaim, recoupment or termination to which the Owner is entitled other than those referred to in clause (v) of this Section 2.
     Section 3. Nature of Guaranteed Obligations. (a) The Guarantor hereby agrees that this Guaranty is a guaranty of payment and performance and not of collection only.
     (b) Any and all payments by the Guarantor under the Guaranteed Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any and all taxes, monetary transfer fees or other amounts except to the extent such deduction or withholding of any tax is required by applicable law. If the Guarantor shall be required by applicable law to deduct or withhold any tax or other amount from or in respect of any sum payable hereunder to or for the benefit of the Charterer, to the extent the amount to be received from the Guarantor after such withholding is less than the amount that would have been received from the Owner, the Guarantor shall pay to the Charterer such additional amount as shall be necessary to enable the Charterer to receive, after such withholding (including any withholding with respect to such additional amount), the amount it would have received if such withholding had not been required.
     Section 4. Insolvency. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Charterer upon the bankruptcy, insolvency, reorganization; arrangements, adjustment, composition, dissolution, liquidation, or the like, of the Owner or the Guarantor, or as a result of the appointment of a custodian, receiver, trustee, or other officer with similar powers with respect to the Owner or the Guarantor or any substantial part of either person’s respective property, or otherwise, all as though such payment had not been made notwithstanding any termination of this Guaranty or the Charter.
     Section 5. Representations and Warranties of the Guarantor. The Guarantor hereby represents and warrants to the Charterer that this Guaranty has been duly executed and delivered by the Guarantor and constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms
     Section 6. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Guaranty may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
     Section 7. Governing Law. This Guaranty shall be construed, performed and enforced in accordance with the laws of the State of New York without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     Section 8. Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of the United States Federal and New York State courts located in New York City for the purposes of enforcing this Guaranty. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
     Section 9. Notices. All notices, requests, demands and other communications under this Guaranty must be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:
If to the Charterer:
Stena Bulk AB
Jan Sonesson
SE-405 19 Gothenburg
Sweden
Facsimile No.: +46 31 12 06 51
If to the Guarantor:
Arlington Tankers Ltd.

1st Floor, The Hayward Building
22 Bermudiana Road
Hamilton, Bermuda HM11
Facsimile No.: +1 203 221 2763
     Section 10. Counterparts. This Guaranty may be executed by the parties hereto in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 11. Assignment; Binding Effect. This Guaranty shall be binding upon the Guarantor and its successors, permitted assigns and legal representatives and shall inure to the benefit of the Charterer and its successors, permitted assigns and legal representatives. This Guaranty and any rights of either party hereunder, may not be assigned, directly or indirectly without the prior written consent of the other party (which consent may be withheld at the sole discretion of such other party), provided that Charterer may assign its rights hereunder as security to its lenders. Any assignment in violation of this Section 11 shall be void and shall have no force and effect, it being understood for the avoidance of doubt that in the event that a party shall merge or consolidate with or into another entity or enter into a business combination or other similar transaction with another entity, such transaction shall constitute an assignment.
     Section 12. No Third-Party Beneficiaries. Nothing in this Guaranty will confer any rights or benefits upon any person or entity other than the Charterer and a successor or permitted assignee of the Charterer.
     Section 13, Negotiated Agreement. This Guaranty has been negotiated by the parties and the fact that the initial and final draft will have been prepared by either party or an intermediary will not give rise to any presumption for or against any party to this Guaranty or be used in any respect or forum in the construction or interpretation of this Guaranty or any of its provisions.
     Section 14. Severability. If any provision of this Guaranty is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Guaranty, including any other provision, paragraph or subparagraph, and (ii) the parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed on its behalf by its officer thereunto duly authorized on the date first above written.

ARLINGTON TANKERS LTD.

By:

Name:
Title:

Accepted and Agreed to this day of January, 2006

STENA BULK AB

By:

Name:
Title:

Exhibit F-2
Arlington Guaranty – Time Charter Party – Stena Contest

GUARANTY
     GUARANTY, dated as of ___ January, 2006 (as amended, modified or supplemented from time to time, this “Guaranty”), made by ARLINGTON TANKERS LTD., a company incorporated in the Islands of Bermuda (the “Guarantor”), in favour of STENA BULK AB, a company incorporated in the Kingdom of Sweden (the “Charterer”).
RECITALS
     WHEREAS, CONTEST LTD., a company incorporated in Bermuda (the “Owner”) and the Charterer are entering into a Time Charter Party on the date hereof (as Amended from time to time, the “Charter”) pursuant to which the Charterer will agree to time charter that certain motor tanker vessel called M/T Stena Contest bearing Official Number 733761 registered in the name of the Owner under Bermuda flag (the “Vessel”);
     WHEREAS, the Owner is a wholly-owned subsidiary of the Guarantor; and
     WHEREAS, the Guarantor will obtain benefits from the chartering of the Vessel by the Owner and, accordingly, desires to execute this Guaranty in order to induce the Charterer to enter into the Charter with the Owner.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     Section 1. Guaranty. The Guarantor, as primary obligor and not merely as surety, hereby irrevocably, unconditionally and absolutely hereby guarantees to the Charterer the due and punctual payment of all obligations and liabilities owing by the Owner under the Charter and the due performance and compliance by the Owner with all terms, conditions and agreements contained therein (all such obligations and liabilities being herein collectively called the “Guaranteed Obligations”). In case of failure of the Owner punctually to pay any of the amounts necessary to satisfy the Guaranteed Obligations, the Guarantor shall cause such amounts to be paid punctually when and as the same shall become due and payable as if such payment were made by the Owner. The Guarantor also shall pay any and all expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Charterer in enforcing its rights under this Guaranty provided that the Charterer is successful in enforcing its rights hereunder.
     Section 2. Unconditional Obligations. The obligation of the Guarantor to guarantee the Guaranteed Obligations set forth in Section l above shall be absolute and unconditional irrespective of (i) any lack of enforceability against the Owner of the Guaranteed Obligations; (ii) a change of any term of the Guaranteed Obligations, (iii) the failure, omission, delay or lack on the part of the Charterer to assert any claim or demand or to enforce any right or remedy, against the Guarantor or the Owner, (iv) any reduction, limitation, impairment or, termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, (v) any invalidity, illegality or unenforceability in whole or in part of the Charter and (vi) any law, regulation or order of any jurisdiction affecting any term of the Guaranteed Obligations or the Charterer’s rights with respect thereto. The Guarantor hereby waives promptness, diligence, protest, demand of payment and notices with respect to the Guaranteed Obligations and any requirement that the Charterer exhaust any right or take any action against the Owner. Notwithstanding anything in this Guaranty to the contrary, the Guarantor shall be entitled to the benefit of any right to or claim of any defense, setoff, counterclaim, recoupment or termination to which the Owner is entitled other than those referred to in clause (v) of this Section 2.
     Section 3. Nature of Guaranteed Obligations. (a) The Guarantor hereby agrees that this Guaranty is a guaranty of payment and performance and not of collection only.
     (b) Any and all payments by the Guarantor under the Guaranteed Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any and all taxes, monetary transfer fees or other amounts except to the extent such deduction or withholding of any tax is required by applicable law. If the Guarantor shall be required by applicable law to deduct or withhold any tax or other amount from or in respect of any sum payable hereunder to or for the benefit of the Charterer, to the extent the amount to be received from the Guarantor after such withholding is less than the amount that would have been received from the Owner, the Guarantor shall pay to the Charterer such additional amount as shall be necessary to enable the Charterer to receive, after such withholding (including any withholding with respect to such additional amount), the amount it would have received if such withholding had not been required.
     Section 4. Insolvency. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Charterer upon the bankruptcy, insolvency, reorganization; arrangements, adjustment, composition, dissolution, liquidation, or the like, of the Owner or the Guarantor, or as a result of the appointment of a custodian, receiver, trustee, or other officer with similar powers with respect to the Owner or the Guarantor or any substantial part of either person’s respective property, or otherwise, all as though such payment had not been made notwithstanding any termination of this Guaranty or the Charter.
     Section 5. Representations and Warranties of the Guarantor. The Guarantor hereby represents and warrants to the Charterer that this Guaranty has been duly executed and delivered by the Guarantor and constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms
     Section 6. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Guaranty may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
     Section 7. Governing Law. This Guaranty shall be construed, performed and enforced in accordance with the laws of the State of New York without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     Section 8. Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of the United States Federal and New York State courts located in New York City for the purposes of enforcing this Guaranty. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
Section 9. Notices. All notices, requests, demands and other communications under this Guaranty must be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:
If to the Charterer:
Stena Bulk AB
Jan Sonesson
SE-405 19 Gothenburg
Sweden
Facsimile No.: +46 31 12 06 51
If to the Guarantor:
Arlington Tankers Ltd.
1st Floor, The Hayward Building
22 Bermudiana Road
Hamilton, Bermuda HM11

Facsimile No.: +1 2032212763
     Section 10. Counterparts. This Guaranty may be executed by the parties hereto in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 11. Assignment; Binding Effect. This Guaranty shall be binding upon the Guarantor and its successors, permitted assigns and legal representatives and shall inure to the benefit of the Charterer and its successors, permitted assigns and legal representatives. This Guaranty and any rights of either party hereunder, may not be assigned, directly or indirectly without the prior written consent of the other party (which consent may be withheld at the sole discretion of such other party), provided that Charterer may assign its rights hereunder as security to its lenders. Any assignment in violation of this Section 11 shall be void and shall have no force and effect, it being understood for the avoidance of doubt that in the event that a party shall merge or consolidate with or into another entity or enter into a business combination or other similar transaction with another entity, such transaction shall constitute an assignment.
     Section 12. No Third-Party Beneficiaries. Nothing in this Guaranty will confer any rights or benefits upon any person or entity other than the Charterer and a successor or permitted assignee of the Charterer.
     Section 13, Negotiated Agreement. This Guaranty has been negotiated by the parties and the fact that the initial and final draft will have been prepared by either party or an intermediary will not give rise to any presumption for or against any party to this Guaranty or be used in any respect or forum in the construction or interpretation of this Guaranty or any of its provisions.
     Section 14. Severability. If any provision of this Guaranty is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Guaranty, including any other provision, paragraph or subparagraph, and (ii) the parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed on its behalf by its officer thereunto duly authorized on the date first above written.

ARLINGTON TANKERS LTD.

By:

Name:
Title:

Accepted and Agreed to this day of January, 2006

STENA BULK AB

By:

Name:
Title:

Exhibit G-1
Arlington Guaranty – Ship Management Agreement – Stena Concept

GUARANTY
     GUARANTY, dated as of ___ January, 2006 (as amended, modified or supplemented from time to time, this “Guaranty”), made by Arlington Tankers Ltd., a company incorporated in the Islands of Bermuda (the “Guarantor”), in favour of Northern Marine Management Ltd., a company incorporated in Scotland (the “Manager”)
RECITALS
     WHEREAS, the Manager, and CONCEPT LTD., a company incorporated in the Islands of Bermuda (the “Owner”) are entering into a Ship Management Agreement on the date hereof (as amended from time to time, the “Ship Management Agreement”) pursuant to which the Manager will agree to provide certain services with respect to that certain motor tanker vessel called M/T Stena Concept bearing Official Number 733760 registered in the name of the Owner under Bermuda flag (the “Vessel”);
     WHEREAS, the Owner is a wholly-owned subsidiary of Guarantor; and
     WHEREAS, in order to induce the Manager to enter into the Ship Management Agreement with the Owner, Guarantor desires, to execute this Agreement to guarantee the Owner’s payment obligations under the Ship Management Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     Section 1. Guaranty. The Guarantor, as primary obligor and not merely as surety, hereby irrevocably, unconditionally and absolutely hereby guarantees to the Manager the due and punctual payment of all obligations and liabilities owing by the Owner under the Ship Management Agreement and the due performance and compliance by the Owner with all terms, conditions and agreements contained therein (all such obligations and liabilities being herein collectively called the “Guaranteed Obligations”). In case of failure of the Owner punctually to pay any of the amounts necessary to satisfy the Guaranteed Obligations, the Guarantor shall cause such amounts to be paid punctually when and as the same shall become due and payable as if such payment were made by the Owner. The Guarantor also shall pay any and all expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Manager in enforcing its rights under this Guaranty provided that the Manager is successful in enforcing its rights hereunder.
     Section 2. Unconditional Obligations. The obligation of the Guarantor to guarantee the Guaranteed Obligations set forth in Section 1 above shall be absolute and unconditional irrespective of (i) any lack of enforceability against the Owner of the Guaranteed Obligations, (ii) any change of the time, manner or place of payment, or any other term, of the Guaranteed Obligations, (iii) the failure, omission, delay or lack on the part of the Manager to assert any claim or demand or to enforce any right or remedy against the Guarantor or the Owner, (iv) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, (v) any invalidity, illegality or unenforceability in whole or in part of the Ship Management Agreement and (vi) any law, regulation or order of any jurisdiction affecting any term of the Guaranteed Obligations or the Manager’s rights with respect thereto. The Guarantor hereby waives promptness, diligence, protest, demand of payment and notices with respect to the Guaranteed Obligations and any requirement that the Manager exhaust any right or take any action against the Owner. Notwithstanding anything in this Guaranty to the contrary, the Guarantor shall be entitled to the benefit of any right to or claim of any defense, setoff, counterclaim, recoupment or termination to which the Owner is entitled other than those referred to in clause (v) of this Section 2.
     Section 3. Nature of Guaranteed Obligations. (a) The Guarantor hereby agrees that this Guaranty is a guaranty of payment and performance and not of collection only.
     (b) Any and all payments by the Guarantor under the Guaranteed Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any and all taxes, monetary transfer fees or other amounts except to the extent such deduction or withholding of any tax is required by applicable law. If the Guarantor shall be required by applicable law to deduct or withhold any tax or other amount from or in respect of any sum payable hereunder to or for the benefit of the Manager, to the extent the amount to be received from the Guarantor after such withholding is less than the amount that would have been received from the Owner, the Guarantor shall pay to the Manager such additional amount as shall be necessary to enable the Manager to receive, after such withholding (including any withholding with respect to such additional amount), the amount it would have received if such withholding had not been required.
     Section 4. Insolvency. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Manager upon the bankruptcy, insolvency, reorganization, arrangements, adjustment, composition, dissolution, liquidation, or the like, of the Owner or the Guarantor, or as a result of the appointment of a custodian, receiver, trustee, or other officer with similar powers with respect to the Owner or the Guarantor or any substantial part of either person’s respective property, or otherwise, all as though such payment had not been made notwithstanding any termination of this Guaranty or the Ship Management Agreement.
     Section 5. Representations and Warranties of the Guarantor. The Guarantor hereby represents and warrants to the Manager that this Guaranty has been duly executed and delivered by the Guarantor and constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.
     Section 6. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Guaranty may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
     Section 7. Governing Law. This Guaranty shall be construed, performed and enforced in accordance with the laws of the State of New York without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     Section 8. Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of the United States Federal and New York State courts located in New York City for the purposes of enforcing this Guaranty. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
     Section 9. Notices. All notices, requests, demands and other communications under this Guaranty must be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:
If to the Manager:
Northern Marine Management Ltd.
Alba House
2 Central Avenue
Clydebank G81 2QR
Scotland
Facsimile No.: + 44 141 941 2791
If to the Guarantor:

Arlington Tankers Ltd.
First Floor, The Hayward Building
22 Bermudiana Road
Hamilton, Bermuda, HM11
Facsimile No.: +1 203 221 2763
     Section 10. Counterparts. This Guaranty may be executed by the parties hereto in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 11. Assignment; Binding Effect. This Guaranty shall be binding upon the Guarantor and its successors, permitted assigns and legal representatives and shall inure to the benefit of the Manager and its successors, permitted assigns and legal representatives. This Guaranty and any rights of either party hereunder, may not be assigned, directly or indirectly, without the prior written consent of the other party (which consent may be withheld at the sole discretion of such other party), provided that Manager may assign its rights hereunder as security to its lenders. Any assignment in violation of this Section 11 shall be void and shall have no force and effect, it being understood for the avoidance of doubt that in the event that a party shall merge or consolidate with or into another entity or enter into a business combination or other similar transaction with another entity, such transaction shall constitute an assignment.
     Section 12. No Third-Party Beneficiaries. Nothing in this Guaranty will confer any rights or benefits upon any person or entity other than the Manager and a successor or permitted assignee of the Manager.
     Section 13. Negotiated Agreement. This Guaranty has been negotiated by the parties and the fact that the initial and final draft will have been prepared by either party or an intermediary will not give rise to any presumption for or against any party to this Guaranty or be, used in any respect or forum in the construction or interpretation of this Guaranty or any of its provisions.
     Section 14. Severability. If any provision of this Guaranty is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Guaranty, including any other provision, paragraph or subparagraph, and (ii) the parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.
     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed on its behalf by its officer thereunto duly authorized on the date first above written.

ARLINGTON TANKERS LTD.

By:

Name:
Title:

Accepted and Agreed to this day of January, 2006

NORTHERN MARINE MANAGEMENT LTD.

By:

Name:
Title:

Exhibit G-2
Arlington Guaranty – Ship Management Agreement – Stena Contest

GUARANTY
     GUARANTY, dated as of ___ January, 2006 (as amended, modified or supplemented from time to time, this “Guaranty”), made by Arlington Tankers Ltd., a company incorporated in the Islands of Bermuda (the “Guarantor”), in favour of Northern Marine Management Ltd., a company incorporated in Scotland (the “Manager”)
RECITALS
     WHEREAS, the Manager, and CONTEST LTD., a company incorporated in the Islands of Bermuda (the “Owner”) are entering into a Ship Management Agreement on the date hereof (as amended from time to time, the “Ship Management Agreement”) pursuant to which the Manager will agree to provide certain services with respect to that certain motor tanker vessel called M/T Stena Contest bearing Official Number 733761 registered in the name of the Owner under Bermuda flag (the “Vessel”);
     WHEREAS, the Owner is a wholly-owned subsidiary of Guarantor; and
     WHEREAS, in order to induce the Manager to enter into the Ship Management Agreement with the Owner, Guarantor desires, to execute this Agreement to guarantee the Owner’s payment obligations under the Ship Management Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     Section 1. Guaranty. The Guarantor, as primary obligor and not merely as surety, hereby irrevocably, unconditionally and absolutely hereby guarantees to the Manager the due and punctual payment of all obligations and liabilities owing by the Owner under the Ship Management Agreement and the due performance and compliance by the Owner with all terms, conditions and agreements contained therein (all such obligations and liabilities being herein collectively called the “Guaranteed Obligations”). In case of failure of the Owner punctually to pay any of the amounts necessary to satisfy the Guaranteed Obligations, the Guarantor shall cause such amounts to be paid punctually when and as the same shall become due and payable as if such payment were made by the Owner. The Guarantor also shall pay any and all expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Manager in enforcing its rights under this Guaranty provided that the Manager is successful in enforcing its rights hereunder.
     Section 2. Unconditional Obligations. The obligation of the Guarantor to guarantee the Guaranteed Obligations set forth in Section 1 above shall be absolute and unconditional irrespective of (i) any lack of enforceability against the Owner of the Guaranteed Obligations, (ii) any change of the time, manner or place of payment, or any other term, of the Guaranteed Obligations, (iii) the failure, omission, delay or lack on the part of the Manager to assert any claim or demand or to enforce any right or remedy against the Guarantor or the Owner, (iv) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, (v) any invalidity, illegality or unenforceability in whole or in part of the Ship Management Agreement and (vi) any law, regulation or order of any jurisdiction affecting any term of the Guaranteed Obligations or the Manager’s rights with respect thereto. The Guarantor hereby waives promptness, diligence, protest, demand of payment and notices with respect to the Guaranteed Obligations and any requirement that the Manager exhaust any right or take any action against the Owner. Notwithstanding anything in this Guaranty to the contrary, the Guarantor shall be entitled to the benefit of any right to or claim of any defense, setoff, counterclaim, recoupment or termination to which the Owner is entitled other than those referred to in clause (v) of this Section 2.
     Section 3. Nature of Guaranteed Obligations. (a) The Guarantor hereby agrees that this Guaranty is a guaranty of payment and performance and not of collection only.
     (b) Any and all payments by the Guarantor under the Guaranteed Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any and all taxes, monetary transfer fees or other amounts except to the extent such deduction or withholding of any tax is required by applicable law. If the Guarantor shall be required by applicable law to deduct or withhold any tax or other amount from or in respect of any sum payable hereunder to or for the benefit of the Manager, to the extent the amount to be received from the Guarantor after such withholding is less than the amount that would have been received from the Owner, the Guarantor shall pay to the Manager such additional amount as shall be necessary to enable the Manager to receive, after such withholding (including any withholding with respect to such additional amount), the amount it would have received if such withholding had not been required.
     Section 4. Insolvency. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Manager upon the bankruptcy, insolvency, reorganization, arrangements, adjustment, composition, dissolution, liquidation, or the like, of the Owner or the Guarantor, or as a result of the appointment of a custodian, receiver, trustee, or other officer with similar powers with respect to the Owner or the Guarantor or any substantial part of either person’s respective property, or otherwise, all as though such payment had not been made notwithstanding any termination of this Guaranty or the Ship Management Agreement.
     Section 5. Representations and Warranties of the Guarantor. The Guarantor hereby represents and warrants to the Manager that this Guaranty has been duly executed and delivered by the Guarantor and constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.
     Section 6. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Guaranty may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
     Section 7. Governing Law. This Guaranty shall be construed, performed and enforced in accordance with the laws of the State of New York without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     Section 8. Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of the United States Federal and New York State courts located in New York City for the purposes of enforcing this Guaranty. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
     Section 9. Notices. All notices, requests, demands and other communications under this Guaranty must be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:
If to the Manager:
Northern Marine Management Ltd.
Alba House
2 Central Avenue
Clydebank G81 2QR
Scotland
Facsimile No.: + 44 141 941 2791
If to the Guarantor:

Arlington Tankers Ltd.
First Floor, The Hayward Building
22 Bermudiana Road
Hamilton, Bermuda, HM11
Facsimile No.: +1 203 221 2763
       Section 10. Counterparts. This Guaranty may be executed by the parties hereto in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
       Section 11. Assignment; Binding Effect. This Guaranty shall be binding upon the Guarantor and its successors, permitted assigns and legal representatives and shall inure to the benefit of the Manager and its successors, permitted assigns and legal representatives. This Guaranty and any rights of either party hereunder, may not be assigned, directly or indirectly, without the prior written consent of the other party (which consent may be withheld at the sole discretion of such other party), provided that Manager may assign its rights hereunder as security to its lenders. Any assignment in violation of this Section 11 shall be void and shall have no force and effect, it being understood for the avoidance of doubt that in the event that a party shall merge or consolidate with or into another entity or enter into a business combination or other similar transaction with another entity, such transaction shall constitute an assignment.
       Section 12. No Third-Party Beneficiaries. Nothing in this Guaranty will confer any rights or benefits upon any person or entity other than the Manager and a successor or permitted assignee of the Manager.
       Section 13. Negotiated Agreement. This Guaranty has been negotiated by the parties and the fact that the initial and final draft will have been prepared by either party or an intermediary will not give rise to any presumption for or against any party to this Guaranty or be, used in any respect or forum in the construction or interpretation of this Guaranty or any of its provisions.
       Section 14. Severability. If any provision of this Guaranty is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Guaranty, including any other provision, paragraph or subparagraph, and (ii) the parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.
       IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed on its behalf by its officer thereunto duly authorized on the date first above written.

5(5)

ARLINGTON TANKERS LTD.

By:
Name:
Title:

Accepted and Agreed to this ___day of January, 2006

NORTHERN MARINE MANAGEMENT LTD.

By:
Name:
Title:

Exhibit H-1
Stena AB Guaranty – Time Charter Party – Stena Concept

GUARANTY
     GUARANTY, dated as of ___ January, 2006 (as amended, modified or supplemented from time to time, this “Guaranty”), made by STENA AB (PUBL), a company incorporated in the Kingdom of Sweden (the “Guarantor”), in favour of CONCEPT LTD., a company incorporated in the Islands of Bermuda (the “Owner”).
RECITALS
     WHEREAS, Stena Bulk AB, a company incorporated in the Kingdom of Sweden, (the “Charterer”), and the Owner are entering into a Time Charter Party on the date hereof (as amended from time to time, the “Charter”) pursuant to which the Charterer will agree to time charter that certain motor tanker vessel called M/T Stena Concept bearing Official Number 733760 registered in the name of the Owner under Bermuda flag (the “Vessel”);
     WHEREAS, the Charterer is a wholly-owned subsidiary of the Guarantor; and
     WHEREAS, the Guarantor will obtain benefits from the charter of the Vessel by the Charterer and, accordingly, desires to execute this Guaranty in order to induce the Owner to enter into the Charter with the Charterer.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     Section 1. Guaranty. The Guarantor, as primary obligor and not merely as surety, hereby irrevocably, unconditionally and absolutely hereby guarantees to the Owner the due and punctual payment of all obligations and liabilities owing by the Charterer under the Charter and the due performance and compliance by the Charterer with all terms, conditions and agreements contained therein (all such obligations and liabilities being herein collectively called the “Guaranteed Obligations”). In case of failure of the Charterer punctually to pay any of the amount necessary to satisfy the Guaranteed Obligations, the Guarantor shall cause such amounts to be paid punctually when and as the same shall become due and payable as if such payment were made by the Charterer. The Guarantor also shall pay any and all expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Owner in enforcing its rights under this Guaranty provided that the Owner is successful in enforcing its rights hereunder.
     Section 2. Unconditional Obligations. The obligation of the Guarantor to guarantee the Guaranteed Obligations set forth in Section 1 above shall be absolute and unconditional irrespective of (i) any lack of enforceability against the Charterer of the Guaranteed Obligations, (ii) any change of the time, manner or place of payment, or any other term, of the Guaranteed Obligations, (iii) the failure, omission, delay or lack on the part of the Owner to assert any claim or demand or to enforce any right or remedy against the Guarantor or the Charterer, (iv) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, (v) any invalidity, illegality or unenforceability in whole or in part of the Charter and (vi) any law, regulation or order of any jurisdiction affecting any term of the Guaranteed Obligations or the Owner’s rights with respect thereto. The Guarantor hereby waives promptness, diligence, protest, demand of payment and notices with respect to the Guaranteed Obligations and any requirement that the Owner exhaust any right or take any action against the Charterer. Notwithstanding anything in this Guaranty to the contrary, the Guarantor shall be entitled to the benefit of any right to or claim of any defense, setoff, counterclaim, recoupment or termination to which the Charterer is entitled other than those referred to in clause (v) of this Section 2.
     Section 3. Nature of Guaranteed Obligations. (a) The Guarantor hereby agrees that this Guaranty is a guaranty of payment and performance and not of collection only.
     (b) Any and all payments by the Guarantor under the Guaranteed Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any and all taxes, monetary transfer fees or other amounts except to the extent such deduction or withholding of any tax is required by applicable law. If the Guarantor shall be required by applicable law to deduct or withhold any tax or other amount from or in respect of any sum payable hereunder to or for the benefit of the Owner, to the extent the amount to be received from the Guarantor after such withholding is less than the amount that would have been received from the Charterer, the Guarantor shall pay to the Owner such additional amount as shall be necessary to enable the Owner to receive, after such withholding (including any withholding with respect to such additional amount), the amount it would have received if such withholding had not been required.
     Section 4. Insolvency. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Owner upon the bankruptcy, insolvency, reorganization, arrangements, adjustment, composition, dissolution, liquidation, or the like, of the Charter or the Guarantor, or as a result of the appointment of a custodian, receiver, trustee, or other officer with similar powers with respect to the Charterer or the Guarantor or any substantial part of either person’s respective property, or otherwise, all as though such payment had not been made notwithstanding any termination of this Guaranty or the Charter.
     Section 5. Representation and Warranties of the Guarantor. The Guarantor hereby represents and warrants to the Owner that this Guaranty has been duly executed and delivered by the Guarantor and constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.
     Section 6. Waivers and Amendment; Non-Contractual Remedies; Preservation of Remedies. This guaranty may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
     Section 7. Governing Law. This Guaranty shall be construed, performed and enforced in accordance with the laws of the State of New York without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     Section 8. Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of the United States Federal and New York State courts located in New York City for the purposes of enforcing this Guaranty. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
     Section 9. Notices. All notices, requests, demands and other communication under this Guaranty must be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:
If to the Owner:
Concept Ltd.
First Floor, The Hayward Building
22 Bermudiana Road
Hamilton, Bermuda, HM11
Facsimile No.: +1 203 221 2763
If to the Guarantor:
Stena AB
Masthuggskajen
SE-405 19

Göteborg, Sweden
Telephone No.: +46 31 85 50 00
Facsimile No.: +46 31 24 39 47
     Section 10. Counterparts. This Guaranty may be executed by the parties hereto in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 11. Assignment; Binding Effect. This Guaranty shall be binding upon the Guarantor and its successors, permitted assigns and legal representatives and shall inure to the benefit of the Owner and its successors, permitted assigns and legal representatives. This Guaranty and any rights of either party hereunder, may not be assigned, directly or indirectly, without the prior written consent of the other party (which consent may be withheld at the sole discretion of such other party), provided that Owner may assign its rights hereunder as security to its lenders. Any assignment in violation of this Section 11 shall be void and shall have no force and effect, it being understood for the avoidance of doubt that in the event that a party shall merge or consolidate with or into another entity or enter into a business combination or other similar transaction with another entity, such transaction shall constitute an assignment.
     Section 12. No Third-Party Beneficiaries. Nothing in this Guaranty will confer any rights or benefits upon any person or entity other than the Owner and a successor or permitted assignee of the Owner.
     Section 13. Negotiated Agreement. This Guaranty has been negotiated by the parties and the fact that the initial and final draft will have been prepared by either party or an intermediary will not give rise to any presumption for or against any party to this Guaranty or be used in any respect or forum in the construction or interpretation of this Guaranty or any of its provisions.
     Section 14. Severability. If any provision of this Guaranty is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Guaranty, including any other provision, paragraph or subparagraph, and (ii) the parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.
     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed on its behalf by its officer thereunto duly authorized on the date first above written.

STENA AB (PUBL)

By
Name:
Title:

Accepted and Agreed to this
day of January, 2006

CONCEPT LTD.

By
Name:
Title:

Exhibit H-2
Stena AB Guaranty – Time Charter Party – Stena Contest

GUARANTY
     GUARANTY, dated as of ___ January, 2006 (as amended, modified or supplemented from time to time, this “Guaranty”), made by STENA AB (PUBL), a company incorporated in the Kingdom of Sweden (the “Guarantor”), in favour of CONTEST LTD., a company incorporated in the Islands of Bermuda (the “Owner”).
RECITALS
     WHEREAS, Stena Bulk AB, a company incorporated in the Kingdom of Sweden, (the “Charterer”), and the Owner are entering into a Time Charter Party on the date hereof (as amended from time to time, the “Charter”) pursuant to which the Charterer will agree to time charter that certain motor tanker vessel called M/T Stena Contest bearing Official Number 733761 registered in the name of the Owner under Bermuda flag (the “Vessel”);
     WHEREAS, the Charterer is a wholly-owned subsidiary of the Guarantor; and
     WHEREAS, the Guarantor will obtain benefits from the charter of the Vessel by the Charterer and, accordingly, desires to execute this Guaranty in order to induce the Owner to enter into the Charter with the Charterer.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     Section 1. Guaranty. The Guarantor, as primary obligor and not merely as surety, hereby irrevocably, unconditionally and absolutely hereby guarantees to the Owner the due and punctual payment of all obligations and liabilities owing by the Charterer under the Charter and the due performance and compliance by the Charterer with all terms, conditions and agreements contained therein (all such obligations and liabilities being herein collectively called the “Guaranteed Obligations”). In case of failure of the Charterer punctually to pay any of the amount necessary to satisfy the Guaranteed Obligations, the Guarantor shall cause such amounts to be paid punctually when and as the same shall become due and payable as if such payment were made by the Charterer. The Guarantor also shall pay any and all expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Owner in enforcing its rights under this Guaranty provided that the Owner is successful in enforcing its rights hereunder.
     Section 2. Unconditional Obligations. The obligation of the Guarantor to guarantee the Guaranteed Obligations set forth in Section 1 above shall be absolute and unconditional irrespective of (i) any lack of enforceability against the Charterer of the Guaranteed Obligations, (ii) any change of the time, manner or place of payment, or any other term, of the Guaranteed Obligations, (iii) the failure, omission, delay or lack on the part of the Owner to assert any claim or demand or to enforce any right or remedy against the Guarantor or the Charterer, (iv) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, (v) any invalidity, illegality or unenforceability in whole or in part of the Charter and (vi) any law, regulation or order of any jurisdiction affecting any term of the Guaranteed Obligations or the Owner’s rights with respect thereto. The Guarantor hereby waives promptness, diligence, protest, demand of payment and notices with respect to the Guaranteed Obligations and any requirement that the Owner exhaust any right or take any action against the Charterer. Notwithstanding anything in this Guaranty to the contrary, the Guarantor shall be entitled to the benefit of any right to or claim of any defense, setoff, counterclaim, recoupment or termination to which the Charterer is entitled other than those referred to in clause (v) of this Section 2.
     Section 3. Nature of Guaranteed Obligations. (a) The Guarantor hereby agrees that this Guaranty is a guaranty of payment and performance and not of collection only.
     (b) Any and all payments by the Guarantor under the Guaranteed Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any and all taxes, monetary transfer fees or other amounts except to the extent such deduction or withholding of any tax is required by applicable law. If the Guarantor shall be required by applicable law to deduct or withhold any tax or other amount from or in respect of any sum payable hereunder to or for the benefit of the Owner, to the extent the amount to be received from the Guarantor after such withholding is less than the amount that would have been received from the Charterer, the Guarantor shall pay to the Owner such additional amount as shall be necessary to enable the Owner to receive, after such withholding (including any withholding with respect to such additional amount), the amount it would have received if such withholding had not been required.
     Section 4. Insolvency. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Owner upon the bankruptcy, insolvency, reorganization, arrangements, adjustment, composition, dissolution, liquidation, or the like, of the Charter or the Guarantor, or as a result of the appointment of a custodian, receiver, trustee, or other officer with similar powers with respect to the Charterer or the Guarantor or any substantial part of either person’s respective property, or otherwise, all as though such payment had not been made notwithstanding any termination of this Guaranty or the Charter.
     Section 5. Representation and Warranties of the Guarantor. The Guarantor hereby represents and warrants to the Owner that this Guaranty has been duly executed and delivered by the Guarantor and constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.
     Section 6. Waivers and Amendment; Non-Contractual Remedies; Preservation of Remedies. This guaranty may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
     Section 7. Governing Law. This Guaranty shall be construed, performed and enforced in accordance with the laws of the State of New York without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     Section 8. Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of the United States Federal and New York State courts located in New York City for the purposes of enforcing this Guaranty. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
     Section 9. Notices. All notices, requests, demands and other communication under this Guaranty must be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:
If to the Owner:
Contest Ltd.
First Floor, The Hayward Building
22 Bermudiana Road
Hamilton, Bermuda, HM11
Facsimile No.: +1 203 221 2763
If to the Guarantor:
Stena AB
Masthuggskajen
SE-405 19

Göteborg, Sweden
Facsimile No.: +46 31 24 39 47
     Section 10. Counterparts. This Guaranty may be executed by the parties hereto in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 11. Assignment; Binding Effect. This Guaranty shall be binding upon the Guarantor and its successors, permitted assigns and legal representatives and shall inure to the benefit of the Owner and its successors, permitted assigns and legal representatives. This Guaranty and any rights of either party hereunder, may not be assigned, directly or indirectly, without the prior written consent of the other party (which consent may be withheld at the sole discretion of such other party), provided that Owner may assign its rights hereunder as security to its lenders. Any assignment in violation of this Section 11 shall be void and shall have no force and effect, it being understood for the avoidance of doubt that in the event that a party shall merge or consolidate with or into another entity or enter into a business combination or other similar transaction with another entity, such transaction shall constitute an assignment.
     Section 12. No Third-Party Beneficiaries. Nothing in this Guaranty will confer any rights or benefits upon any person or entity other than the Owner and a successor or permitted assignee of the Owner.
     Section 13. Negotiated Agreement. This Guaranty has been negotiated by the parties and the fact that the initial and final draft will have been prepared by either party or an intermediary will not give rise to any presumption for or against any party to this Guaranty or be used in any respect or forum in the construction or interpretation of this Guaranty or any of its provisions.
     Section 14. Severability. If any provision of this Guaranty is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Guaranty, including any other provision, paragraph or subparagraph, and (ii) the parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.
     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed on its behalf by its officer thereunto duly authorized on the date first above written.

STENA AB (PUBL)

By
Name:
Title:

Accepted and Agreed to this
day of January, 2006

CONTEST LTD.

By
Name:
Title:

Exhibit I-1
Stena AB Guaranty – Ship Management Agreement – Stena Concept

AGREEMENT
AGREEMENT, dated as of ___ January, 2006 (this “Agreement”), between Stena AB (publ), a company incorporated in the Kingdom of Sweden (“Stena”), and Concept Ltd., a company incorporated in the Islands of Bermuda (the “Owner”).
RECITALS
     WHEREAS, Northern Marine Management Ltd., a company incorporated in Scotland (the “Manager”), and the Owner are entering into a Ship Management Agreement on the date hereof (as amended from time to time, the “Ship Management Agreement”) pursuant to which the Manager will agree to provide certain services with respect to that certain motor tanker vessel called M/T Stena Concept bearing Official Number 733760 registered in the name of the Owner under Bermuda flag (the “Vessel”);
     WHEREAS, the Manager is a wholly-owned subsidiary of Stena; and
     WHEREAS, in order to induce the Owner to enter into the Ship Management Agreement with the Manager, Stena desires to execute this Agreement to guarantee the Manager’s payment obligations under the Ship Management Agreement in respect of certain off-hire periods and to provide a replacement ship manager in the event the Manager fails to perform the obligations under the Ship Management Agreement, in each case as more fully described below.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     Section 1. Guarantee of Off-Hire Indemnity Payments. Stena, as primary obligor and not merely as surety, hereby irrevocably, unconditionally and absolutely hereby guarantees to the Owner the due and punctual payment of all amounts due to the Owner from the Manager in respect of the Manager’s indemnification of the Owner for days of off-hire or reduced-hire pursuant to Clause 24 of the Ship Management Agreement (the “Guaranteed Obligations”). In case of failure of the Manager punctually to pay any of the amounts necessary to satisfy the Guaranteed Obligations, Stena shall cause such amounts to be paid punctually when and as the same shall become due and payable as if such payment were made by the Manager. Stena also shall pay any and all expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Owner in enforcing its rights under this Agreement provided that the Owner is successful in enforcing its rights hereunder.
     Section 2. Unconditional Obligations. The obligations of Stena under this Agreement to guarantee the Guaranteed Obligations set forth in Section 1 above shall be absolute and unconditional irrespective of (i) any lack of enforceability against the Manager of the Guaranteed Obligations, (ii) any change of the time, manner or place of payment, or any other term, of the Guaranteed Obligations, (iii) the failure, omission, delay or lack on the part of the Owner to assert any claim or demand or to enforce any right or remedy against Stena or the Manager, (iv) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, (v) any invalidity, illegality or unenforceability in whole or in part of the Ship Management Agreement and (vi) any law, regulation or order of any jurisdiction affecting any term of the Guaranteed Obligations or the Owner’s rights with respect thereto. Stena hereby waives promptness, diligence, protest, demand of payment and notices with respect to the Guaranteed Obligations and any requirement that the Owner exhaust any right or take any action against the Manager. Notwithstanding anything in this Agreement to the contrary, Stena shall be entitled to the benefit of any right to or claim of any defense, setoff, counterclaim, recoupment or termination to which the Manager is entitled other than those referred to in clause (v) of this Section 2.
     Section 3. Nature of Guaranteed Obligations. (a) Stena hereby agrees that its obligations under its guarantee of the Guaranteed Obligations constitute a guaranty of payment and not of collection only.
     (b) Any and all payments by Stena under the Guaranteed Obligation shall be made free and clear of, and without deduction or withholding for or on account of, any and all taxes, monetary transfer fees or other amounts except to the extent such deduction or withholding of any tax is required by applicable law. If Stena shall be required by applicable law to deduct or withhold any tax or other amount from or in respect of any sum payable hereunder to or for the benefit of the Owner, to the extent the amount to be received from Stena after such withholding is less than the amount that would have been received from the Manager, Stena shall pay to the Owner such additional amount as shall be necessary to enable the Owner to receive, after such withholding (including any withholding with respect to such additional amount), the amount it would have received if such withholding had not been required.
     Section 4. Covenant to Provide Replacement Ship Manager. In the event that the Manager fails to perform its obligations under the Ship Management Agreement other than the Guaranteed Obligations and such failure continues for 10 days following notice thereof by the Owner to Stena and the Manager and the expiration of any cure period under the Ship Management Agreement, upon notice to Stena and the Manager that the Owner intends to terminate the Ship Management Agreement with the Manager, Stena shall (i) provide a replacement ship manager to perform the obligations of the Manager set forth in the Ship Management Agreement on substantially the same terms as the Ship Management Agreement and for the same amounts payable to the Manager pursuant to the Ship Management Agreement and (ii) either (A) enter into an agreement with the Owner on the same terms as set forth herein with respect to the Guaranteed Obligations of such replacement ship manager or (B) provide such evidence as the Owner may reasonably require that this Agreement shall continue in full force and effect with respect to such replacement ship manager.
     Section 5. Insolvency. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part of any of the

Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Owner upon the bankruptcy, insolvency, reorganization, arrangements, adjustment, composition, dissolution, liquidation, or the like, of the Manager or Stena, or as a result of the appointment a custodian, receiver, trustee, or other officer with similar powers with respect to the Manager, Stena or any substantial part, of either person’s respective property, or otherwise all as though such payment had not been made notwithstanding any termination of this Agreement or the Ship Management Agreement.
     Section 6. Representations and Warranties of Stena. Stena hereby represents and warrants to the Owner that this Agreement has been duly executed and delivered by Stena and constitutes a valid and binding obligation of Stena, enforceable against Stena in accordance with its terms.
     Section 7. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
     Section 8. Governing Law. This Agreement shall be construed, performed and enforced in accordance with the laws of the State of New York without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     Section 9. Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of the United States Federal and New York State courts located in New York City for the purposes of enforcing this Agreement or the transactions contemplated by this Agreement. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
     Section 10. Notices. All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:
If to the Owner:
Concept Ltd.
First Floor, The Hayward Building
22 Bermudiana Road
Hamilton, Bermuda, HM11
Facsimile No.: +1 203 221 2763
If to Stena:
Stena AB
Masthuggskajen
SE-405 19
Göteborg, Sweden
Facsimile No.: +46 31 24 39 47
      Section 11. Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same, instrument.
      Section 12. Assignment; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. This Agreement and any rights of either party hereunder, may not be assigned, directly or indirectly, without the prior written consent of the other party (which consent may be withheld at the sole discretion of such other party), provided that Owner may assign its rights hereunder as security to its lenders. Any assignment in violation of this Section 12 shall be void and shall have no force and effect, it being understood for the avoidance of doubt that in the event that a party shall merge or consolidate with or into another entity or enter into a business combination or other similar transaction with another entity, such transaction shall constitute an assignment.
      Section 13. No Third-Party Beneficiaries. Nothing in this Agreement will confer any rights or benefits upon any person or entity that is not a party, a successor or permitted assignee of a party to this Agreement.
      Section 14. Negotiated Agreement. This Agreement has been negotiated by the parties and the fact that the initial and final draft will have been prepared by either party or an intermediary will not give rise to any presumption for or against any party to this

Agreement or be used in any respect or forum in the construction or interpretation of this Agreement or any of its provisions.
     Section 15. Severability. If any provision of this Agreement is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Agreement, including any other provision, paragraph or subparagraph, and (ii) the parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.
     IN WITNESS WHEREOF, Stena has caused this Agreement to be executed on its behalf by its officer thereunto duly authorized on the date first above written.

STENA AB (PUBL)

By:
Name:
Title:

Accepted and Agreed to this ___day of January, 2006

CONCEPT LTD.

By:
Name:
Title:

Exhibit I-2
Stena AB Guaranty – Ship Management Agreement – Stena Contest

AGREEMENT
AGREEMENT, dated as of ___ January, 2006 (this “Agreement”), between Stena AB (publ), a company incorporated in the Kingdom of Sweden (“Stena”), and Contest Ltd., a company incorporated in the Islands of Bermuda (the “Owner”).
RECITALS
     WHEREAS, Northern Marine Management Ltd., a company incorporated in Scotland (the “Manager”), and the Owner are entering into a Ship Management Agreement on the date hereof (as amended from time to time, the “Ship Management Agreement”) pursuant to which the Manager will agree to provide certain services with respect to that certain motor tanker vessel called M/T Stena Contest bearing Official Number 733761 registered in the name of the Owner under Bermuda flag (the “Vessel”);
     WHEREAS, the Manager is a wholly-owned subsidiary of Stena; and
     WHEREAS, in order to induce the Owner to enter into the Ship Management Agreement with the Manager, Stena desires to execute this Agreement to guarantee the Manager’s payment obligations under the Ship Management Agreement in respect of certain off-hire periods and to provide a replacement ship manager in the event the Manager fails to perform the obligations under the Ship Management Agreement, in each case as more fully described below.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     Section 1. Guarantee of Off-Hire Indemnity Payments. Stena, as primary obligor and not merely as surety, hereby irrevocably, unconditionally and absolutely hereby guarantees to the Owner the due and punctual payment of all amounts due to the Owner from the Manager in respect of the Manager’s indemnification of the Owner for days of off-hire or reduced-hire pursuant to Clause 24 of the Ship Management Agreement (the “Guaranteed Obligations”). In case of failure of the Manager punctually to pay any of the amounts necessary to satisfy the Guaranteed Obligations, Stena shall cause such amounts to be paid punctually when and as the same shall become due and payable as if such payment were made by the Manager. Stena also shall pay any and all expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Owner in enforcing its rights under this Agreement provided that the Owner is successful in enforcing its rights hereunder.
     Section 2. Unconditional Obligations. The obligations of Stena under this Agreement to guarantee the Guaranteed Obligations set forth in Section 1 above shall be absolute and unconditional irrespective of (i) any lack of enforceability against the Manager of the Guaranteed Obligations, (ii) any change of the time, manner or place of payment, or any other term, of the Guaranteed Obligations, (iii) the failure, omission, delay or lack on the part of the Owner to assert any claim or demand or to enforce any right or remedy against Stena or the Manager, (iv) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, (v) any invalidity, illegality or unenforceability in whole or in part of the Ship Management Agreement and (vi) any law, regulation or order of any jurisdiction affecting any term of the Guaranteed Obligations or the Owner’s rights with respect thereto. Stena hereby waives promptness, diligence, protest, demand of payment and notices with respect to the Guaranteed Obligations and any requirement that the Owner exhaust any right or take any action against the Manager. Notwithstanding anything in this Agreement to the contrary, Stena shall be entitled to the benefit of any right to or claim of any defense, setoff, counterclaim, recoupment or termination to which the Manager is entitled other than those referred to in clause (v) of this Section 2.
     Section 3. Nature of Guaranteed Obligations. (a) Stena hereby agrees that its obligations under its guarantee of the Guaranteed Obligations constitute a guaranty of payment and not of collection only.
     (b) Any and all payments by Stena under the Guaranteed Obligation shall be made free and clear of, and without deduction or withholding for or on account of, any and all taxes, monetary transfer fees or other amounts except to the extent such deduction or withholding of any tax is required by applicable law. If Stena shall be required by applicable law to deduct or withhold any tax or other amount from or in respect of any sum payable hereunder to or for the benefit of the Owner, to the extent the amount to be received from Stena after such withholding is less than the amount that would have been received from the Manager, Stena shall pay to the Owner such additional amount as shall be necessary to enable the Owner to receive, after such withholding (including any withholding with respect to such additional amount), the amount it would have received if such withholding had not been required.
     Section 4. Covenant to Provide Replacement Ship Manager. In the event that the Manager fails to perform its obligations under the Ship Management Agreement other than the Guaranteed Obligations and such failure continues for 10 days following notice thereof by the Owner to Stena and the Manager and the expiration of any cure period under the Ship Management Agreement, upon notice to Stena and the Manager that the Owner intends to terminate the Ship Management Agreement with the Manager, Stena shall (i) provide a replacement ship manager to perform the obligations of the Manager set forth in the Ship Management Agreement on substantially the same terms as the Ship Management Agreement and for the same amounts payable to the Manager pursuant to the Ship Management Agreement and (ii) either (A) enter into an agreement with the Owner on the same terms as set forth herein with respect to the Guaranteed Obligations of such replacement ship manager or (B) provide such evidence as the Owner may reasonably require that this Agreement shall continue in full force and effect with respect to such replacement ship manager.
     Section 5. Insolvency. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part of any of the

Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Owner upon the bankruptcy, insolvency, reorganization, arrangements, adjustment, composition, dissolution, liquidation, or the like, of the Manager or Stena, or as a result of the appointment a custodian, receiver, trustee, or other officer with similar powers with respect to the Manager, Stena or any substantial part, of either person’s respective property, or otherwise all as though such payment had not been made notwithstanding any termination of this Agreement or the Ship Management Agreement.
     Section 6. Representations and Warranties of Stena. Stena hereby represents and warrants to the Owner that this Agreement has been duly executed and delivered by Stena and constitutes a valid and binding obligation of Stena, enforceable against Stena in accordance with its terms.
     Section 7. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
     Section 8. Governing Law. This Agreement shall be construed, performed and enforced in accordance with the laws of the State of New York without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     Section 9. Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of the United States Federal and New York State courts located in New York City for the purposes of enforcing this Agreement or the transactions contemplated by this Agreement. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
     Section 10. Notices. All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:
If to the Owner:
Contest Ltd.
First Floor, The Hayward Building
22 Bermudiana Road
Hamilton, Bermuda, HM11
Facsimile No.: +1 203 221 2763
If to Stena:
Stena AB
Masthuggskajen
SE-405 19
Göteborg, Sweden
Facsimile No.: +46 31 24 39 47
     Section 11. Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same, instrument.
     Section 12. Assignment; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. This Agreement and any rights of either party hereunder, may not be assigned, directly or indirectly, without the prior written consent of the other party (which consent may be withheld at the sole discretion of such other party), provided that Owner may assign its rights hereunder as security to its lenders. Any assignment in violation of this Section 12 shall be void and shall have no force and effect, it being understood for the avoidance of doubt that in the event that a party shall merge or consolidate with or into another entity or enter into a business combination or other similar transaction with another entity, such transaction shall constitute an assignment.
     Section 13. No Third-Party Beneficiaries. Nothing in this Agreement will confer any rights or benefits upon any person or entity that is not a party, a successor or permitted assignee of a party to this Agreement.
     Section 14. Negotiated Agreement. This Agreement has been negotiated by the parties and the fact that the initial and final draft will have been prepared by either party or an intermediary will not give rise to any presumption for or against any party to this

Agreement or be used in any respect or forum in the construction or interpretation of this Agreement or any of its provisions.
     Section 15. Severability. If any provision of this Agreement is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Agreement, including any other provision, paragraph or subparagraph, and (ii) the parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.
     IN WITNESS WHEREOF, Stena has caused this Agreement to be executed on its behalf by its officer thereunto duly authorized on the date first above written.

STENA AB (PUBL)

By:
Name:
Title:

Accepted and Agreed to this
day of January, 2006

CONTEST LTD.

By:
Name:
Title: